FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286968-04

Dated October 31, 2025	BBCMS 2025-5C38
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2025-5C38
$834,190,000 (Approximate Mortgage Pool Balance)

$700,719,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2025-5C38

Barclays Capital Real Estate Inc.

Goldman Sachs Mortgage Company

Citi Real Estate Funding Inc.

LMF Commercial, LLC

RREF V - D Direct Lending Investments, LLC

German American Capital Corporation

Starwood Mortgage Capital LLC

BSPRT CMBS Finance, LLC

UBS AG New York Branch

Mortgage Loan Sellers

Barclays	Citigroup	Deutsche Bank Securities
Goldman Sachs & Co. LLC		UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

Dated October 31, 2025	BBCMS 2025-5C38

This material is for your information, and none of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, Academy Securities, Inc. or Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-286968) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C38 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

2

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-2	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	42.0%	16.9%
A-3	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	42.0%	16.9%
X-A	Aaa(sf) / AAAsf / AAA(sf)	$583,933,000(8)	$570,035,000	$13,898,000	N/A	N/A	N/A	N/A	N/A
A-S	NR / AAAsf / AAA(sf)	$71,948,000	$70,235,000	$1,713,000	21.375%	4.92	10/30-11/30	47.2%	15.0%
B	NR / AA-sf / AA-(sf)	$44,838,000	$43,770,000	$1,068,000	16.000%	4.97	11/30-11/30	50.4%	14.0%

Privately Offered Certificates(9)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-B	NR / A-sf / AAA(sf)	$151,196,000(10)	$147,596,000	$3,600,000	N/A	N/A	N/A	N/A	N/A
X-D	NR / BBB-sf / BBB(sf)	$29,197,000(11)	$28,501,000	$696,000	N/A	N/A	N/A	N/A	N/A
C	NR / A-sf / A-(sf)	$34,410,000	$33,591,000	$819,000	11.875%	4.97	11/30-11/30	52.9%	13.4%
D	NR / BBBsf / BBB+(sf)	$19,812,000	$19,340,000	$472,000	9.500%	4.97	11/30-11/30	54.3%	13.0%
E	NR / BBB-sf / BBB(sf)	$9,385,000	$9,161,000	$224,000	8.375%	4.97	11/30-11/30	55.0%	12.9%
F	NR / BB-sf / BB+(sf)	$17,727,000	$17,305,000	$422,000	6.250%	4.97	11/30-11/30	56.2%	12.6%
G	NR / Bsf / BB(sf)	$8,342,000	$8,143,000	$199,000	5.250%	4.97	11/30-11/30	56.8%	12.5%
J-RR	NR / NR / NR	$43,795,000	$42,752,000	$1,043,000	0.000%	4.97	11/30-11/30	60.0%	11.8%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B and Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.
(2)	On the Closing Date, RREF V - D Direct Lending Investments, LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”, as further described in “Credit Risk Retention” in the Preliminary Prospectus dated November 3, 2025 (the “Preliminary Prospectus”). The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 2.3800% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R Certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the Certificates are approximate and, for the Class A-2 and A-3 are represented in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a November 25, 2025 closing date. Based on modeling assumptions as described in the Preliminary Prospectus.
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $583,933,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 – $200,000,000	$0 - $195,240,000	$0 - $4,760,000	N/A – 4.84	N/A / 8/30-10/30
Class A-3	$383,933,000 – $583,933,000	$374,795,000 - $570,035,000	$9,138,000 - $13,898,000	4.89 – 4.87	10/30-10/30 / 8/30-10/30
(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate of the Certificate Balances of the Class A-2 and Class A-3 Certificates outstanding from time to time.
(9)	The Class X-B, Class X-D, Class C, Class D, Class E, Class F, Class G and Class J-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

3

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Indicative Capital Structure
(10)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate of the Certificate Balances of the Class D and Class E Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

4

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Summary of Transaction Terms
Securities Offered:	$700,719,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc. and Bancroft Capital, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”), (27.7%), Goldman Sachs Mortgage Company (“GSMC”) (17.9%), Citi Real Estate Funding Inc. (“CREFI”) (14.7%), LMF Commercial, LLC (“LMF”) (11.4%), RREF V - D Direct Lending Investments, LLC (“Rialto”) (10.3%), German American Capital Corporation(“GACC”) (8.6%), Starwood Mortgage Capital LLC (“SMC”) (3.5%), BSPRT CMBS Finance, LLC (“BSPRT”) (3.1%) and UBS AG New York Branch (“UBS AG”) (2.9%).
Master Servicer:	Trimont LLC.
Special Servicer:	Rialto Capital Advisors, LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	BellOak, LLC.
Asset Representations Reviewer:	BellOak, LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	RREF V – D AIV RR L, LLC, or another affiliate of Rialto Capital Advisors, LLC.
U.S. Credit Risk Retention:

For a discussion on the manner in which Rialto, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

RREF V - D Direct Lending Investments, LLC, the retaining sponsor, intends to cause (i) RREF V – D AIV RR L, LLC, a majority-owned affiliate, to retain an “eligible horizontal residual interest”, in the form of certificates which will be comprised of the Class J-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 2.6814% of the fair value, as of the Closing Date, of all of the ABS interests issued, and (ii) RREF V – D AIV RR A BBCMS 5C38, LLC, a majority-owned affiliate, to retain an “eligible vertical interest”, in the form of certificates representing approximately 2.3800% of the certificate balance, notional amount or percentage interest of each class of Certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, RREF V - D Direct Lending Investments, LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about November 25, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in November 2025, or in the case of any mortgage loan that has its first due date after November 2025, the date that would have been its due date in November 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in December 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in December 2025.
Assumed Final Distribution Date:	The Distribution Date in November 2030, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in November 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-2, Class A-3, Class X-A, Class A-S and Class B Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class C, Class D, Class E, Class F, Class G, Class J-RR and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

5

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Summary of Transaction Terms
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

6

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	14	23	$230,685,000	27.7%
GSMC	4	20	$149,680,000	17.9%
CREFI	5	5	$122,300,000	14.7%
LMF	5	14	$95,060,000	11.4%
Rialto	3	3	$86,240,000	10.3%
GACC	3	3	$71,325,000	8.6%
SMC	2	2	$29,500,000	3.5%
BSPRT	3	3	$25,600,000	3.1%
UBS AG	3	4	$23,800,000	2.9%
Total:	41	76	$834,190,000	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$834,190,000
Number of Mortgage Loans:	41
Number of Mortgaged Properties:	76
Average Cut-off Date Balance per Mortgage Loan:	$20,346,098
Weighted Average Current Mortgage Rate:	6.51810%
10 Largest Mortgage Loans as % of IPB:	59.2%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	1.69x
Weighted Average UW NOI Debt Yield(1)(3):	11.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3)(4):	60.0%
Weighted Average Maturity Date LTV(1)(3)(4):	60.0%
Other Statistics
% of Mortgage Loans with Additional Debt:	3.0%
% of Mortgage Loans with Single Tenants(5):	7.0%
% of Mortgage Loans secured by Multiple Properties:	28.4%
Amortization
Weighted Average Original Amortization Term(6):	NAP
Weighted Average Remaining Amortization Term(6):	NAP
% of Mortgage Loans with Interest-Only:	100.0%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	55.3%
% of Mortgage Loans with Springing Lockboxes:	35.6%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockboxes:	9.1%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	88.1%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	30.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	87.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	69.1%
(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There is one loan with multiple loan sellers being contributed to the pool comprised of one mortgaged property, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

7

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Collateral Characteristics
	Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	City Square White Plains	White Plains, NY	Rialto, BSPRT	1	$76,000,000	9.11%	621,070	Mixed Use	1.33x	10.2%	59.9%	59.9%
2	ESA Portfolio	Various, Various	GSMC	17	$60,160,000	7.2%	1,678	Hospitality	1.68x	12.9%	64.0%	64.0%
3	Hyatt Place Portfolio	Various, Various	Barclays	6	$59,000,000	7.1%	754	Hospitality	1.62x	13.6%	63.2%	63.2%
4	Netflix HQ	Los Gatos, CA	GACC	1	$55,100,000	6.6%	147,949	Office	1.69x	10.3%	55.4%	55.4%
5	Red Rock Portfolio	New York, NY	LMF	6	$49,000,000	5.9%	209	Various	1.45x	9.4%	56.8%	56.8%
6	The Garden City Hotel	Garden City, NY	CREFI	1	$43,500,000	5.2%	269	Hospitality	1.75x	14.8%	61.5%	61.5%
7	80-02 Kew Gardens	Kew Gardens, NY	CREFI	1	$40,000,000	4.8%	502,129	Office	1.58x	12.1%	60.9%	60.9%
8	Olympic Plaza	Los Angeles, CA	Barclays	1	$40,000,000	4.8%	248,573	Office	2.90x	19.2%	44.4%	44.4%
9	Gateway Retail Portfolio	Fairfield, CA	Barclays	2	$38,000,000	4.6%	202,525	Retail	1.43x	10.1%	59.8%	59.8%
10	Central Arts Plaza	Phoenix, AZ	GSMC	1	$33,000,000	4.0%	484,168	Office	1.74x	13.4%	66.7%	66.7%

	Top 3 Total/Weighted Average			24	$195,160,000	23.4%			1.53x	12.1%	62.2%	62.2%
	Top 5 Total/Weighted Average			31	$299,260,000	35.9%			1.54x	11.3%	60.0%	60.0%
	Top 10 Total/Weighted Average			37	$493,760,000	59.2%			1.68x	12.4%	59.4%	59.4%
	Non-Top 10 Total/Weighted Average			39	$340,430,000	40.8%			1.72x	11.1%	60.9%	60.9%

(1)	In the case of Loan Nos. 1, 2, 6, 7 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

8

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	City Square White Plains	Rialto, BSPRT	$76,000,000	$141,000,000	BBCMS 2025-5C38	Trimont	Rialto	Future Securitization(s)	$65,000,000
2	ESA Portfolio	GSMC	$60,160,000	$90,160,000	BBCMS 2025-5C38	Trimont	Rialto	Benchmark 2025-V18	$30,000,000
6	The Garden City Hotel	CREFI	$43,500,000	$61,500,000	BBCMS 2025-5C38	Trimont	Rialto	Future Securitization(s)	$18,000,000
7	80-02 Kew Gardens	CREFI	$40,000,000	$70,000,000	BBCMS 2025-5C38	Trimont	Rialto	Benchmark 2025-V18	$30,000,000
10	Central Arts Plaza	GSMC	$33,000,000	$63,000,000	BBCMS 2025-5C38	Trimont	Rialto	Future Securitization(s)	$30,000,000
11	161 Washington Street	GSMC	$31,520,000	$54,020,000	BBCMS 2025-5C38	Trimont	Rialto	Benchmark 2025-V18	$22,500,000
13	International Plaza	GSMC	$25,000,000	$551,250,000	INT 2025-PLAZA	Trimont	KeyBank	INT 2025-PLAZA Future Securitization(s)	$451,250,000 $75,000,000
16	125th & Lenox	Rialto	$16,000,000	$100,000,000	WFCM 2025-5C6	Midland	Rialto	WFCM 2025-5C6 MSBAM 2025-5C2	$59,000,000 $25,000,000

Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(1)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(1)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(1)	Total Debt UW NOI Debt Yield
13	International Plaza	$25,000,000	$526,250,000	$23,750,000	$575,000,000	2.66x	2.48x	40.9%	42.7%	13.4%	12.9%
(1)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

9

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office	Suburban	3	$119,620,000	14.3%	1.82x	12.4%	62.2%	62.2%
	CBD	2	$80,000,000	9.6%	2.24x	15.7%	52.7%	52.7%
	Subtotal:	5	$199,620,000	23.9%	1.99x	13.7%	58.4%	58.4%
Hospitality	Extended Stay	19	$79,660,000	9.5%	1.84x	13.9%	62.0%	62.0%
	Select Service	6	$59,000,000	7.1%	1.62x	13.6%	63.2%	63.2%
	Full Service	1	$43,500,000	5.2%	1.75x	14.8%	61.5%	61.5%
	Limited Service	1	$11,000,000	1.3%	1.80x	14.0%	64.3%	64.3%
	Subtotal:	27	$193,160,000	23.2%	1.75x	14.0%	62.4%	62.4%
Mixed Use	Multifamily / Office	2	$78,600,000	9.4%	1.33x	10.2%	60.0%	60.0%
	Multifamily / Retail	5	$39,000,000	4.7%	1.42x	9.2%	58.7%	58.7%
	Medical Office / Retail	1	$15,400,000	1.8%	1.67x	11.2%	70.0%	70.0%
	Office / Retail	1	$14,240,000	1.7%	1.76x	11.1%	59.1%	59.1%
	Subtotal:	9	$147,240,000	17.7%	1.43x	10.1%	60.6%	60.6%
Retail	Anchored	5	$83,500,000	10.0%	1.42x	9.5%	61.4%	61.4%
	Super Regional Mall	1	$25,000,000	3.0%	2.66x	13.4%	40.9%	40.9%
	Single Tenant	1	$3,000,000	0.4%	2.91x	20.1%	32.6%	32.6%
	Subtotal:	7	$111,500,000	13.4%	1.74x	10.6%	56.1%	56.1%
Multifamily	Garden	3	$55,500,000	6.7%	1.32x	9.0%	58.5%	58.5%
	Mid Rise	3	$26,650,000	3.2%	1.40x	9.0%	57.0%	57.0%
	Independent Living	1	$18,500,000	2.2%	1.61x	10.5%	63.8%	63.8%
	Student Housing	1	$3,725,000	0.4%	2.06x	12.4%	50.3%	50.3%
	Subtotal:	8	$104,375,000	12.5%	1.42x	9.4%	58.8%	58.8%
Self Storage	Self Storage	8	$39,190,000	4.7%	1.57x	9.8%	61.9%	61.9%
	Subtotal:	8	$39,190,000	4.7%	1.57x	9.8%	61.9%	61.9%
Manufactured Housing	Manufactured Housing	11	$29,390,000	3.5%	1.48x	9.7%	67.6%	67.6%
	Subtotal:	11	$29,390,000	3.5%	1.48x	9.7%	67.6%	67.6%
Industrial	Flex / R&D	1	$9,715,000	1.2%	2.05x	11.1%	67.9%	67.9%
	Subtotal:	1	$9,715,000	1.2%	2.05x	11.1%	67.9%	67.9%
Total / Weighted Average:		76	$834,190,000	100.0%	1.69x	11.8%	60.0%	60.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

10

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	18	$311,390,000	37.3%	1.51x	11.0%	60.6%	60.6%
California	6	$168,600,000	20.2%	1.92x	12.6%	52.7%	52.7%
Texas	12	$58,251,818	7.0%	1.56x	11.8%	64.0%	64.0%
Florida	7	$55,550,000	6.7%	2.02x	11.3%	55.4%	55.4%
Arizona	1	$33,000,000	4.0%	1.74x	13.4%	66.7%	66.7%
Pennsylvania	1	$31,520,000	3.8%	2.13x	15.1%	69.3%	69.3%
Georgia	3	$21,715,000	2.6%	1.99x	13.4%	61.1%	61.1%
Tennessee	1	$18,500,000	2.2%	1.61x	10.5%	63.8%	63.8%
Ohio	5	$16,706,364	2.0%	1.68x	12.9%	64.0%	64.0%
Michigan	6	$15,390,000	1.8%	1.57x	10.2%	68.5%	68.5%
Indiana	4	$15,381,818	1.8%	1.68x	12.9%	64.0%	64.0%
Illinois	1	$14,500,000	1.7%	1.32x	8.9%	68.7%	68.7%
South Carolina	1	$13,050,000	1.6%	1.62x	13.6%	63.2%	63.2%
North Carolina	1	$11,660,000	1.4%	1.62x	13.6%	63.2%	63.2%
Virginia	1	$10,140,000	1.2%	1.62x	13.6%	63.2%	63.2%
New Jersey	2	$8,870,000	1.1%	1.92x	11.6%	53.9%	53.9%
Oregon	1	$7,400,000	0.9%	1.62x	9.8%	63.2%	63.2%
Kansas	1	$7,170,000	0.9%	1.62x	13.6%	63.2%	63.2%
Alabama	2	$6,060,000	0.7%	1.36x	9.2%	62.7%	62.7%
Montana	1	$5,610,000	0.7%	1.45x	9.3%	64.5%	64.5%
Washington	1	$3,725,000	0.4%	2.06x	12.4%	50.3%	50.3%
Total / Weighted Average:	76	$834,190,000	100.0%	1.69x	11.8%	60.0%	60.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

11

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$2,600,000	-	$9,999,999	16	$92,180,000	11.1%	6.13031%	59	1.76x	11.3%	61.5%	61.5%
$10,000,000	-	$14,999,999	7	83,830,000	10.0%	6.35750%	59	1.60x	11.0%	63.8%	63.8%
$15,000,000	-	$19,999,999	5	81,900,000	9.8%	6.27054%	58	1.46x	9.6%	64.0%	64.0%
$20,000,000	-	$29,999,999	2	51,000,000	6.1%	5.64575%	59	1.97x	11.0%	45.3%	45.3%
$30,000,000	-	$39,999,999	3	102,520,000	12.3%	6.56876%	59	1.75x	12.7%	64.9%	64.9%
$40,000,000	-	$54,999,999	4	172,500,000	20.7%	6.63116%	59	1.89x	13.7%	56.1%	56.1%
$55,000,000	-	$64,999,999	3	174,260,000	20.9%	6.71124%	59	1.66x	12.3%	61.0%	61.0%
$65,000,000	-	$76,000,000	1	76,000,000	9.1%	7.25000%	59	1.33x	10.2%	59.9%	59.9%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
4.91333	-	5.99900	7	$80,150,000	9.6%	5.42805%	59	2.04x	11.3%	55.2%	55.2%
6.00000	-	6.49900	20	352,670,000	42.3%	6.24209%	59	1.76x	11.5%	58.7%	58.7%
6.50000	-	6.99900	11	263,770,000	31.6%	6.81831%	59	1.63x	12.6%	62.6%	62.6%
7.00000	-	7.40000	3	137,600,000	16.5%	7.28499%	59	1.46x	11.7%	61.4%	61.4%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Remaining Term to Maturity in Months

							Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
57	-	58	6	$103,470,000	12.4%	6.20514%	58	1.66x	11.0%	62.7%	62.7%
59	-	60	35	730,720,000	87.6%	6.56242%	59	1.70x	12.0%	59.6%	59.6%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
(1)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

12

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.26x	-	1.29x	1	$6,400,000	0.8%	6.46000%	60	1.26x	8.3%	68.1%	68.1%
1.30x	-	1.49x	16	301,870,000	36.2%	6.59361%	59	1.37x	9.4%	59.9%	59.9%
1.50x	-	1.79x	14	378,390,000	45.4%	6.65137%	59	1.67x	12.3%	62.6%	62.6%
1.80x	-	1.99x	2	21,000,000	2.5%	6.89000%	60	1.85x	14.4%	61.5%	61.5%
2.00x	-	2.49x	3	44,960,000	5.4%	6.00144%	58	2.11x	14.0%	67.4%	67.4%
2.50x	-	2.91x	5	81,570,000	9.8%	5.81405%	59	2.80x	17.3%	43.4%	43.4%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
(1)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

13

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
32.6%	-	49.9%	5	$98,070,000	11.8%	5.93328%	59	2.41x	14.8%	44.1%	44.1%
50.0%	-	54.9%	3	30,225,000	3.6%	6.13763%	59	1.87x	12.3%	52.9%	52.9%
55.0%	-	59.9%	8	255,590,000	30.6%	6.57534%	59	1.49x	10.2%	58.1%	58.1%
60.0%	-	64.9%	11	268,830,000	32.2%	6.90035%	59	1.63x	12.7%	62.9%	62.9%
65.0%	-	70.0%	14	181,475,000	21.8%	6.25065%	59	1.66x	11.3%	68.3%	68.3%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
32.6%	-	49.9%	5	$98,070,000	11.8%	5.93328%	59	2.41x	14.8%	44.1%	44.1%
50.0%	-	54.9%	3	30,225,000	3.6%	6.13763%	59	1.87x	12.3%	52.9%	52.9%
55.0%	-	59.9%	8	255,590,000	30.6%	6.57534%	59	1.49x	10.2%	58.1%	58.1%
60.0%	-	64.9%	11	268,830,000	32.2%	6.90035%	59	1.63x	12.7%	62.9%	62.9%
65.0%	-	70.0%	14	181,475,000	21.8%	6.25065%	59	1.66x	11.3%	68.3%	68.3%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Yield Maintenance	10	$394,380,000	47.3%	6.79918%	59	1.72x	12.8%	60.7%	60.7%
Defeasance	30	384,710,000	46.1%	6.30030%	59	1.66x	11.1%	60.0%	60.0%
Defeasance or Yield Maintenance	1	55,100,000	6.6%	6.02700%	59	1.69x	10.3%	55.4%	55.4%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	33	$747,235,000	89.6%	6.56064%	59	1.67x	11.8%	59.2%	59.2%
Acquisition	8	$86,955,000	10.4%	6.15257%	59	1.86x	12.3%	67.1%	67.1%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
(1)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

14

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	Rialto, BSPRT	City Square White Plains	White Plains, NY	Mixed Use	$76,000,000	9.1%	BSPDF 2025-FL2
4	GACC	Netflix HQ	Los Gatos, CA	Office	$55,100,000	6.6%	COMM 2016-CR28
9	Barclays	Gateway Retail Portfolio	Fairfield, CA	Retail	$38,000,000	4.6%	MSBAM 2015-C27; CGCMT 2015-P1
18	SMC	Bay Pointe Apartments	Baytown, TX	Multifamily	$15,000,000	1.8%	BMARK 2019-B14
28	LMF	Tampa MHC Portfolio	Various, FL	Manufactured Housing	$9,200,000	1.1%	WFCM 2019-C53
29	Barclays	Public Storage Spring HiII	Spring Hill, FL	Self Storage	$8,850,000	1.1%	PFP 2021-7
35	Barclays	All American City Self Storage	DeSoto, TX	Self Storage	$4,200,000	0.5%	WFCM 2016-C36
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview
■ Assets:	The Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-2, Class A-3, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-2 and Class A-3 pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-2 and Class A-3 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

16

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview
distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates and the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates
■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E Certificates as described above, and (5) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, to each of the Class F, Class G and Class J-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) in order of relative subordination until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

17

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview
other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the mortgage loan and all servicing advances on the related mortgage loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-2 and Class A-3 Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates, fifth to the Class D Certificates; sixth to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

18

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i)with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Par Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan and the holder of a Subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Par Purchase Price, the Special Servicer may purchase the defaulted loan at the Par Purchase Price or accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or related mezzanine loan, or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the Par Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

19

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview

If the Special Servicer does not receive any offers that are at least equal to the Par Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such higher offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2025-5C38 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class F, Class G and Class J-RR Certificates; provided that the Class F and Class G Certificates will only be Control Eligible Certificates for so long as the initial Directing Certificateholder, the initial special servicer or any of their affiliates is the holder, by Certificate Balance, of the majority of such class of Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means (1) with respect to the Directing Certificateholder, a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party or (2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	RREF V - D AIV RR L, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. As of the closing date, there will be no Risk Retention Consultation Party.
■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balance of the Class J-RR Certificates (other than the portion that comprises the VRR Interest) (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such classe) is 25% or less of the initial Certificate Balance of such class.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview

Deficiency Amount, as applicable, is warranted and, if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be BellOak, LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●              reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●             reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●             recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●             preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●               to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

23

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of certificateholders, elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, a subsequent third-party purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview

second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the aggregate Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview

to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2025-5C38 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

26

Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview

Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2025-5C38

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
Structural Overview

Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments (other than penalty charges and excess interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price (as defined in the Preliminary Prospectus). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                special notices,

■                summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                an “Investor Q&A Forum,”

■                a voluntary investor registry, and

■                SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

28

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

29

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

30

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Rialto, BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$76,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$76,000,000	Property Type – Subtype:	Mixed Use – Multifamily / Office
% of IPB:	9.1%	Net Rentable Area (SF)(4)(8):	621,070
Loan Purpose:	Refinance	Location:	White Plains, NY
Borrowers:	GDC White Plains Fee LLC, MG Martine SPE LLC and MG Main SPE LLC	Year Built / Renovated:	1985-1987 / 2000, 2020-2025
Borrower Sponsor:	Martin Ginsburg 2000 Trust Agreement #1 Dated April 1, 2000	Occupancy(4):	90.9%
Interest Rate:	7.25000%	Occupancy Date:	9/24/2025
Note Date:	10/1/2025	4th Most Recent NOI (As of)(5):	$8,395,588 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of)(5):	$11,777,398 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(6):	$12,253,955 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(6)(7):	$9,854,938 (TTM 8/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.8%
Amortization Type:	Interest Only	UW Revenues:	$27,059,387
Call Protection(2):	L(2),YM1(54),O(4)	UW Expenses:	$12,614,013
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI(7):	$14,445,374
Additional Debt(1):	Yes	UW NCF:	$13,740,184
Additional Debt Balance(1):	$65,000,000	Appraised Value / Per SF(8):	$235,500,000 / $379
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(9):	$227
Taxes:	$1,227,846	$306,961	N/A	Maturity Date Loan / SF(9):	$227
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.9%
Replacement Reserves:	$0	$12,667	N/A	Maturity Date LTV:	59.9%
TI / LC Reserve:	$2,167,914	$61,672	N/A	UW NCF DSCR:	1.33x
Deferred Maintenance:	$38,750	$0	N/A	UW NOI Debt Yield:	10.2%
Gap Rent and Free Rent Reserve(11):	$2,500,000	$25,000	N/A
Outstanding TI / LC Reserve:	$4,411,087	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$141,000,000	98.6%	Loan Payoff	$127,262,758	89.0%
Borrower Equity	1,947,674	1.4	Reserves	10,345,597	7.2
			Closing Costs(10)	5,339,320	3.7
Total Sources	$142,947,674	100.0%	Total Uses	$142,947,674	100.0%
(1)	The City Square White Plains Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $141.0 million (the “City Square White Plains Whole Loan”). The Financial Information in the chart above reflects the City Square White Plains Whole Loan. In addition, with respect to the PILOT Property (as defined below), the borrowers have an obligation to make PILOT payments that is secured by a mortgage, which mortgage obligation (approximately $2,750,000) is senior to the City Square White Plains Whole Loan. See “PILOT Agreement” below.
(2)	Yield maintenance of the City Square White Plans Whole Loan is permitted from and after 30 days from the closing date of the last note deposited into a securitization. The assumed lockout period of 2 payments is based on the anticipated closing date of the BBCMS 2025-5C38 securitization in November 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The occupancy figure is calculated based on square footage of the City Square White Plains Property (as defined below), inclusive of 251,036 square feet of multifamily space. This figure includes certain tenants with signed leases where such tenants are not yet in occupancy: RWE Clean Energy, Parfums De Coeur, Royal Health Solutions, and Ahmed Saleh (collectively, “Tenants Not Yet In Occupancy”). Additionally, the 1-11 Martine building ground floor features one 2,595-SF retail unit used by the borrower as an art gallery event space. This space was not underwritten as vacant or occupied, and is not included in the net rentable area (SF).
(5)	The increase in the Most Recent NOI from the Fourth Most Recent NOI is attributed mainly to an increase of occupancy at the City Square White Plains Property over the time period.
(6)	The decrease in the Most Recent NOI from the 2nd Most Recent NOI is attributed mainly to the former largest tenant, Bunge Management Services, Inc (“Bunge”), vacating the City Square White Plains Property at the end of 2024. Bunge accounted for approximately 11% of City Square White Plains Property’s NRA and annual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

31

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains
(7)	The increase in the UW NOI from the Most Recent NOI is primarily driven by higher gross potential rent from in-place leases, including scheduled 12-month rent steps and Tenants Not Yet In Occupancy.
(8)	Appraised values and dates for the various parcels comprising the City Square White Plains Property are as follows: 1 Martine: $86,800,000 as of July 11, 2025; 11 Martine: $16,400,000 as of September 20, 2025; 50 Main Street: $87,000,000 as of July 3, 2025; and The Metro: $45,300,000 as of July 11, 2025. In the aggregate, the multifamily component has an appraised value of $132,100,000 and the office component has an appraised value of $103,400,000.
(9)	Represents the total square footage, inclusive of the multifamily units. The City Square White Plains Property consists of 312 multifamily units (251,036 square feet) and 370,034 square feet of commercial space.
(10)	Closing costs include an interest rate buydown of $2.82 million.
(11)	The Gap Rent and Free Rent Reserve covers gap rent and/or free rent with respect to the Tenants Not Yet In Occupancy and DOH (as defined below).

The Loan. The City Square White Plains mortgage loan (the “City Square White Plains Mortgage Loan”) is part of a whole loan secured by the borrowers’ fee interest in a 621,070 square foot mixed-use development property consisting of 312 multifamily units and 370,034 SF of commercial space covering an entire city block located in White Plains, New York (the “City Square White Plains Property”). The City Square White Plains Whole Loan consists of eight pari passu promissory notes and accrues interest at a rate of 7.25000% per annum on an Actual/360 basis. The City Square White Plains Whole Loan has a 5-year term and is interest-only for the full term of the loan. The City Square White Plains Whole Loan was originated by BSPRT CMBS Finance, LLC (“BSPRT”) on October 1, 2025. On October 27, 2025, BSPRT transferred Note A-1, Note A-5 and Note A-8, with an original principal balance and Cut-off Date Balance of $50,000,000, $5,000,000 and $1,000,000, respectively, to RREF V – D Direct Lending Investments, LLC (“Rialto”). The City Square White Plains Mortgage Loan is evidenced by the controlling Note A-1, the non-controlling Note A-3, and the non-controlling Note A-5 and the non-controlling Note A-8, with an aggregate original principal balance as of the Cut-off Date of $76,000,000. The City Square White Plains Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C38 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the preliminary prospectus.

The table below identifies the promissory notes that comprise the City Square White Plains Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2025-5C38	Yes
A-2(1)	$40,000,000	$40,000,000	BSPRT	No
A-3	$20,000,000	$20,000,000	BBCMS 2025-5C38	No
A-4(1)	$15,000,000	$15,000,000	BSPRT	No
A-5	$5,000,000	$5,000,000	BBCMS 2025-5C38	No
A-6(1)	$5,000,000	$5,000,000	BSPRT	No
A-7(1)	$5,000,000	$5,000,000	BSPRT	No
A-8	$1,000,000	$1,000,000	BBCMS 2025-5C38	No
Whole Loan	$141,000,000	$141,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The City Square White Plains Property is a three-building, mixed-use multifamily and office property totaling 621,070 SF consisting of 312 multifamily units and 370,034 SF of commercial space, covering an entire city block in White Plains, New York. The City Square White Plains Property is situated on 3.33 acres of land across three parcels. The City Square White Plains Property provides 24/7 secured card access, a staffed lobby desk, on-site property management, and a parking garage with 1,175 spaces that connects directly to each building’s lobby via elevators. The City Square White Plains Property includes the City Square Café, which provides both indoor and outdoor dining options. At the center of the City Square White Plains Property is a private park featuring a lounge, putting green, bocce ball court, performance space, exercise and walking path, fountain, and waterfall, all equipped with complimentary Wi-Fi. The three buildings also share a common exterior patio that was extensively renovated with cafeteria seating. As of September 24, 2025, the multifamily component of the City Square White Plains Property was 89.4% occupied, and the office component of the City Square White Plains Property was 91.9% leased. The three buildings that comprise the City Square White Plains Property are known as The Metro, 1-11 Martine and 50 Main Street.

The Metro: The Metro is a 12-story, 124-unit multifamily property located on the east side (North Lexington Avenue) of the City Square White Plains Property. The Metro was constructed in 1985, initially renovated in 2000, and substantially renovated in 2022, with unit renovations continuing through 2024. In total, the borrower sponsor invested approximately $3.8 million in capital expenditures across The Metro. Amenities at The Metro include a club lounge with billiards and a gas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

32

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

fireplace, Starbucks coffee station, fitness center, business center with iMacs, outdoor patio sundeck, and indoor garage parking. Unit amenities include wide plank luxury vinyl tile flooring in living areas and bedrooms, white shade window treatments, contemporary lighting, designer kitchens with new quartz countertops and lacquer upper cabinets, whirlpool stainless-steel appliances, porcelain tiled showers and baths, along with balconies in select apartments. As of September 24, 2025, The Metro was 89.5% occupied.

1-11 Martine: 1-11 Martine features a 15-story building, comprised of retail, multifamily and office space, situated on a 0.96-acre site. 1 Martine, located on the first 11 floors of 1-11 Martine, contains 188 multifamily units and ground floor retail. The 1-11 Martine building is located on the southwest corner (Martine Ave) of the City Square White Plains Property. 1 Martine was originally constructed in 1987 as an office building but was subsequently renovated and largely converted to multifamily beginning in 2022. The borrower sponsor invested approximately $41.3 million for the multifamily conversion. The residential amenities include a fitness facility, clubroom/lounge areas, an on-site leasing office/business center, patios, a renovated center courtyard and 507 garage parking spaces (approximately 2.70 spaces per unit). Apartment units feature a full stainless-steel appliance package including a range/oven with a built-in microwave and vent-hood, full-size refrigerator, dishwasher, and sink. Additionally, each multifamily unit features modern cabinets with composite countertops and flooring. The 1 Martine ground floor features one 2,595-SF retail unit used by the borrower as an art gallery event space. Such art gallery event space is an amenity and was not underwritten as vacant or occupied. As of September 24, 2025, 1 Martine was 89.4% occupied.

11 Martine, comprising the top three floors of the 1-11 Martine building, contains 57,266 SF of office space. 11 Martine was constructed in 1987 and renovated in 2019 through 2020 and from 2024 through 2025. 11 Martine has a dedicated entrance, lobby and elevator bank serving its three floors, and the entire space was recently leased to the Westchester County Department of Health (the “DOH”) and is currently being built out for the tenant. 11 Martine includes a dedicated lobby with a security/concierge’s desk located along Martine Avenue at the front entrance. The 12th floor includes an outdoor terrace overlooking downtown White Plains. 11 Martine’s amenities include a fitness center, boardroom, game room, an on-site management office and additional meeting rooms. 11 Martine is served by 229 garage parking spaces (dedicated to the office component of 1-11 Martine) at a parking ratio of approximately 3.87 spaces per 1,000 square feet of net rentable area. As of September 24, 2025, 11 Martine was 100.0% occupied by the DOH.

1-11 Martine is subject to a project agreement with the City of White Plains Affordable Rental Housing Program pursuant to which the borrowers are required to reserve 6% of the multifamily units (12 total units) for tenants earning at or below 80% of the area median income.

50 Main Street: 50 Main Street is a 312,768-SF, 16-story urban office building situated on a 1.84-acre site located in White Plains, New York. 50 Main Street was constructed in 1986, renovated in 2002 and was most recently renovated between 2018 and 2020 and completed in 2024. The recent renovations included the cafeteria, the fitness center, the second-floor conference center, the lobby, selected bathrooms, and corridors. Formerly known as the Westchester Financial Center, 50 Main Street features a modernized two-story lobby located along Main Street at the front entrance. The second floor is a partial mezzanine overlooking the lobby and contains the management office and board room. Most of the 50 Main Street Property amenities are on the second floor and include the fitness center and meeting rooms. 50 Main Street is served by 459 covered parking spaces at a parking ratio of approximately 1.35 spaces per 1,000-SF of net rentable area. As of September 24, 2025, 50 Main Street was 90.4% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

The following table presents detailed information with respect to the multifamily unit mix at 1 Martine:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	4	2.1%	4	100.0%	406	$2,333	$5.74
Studio – Affordable	6	3.2%	6	100.0%	425	$1,596	$3.75
1BR/1BA	107	56.9%	97	90.7%	736	$2,998	$4.07
1BR/1BA – Affordable	4	2.1%	4	100.0%	630	$1,952	$3.10
2BR/1.5BA	6	3.2%	4	66.7%	1,090	$4,393	$4.03
2BR/1BA	15	8.0%	13	86.7%	928	$3,603	$3.88
2BR/2BA	44	23.4%	38	86.4%	1,029	$4,208	$4.09
2BR/2BA – Affordable	2	1.1%	2	100.0%	1,013	$2,350	$2.32
Total/Wtd. Avg.	188	100.0%	168	89.4%	815	$3,253	$4.05
(1)	Based on the underwritten rent roll dated September 24, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

The following table presents detailed information with respect to the multifamily unit mix at The Metro:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	18	14.5%	15	83.3%	591	$2,485	$4.20
1BR/1BA	62	50.0%	55	88.7%	734	$2,742	$3.73
1BR/1.5BA	9	7.3%	9	100.0%	1,003	$3,313	$3.30
2BR/1BA	24	19.4%	21	87.5%	881	$3,241	$3.68
2BR/2BA	11	8.9%	11	100.0%	1,046	$3,689	$3.53
Total/Wtd. Avg.	124	100.0%	111	89.5%	789	$2,942	$3.73
(1)	Based on the underwritten rent roll dated September 24, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

The following table presents certain information relating to the largest tenants at City Square White Plains Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Westchester County Department of Health(3)	Aa1/AAA/AAA	57,266	15.5%	$28.92	$1,656,099	13.1%	1/31/2037
Parfums De Coeur(4)	NR/NR/NR	26,119	7.1%	$38.00	$992,522	7.9%	5/31/2037
RGN-White Plains II LLC(5)	NR/NR/NR	23,138	6.3%	$39.40	$911,637	7.2%	8/31/2033
Trans Union, LLC(6)	Ba2/NR/NR	23,138	6.3%	$39.14	$905,621	7.2%	4/30/2033
RWE Clean Energy(7)	NR/NR/NR	23,138	6.3%	$32.50	$751,985	6.0%	12/31/2030
Major Tenants		152,799	41.3%	$34.15	$5,217,864	41.3%
Other Tenants		187,176	50.6%	$39.60	$7,411,381	58.7%
Occupied Total Collateral / Wtd. Avg.		339,975	91.9%	$37.15	$12,629,245	100.0%
Vacant Space		30,059	8.1%
Collateral Total		370,034	100.0%
(1)	Based on the underwritten rent roll dated September 24, 2025.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Provided the lease is in full force and the tenant is not in default, the lease provides that the borrower will provide the tenant a monthly credit of approximately $17,513 for rent from September 2025 to December 2036. The borrowers were not required to reserve for such gap rent or free rent at origination. Additionally, pursuant to Section 362(3) of the New York County Law, Westchester County’s obligations under the lease are subject to annual appropriation by the Westchester County Board of Legislators. The lease is deemed executory only to the extent of funds appropriated and allocated each fiscal year, and Westchester County incurs no liability beyond monies available for such purpose. The underwritten rent reflects the straight line rent but is net of the monthly credit.
(4)	The lease has been executed, and the tenant is expected to take occupancy in June 2026. Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent in any of the following months of its lease: June 2026 through November 2026, June and July 2034, June and July 2035, and June and July 2036. At origination, the borrowers deposited approximately $1,075,232 in the gap rent and free rent reserve related to this tenant. The tenant has the right to terminate its lease effective November 1, 2032 upon payment of a termination fee equal to (a) unamortized cost of any rent abatement during rent concession period, (b) broker commissions, (c) attorneys’ fees, (d) all of costs of landlord’s work, and (e) interest on the foregoing at 6% per annum. In addition, the tenant has a one-time option to surrender a portion of its space situated in Suite 922 on 9th floor at any time as of December 31, 2027, upon 9 months’ irrevocable written notice together with 3 months of then-current base rent prorated as to Suite 922 portion of the Mortgaged Property only plus payment of the termination fee.
(5)	Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent in any January from 2025 through 2032. At origination, the borrowers deposited approximately $1,209,136 in the gap rent and free rent reserve related to this tenant.
(6)	Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent for following months: February 2025, June 2025, February 2026, August 2026, February 2027, February 2028, February 2029, February 2030 and February 2031. At origination, the borrowers deposited approximately $476,141 in the gap rent and free rent reserve related to this tenant. The tenant has a one-time option to terminate its lease effective December 31, 2029, upon prior notice given before January 1, 2029, and payment of broker fees, the landlord contribution and interest on the foregoing at 4% per annum.
(7)	The lease has been executed, and the tenant is expected to take occupancy and commence rent payments in December 2025. At origination, the borrowers deposited approximately $125,331 in the gap rent and free rent reserve related to this tenant. In addition, tenant has the right to terminate its lease if the borrower fails to deliver the premises within 60 days after the Guaranteed Delivery Date. The “Guaranteed Delivery Date” means 90 days after October 5, 2025 (January 3, 2026).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

The following table presents certain information relating to the commercial rollover schedule at City Square White Plains Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	30,059	8.1%	NAP	NAP	30,059	8.1%	NAP	NAP
2025 & MTM	1	0	0.0%	2,284	0.0%	30,059	8.1%	$2,284	0.0%
2026	5	24,169	6.5%	1,050,631	8.3%	54,228	14.7%	$1,052,915	8.3%
2027	9	33,141	9.0%	1,382,655	10.9%	87,369	23.6%	$2,435,570	19.3%
2028	2	6,585	1.8%	263,867	2.1%	93,954	25.4%	$2,699,437	21.4%
2029	2	11,046	3.0%	433,986	3.4%	105,000	28.4%	$3,133,423	24.8%
2030	6	41,856	11.3%	1,503,324	11.9%	146,856	39.7%	$4,636,746	36.7%
2031	7	19,918	5.4%	773,100	6.1%	166,774	45.1%	$5,409,847	42.8%
2032	0	0	0.0%	0	0.0%	166,774	45.1%	$5,409,847	42.8%
2033	4	57,879	15.6%	2,292,337	18.2%	224,653	60.7%	$7,702,184	61.0%
2034	1	2,980	0.8%	95,360	0.8%	227,633	61.5%	$7,797,544	61.7%
2035	4	13,204	3.6%	472,243	3.7%	240,837	65.1%	$8,269,786	65.5%
2036 & Beyond	7	129,197	34.9%	4,359,459	34.5%	370,034	100.0%	$12,629,245	100.0%
Total/Wtd. Avg.	48	370,034	100.0%	$12,629,245	100.0%
(1)	Based on the underwritten rent roll dated September 24, 2025.
(2)	Certain commercial tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

Major Tenants.

Westchester County Department of Health (57,266 square feet, 15.5% of Commercial NRA, 13.1% of underwritten base rent): The DOH is a public health agency serving the residents of Westchester County, New York. With a team of approximately 1,000 employees, the DOH is committed to protecting and improving public health through a wide range of programs and services including restaurant inspections, immunization programs, maternal and child health services, environmental health investigations, health education, and emergency response. The DOH collaborates with local, state, and federal partners to address public health challenges and ensure the well-being of the community. The DOH is in occupancy of its space but is completing an interior build out that is expected to cost approximately $842,232, which amount was reserved at origination of the City Square White Plains Whole Loan (see “Escrows and Reserves” below). The DOH lease commenced on September 17, 2025 and is set to expire in January 2037. The DOH has the option to extend its lease for up to two additional five-year terms, upon nine months’ prior written notice to the borrowers.

Parfums De Coeur (26,119 square feet, 7.1% of Commercial NRA, 7.9% of underwritten base rent): Parfums De Coeur is a manufacturer and distributor of personal care and fragrance products. Parfums De Coeur creates accessible scents for a wide range of consumers. They offer a variety of products including perfumes, body sprays, lotions, and other toiletry items. Parfums De Coeur operates under the name PDC Brands and serves markets across the United States and internationally. Parms de Coeur is not yet in occupancy as the borrowers are completing a build-out of its space. The borrowers reserved approximately $2.22 million at origination for the outstanding tenant improvements (see “Escrows and Reserves” below), which are expected to be completed by June 2026. Parfums De Coeur has executed a lease that is expected to commence on June 1, 2026, and is set to expire in May 2037. Parfums De Coeur has the right to terminate its lease effective November 1, 2032, upon payment of a termination fee equal to (a) unamortized cost of any rent abatement during rent concession period, (b) broker commissions, (c) attorneys’ fees, (d) all of costs of landlord’s work, and (e) interest on the foregoing at 6% per annum. In addition, Parfums De Coeur has a one-time option to surrender a portion of its space situated in Suite 922 on 9th floor at any time as of December 31, 2027, upon 9 months’ irrevocable written notice together with 3 months of then-current base rent prorated as to Suite 922 portion of the Mortgaged Property only plus payment of the termination fee.

RGN-White Plains II LLC (23,138 square feet, 6.3% of Commercial NRA, 7.2% of underwritten base rent): RGN-White Plains II LLC (“Regus”) is a global provider of flexible workspace solutions. Regus offers a wide range of office solutions, including private offices, coworking spaces, and virtual offices, to accommodate various business needs. Regus has an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

extensive network of locations, enabling companies of all sizes to work wherever and however they need. Their worldwide network of workspaces has created a global business community of 2.5 customers. The Regus lease commenced in March 2018 and is set to expire in August 2033. Regus has the option to extend its lease for up to two additional five-year terms, upon nine months’ prior written notice to the borrowers.

Environmental. According to the Phase I environmental assessment dated July 9, 2025, there was no evidence of any recognized environmental conditions at the City Square White Plains Property.

The following table presents certain information relating to the historical and current occupancy of the multifamily component of the City Square White Plains Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
75.3%	88.5%	92.3%	94.1%	89.4%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated September 24, 2025.

The following table presents certain information relating to the historical and current occupancy of the commercial component of the City Square White Plains Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
53.6%	57.4%	58.2%	62.8%	91.9%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated September 24, 2025 which includes Tenants Not Yet in Occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

The following table presents certain information relating to the operating history and underwritten cash flows of the City Square White Plains Property:

Operating History and Underwriting Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot(2)%	(3)
Rents in Place – Multifamily(4)	$11,031,985	$11,134,244	$11,302,728	$11,526,053	$11,787,520	$18.98	39.9%
Rents in Place – Commercial(5)(6)	9,097,898	11,865,696	11,001,369	8,991,389	13,801,546	22.22	46.7
Gross Potential Rent	$20,129,883	$22,999,940	$22,304,097	$20,517,443	$25,589,066	$41.20	86.6%
Other Income – Multifamily	1,485,035	1,386,461	1,416,502	1,451,578	1,451,578	2.34	4.9
Other Income – Commercial(7)	1,111,553	1,016,752	862,399	933,586	1,254,544	2.02	4.2
Total Reimbursements	658,362	588,136	1,048,189	1,251,489	1,251,489	2.02	4.2
Net Rental Income	$23,384,833	$25,991,289	$25,631,188	$24,154,095	$29,546,676	$47.57	100.0%
(Vacancy/Credit Loss) – Multifamily	(2,131,716)	(1,731,171)	(1,004,553)	(1,053,522)	(1,314,989)	(2.12)	(4.5)
(Vacancy/Credit Loss) – Commercial	(954,661)	(1,031,808)	(960,884)	(1,151,991)	(1,172,301)	(1.89)	(4.0)
Effective Gross Income	$20,298,456	$23,228,310	$23,665,750	$21,948,582	$27,059,387	$43.57	91.6%
Total Expenses	11,902,868	11,450,912	11,411,795	12,093,645	12,614,013	20.31	46.6
Net Operating Income(8)(9)	$8,395,588	$11,777,398	$12,253,955	$9,854,938	$14,445,374	$23.26	53.4%
Replacement Reserves	0	0	0	0	78,000	0.13	0.3
Capital Expenditures	0	0	0	0	627,190	1.01	2.3
Net Cash Flow	$8,395,588	$11,777,398	$12,253,955	$9,854,938	$13,740,184	$22.12	50.8%
(1)	TTM reflects the trailing 12-month period ending August 31, 2025.
(2)	Per Square Foot figures are calculated based on the total square footage of the City Square White Plains Property, inclusive of 251,036 square feet of multifamily space. Underwritten Rents in Place - Multifamily per unit is equal to $37,781.
(3)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.
(4)	Rents in Place for the multifamily component of the City Square White Plains Property is based on in-place rent as of September 24, 2025, with vacancy grossed up to in-place average rent.
(5)	Rents in Place for the commercial component of the City Square White Plains Property is based on in-place occupied tenants (with 12 months of rent steps) plus Tenants Not Yet In Occupancy. The lender has reserved gap rent for these tenants from the City Square White Plains Mortgage Loan origination date until their respective anticipated possession dates. Vacant suites are grossed up to appraiser's MLA conclusions, totaling $1,108,224.
(6)	DOH is underwritten at the 5-year average of rent payments as the tenant is credit rated “AAA”, net of the free rent during the term of the City Square White Plains Mortgage Loan.
(7)	Other Income – Commercial includes parking income attributed to the parking income of three new leases, and the parking income associated with these leases is not included in the historical operating history. The gross parking income totals $374,400 across the three tenant leases, broken out as follows: $137,400 from DOH, $139,500 from RWE Clean Energy, and $97,500 from Parfums De Coeur.
(8)	The increase in the 2023 Net Operating Income from the 2022 Net Operating Income is attributed mainly to occupancy increasing at the City Square White Plains Property during the time period.
(9)	The decrease in the TTM Net Operating Income from the 2024 Net Operating Income is attributed mainly to the former largest tenant, Bunge, vacating the City Square White Plains Property at the end of 2024. Bunge accounted for approximately 11% of City Square White Plains Property’s NRA and annual rent.

The Market. The City Square White Plains Property is located in White Plains, New York and forms part of the New York-Newark-Jersey City, NY-NJ Metropolitan Statistical Area (the “New York MSA”). The New York MSA has a population of approximately 20.1 million, which has increased by approximately 1.2 million since 2010, reflecting an annual increase of 0.5%. Population is projected to increase by 78,337 between 2024 and 2029, reflecting a 0.1% annual population growth. The area features an average household income of $150,021 and a median household income of $101,061. Over the next five years, median household income is expected to increase by 11.8%, or $2,385 per annum. The area includes a total of 10,113,125 employees. The top three industries within the area are Health Care/Social Assistance, Prof/Scientific/Tech Services and Educational Services, which represent a combined total of 38% of the workforce.

The City Square White Plains Property is located about 20 miles northeast of New York City. The downtown area and surrounding area has developed into a suburban office market with major retail activity centered on The Westchester Mall and more recently, the White Plains City Center and Renaissance Square. The neighborhood is bounded by I-287 (Cross Westchester Parkway) to the north, Post Road to the south, Hutchinson River Parkway to the east and Bronx River Parkway to the west. To the north across Mani Street is Gateway, a 19-story, 541,300 SF Class-A office building. To the east is the Galleria at White Plains, an 800,000 SF mall that is proposed to be redeveloped into 3,200 apartments. To the west along Bank Street are multiple large-scale apartment complexes including 15 & 25 Bank Street, two 21-story towers consisting of 501 apartments, and Continuum, a 597-apartment complex at 55 & 57 Bank Street. Primary access is provided by Interstate 95, Interstate 287, Route 125, Route 22 and Route 127. Metro-North’s White Plains station along Ferris Avenue runs express and local trains into New York City’s Grand Central Terminal. Westchester County airport is located about 5 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

northeast of the downtown area via Route 120 in Harrison. The City Square White Plains Property is 0.5 miles away from the US District Court, which provides walking access for law firms at the City Square White Plains Property.

According to the appraisal, 1 Martine and The Metro are located in the White Plains multifamily submarket within the New York Metro multifamily market. As of the first quarter of 2025, the New York Metro market had a vacancy rate of 2.8%, with a rental rate of $3,270 per unit. About 61,000 units remain under construction in the market. The submarket had a vacancy rate of 14.5%, and is expected to decrease in the near future to around 6% by the start of 2027. Asking rents in the submarket stand at $3,220 per month, which is on par with the metro average of $3,270 per month. About 620 units are under construction in the submarket.

50 Main Street and 11 Martine are located in the Westchester office market and the White Plains/Westchester CBD submarket. As of second quarter of 2025, White Plains CBD submarket had an inventory of approximately 5.0 million SF, with an average occupancy rate of 81.5%. The submarket experienced a negative net absorption of 15,610-SF. The average rental rate stood at $36.84 PSF.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the City Square White Plains Property was 44,102, 118,695, and 217,979, respectively, and an average household income within the same radii of $162,602, $216,634, and $251,474, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

The following table presents multifamily rental data at comparable properties with respect to the City Square White Plains Property:

Comparable Rental Summary(1)
Property Name	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Location
1 Martine Avenue,	1987 / 2020-2022	89.4%(2)	188(2)	Studio	406	$5.74	$2,333
White Plains, NY(2)				Studio - Affordable	425	$3.75	$1,596
				1BR/1BA	736	$4.07	$2,998
				1BR/1BA - Affordable	630	$3.10	$1,952
				2BR/1.5BA	1,090	$4.03	$4,393
				2BR/1BA	928	$3.88	$3,603
				2BR/2BA	1,029	$4.09	$4,208
				2BR/2BA - Affordable	1,013	$2.32	$2,350
34 South Lexington Avenue (The Metro)	1985 / 2000	89.5%(2)	124(2)	Studio	591	$4.20	$2,485
White Plains, NY(2)				1BR/1BA	734	$3.73	$2,742
				1BR/1.5BA	1,003	$3.30	$3,313
				2BR/1BA	881	$3.68	$3,241
				2BR/2BA	1,046	$3.53	$3,689
One City Place	2004 / 2016	97%	322	Studio - Affordable	480	$3.55	$1,705
City Center at White Plains				Studio	553	$5.02	$2,776
White Plains, NY				1BR/1BA	691	$4.30	$2,973
				2BR/2BA	1,150	$3.67	$4,225
				3BR/2BA	1,447	$4.19	$6,057
Avalon White Plains	2009 / N/A	98%	344	Studio	621	$4.05	$2,410 - $2,620
27 Barker Avenue				1BR/1BA	687 - 868	$3.56	$2,675 - $2,860
White Plains, NY				2BR/1BA	878 - 967	$3.47	$3,015 - $3,388
				2BR/2BA	1,049 - 1,075	$3.95	$3,330 - $5,050
				3BR/2BA	1,569	$3.79	$4,895 - $6,987
Windsor at The Gramercy	2003 / N/A	98%	260	1BR/1BA	742	$3.76	$2,789
2 Canfield Avenue				2BR/2BA	972	$3.70	$3,594
White Plains, NY				2BR/2BA	1,152	$3.36	$3,876
One Dekalb	2019 / N/A	97%	76	Studio	639	$4.26	$2,719
1 Dekalb Avenue				1BR/1BA	804	$4.24	$3,412
White Plains, NY				2BR/2BA	1,102	$3.71	$4,091
15 Bank Apartments	2005 / N/A	92%	501	1BR/1BA	711 - 752	$4.30	$3,124 - $3,171
15 and 25 Bank St				2BR/1BA	946 - 966	$3.26	$2,905 - $3,334
White Plains, NY				2BR/2BA	1,142 - 1,158	$3.51	$4,029 - $4,040
Norden Lofts	2018 / N/A	95%	62	Studio	580	$4.05	$2,350
121 Westmoreland Avenue				1BR/1BA	615	$4.31	$2,653
White Plains, NY				2BR/2BA	1,120	$3.13	$3,505
LaGianna Apartments	2014 / N/A	98%	56	Studio	485	$5.08	$2,465
10 DeKalb Avenue				1BR/1BA	842	$3.28	$2,760
White Plains, NY				2BR/2BA	1,212	$2.76	$3,340
Continuum	NAV	97%	478	Studio	445 - 562	$6.05	$2,330 - $3,760
55 & 57 Bank Street				1BR/1BA	595 - 717	$4.94	$2,427 - $4,052
White Plains, NY				2BR/1BA	946	$3.63	$3,435
				2BR/2BA	1,045 - 1,173	$4.26	$3,394 - $6,047
				3BR/2BA	1,339	$4.77	$6,386
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 24, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

The following table presents certain information relating to the office rent comparable for the City Square White Plains Property (50 Main Street and 11 Martine Avenue):

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
50 Main Street	1986 / 2002, 2018-2020	90.4%	312,768	RGN-White Plains II LLC	23,138	$38.44	Mar-18	15.4	Modified Gross
White Plains, NY(2)				Parfums De Coeur	26,119	$38.00	Jun-26	11.0	Modified Gross
11 Martine Avenue	1987 / 2019-2020, 2024-2025	100%	57,266	Westchester County Department of Health	57,266	$28.92	Sep-25	11.4	Modified Gross
White Plains, NY(2)
Gateway 1	1985 / 2022	59%	541,300	Premier Home Health Care	15,284	$33.00	Jun-24	3.1	Modified Gross
White Plains, NY				Hazen & Sawyer P.C.	5,418	$42.00	Aug-23	6.5	Modified Gross
Reckson Metro Center	1977 / 2020	86%	391,798	DelBello Donnellan Law	17,364	$34.00	Jun-24	11.0	Modified Gross
White Plains, NY				DBD Partners	2,295	$41.00	Jun-23	3.2	Modified Gross

Ten Bank Street	1989 / 2023	86%	233,585	Mitsui Plastics	10,120	$37.00	Jun-24	7.4	Modified Gross
White Plains, NY				Amur Capital Group	4,631	$39.00	Jun-24	5.4	Modified Gross

Class A Office Property	2008 / 2022	61%	71,321	Casamigos Spirits Co.	4,665	$39.50	Sep-22	5.0	Modified Gross
White Plains, NY

White Plains Plaza	1968 / 2019	79%	715,873	NOF American Corp.	2,468	$32.00	Dec-23	7.3	Modified Gross
White Plains, NY				Divney, Tung Schwalbe	9,188	$32.00	May-23	5.0	Modified Gross

Westchester One	1976 / 2015	74%	851,773	Melody Capital	16,159	$35.00	Sep-22	10.0	Modified Gross
White Plains, NY				Vet Emergency Group	41,616	$26.50	May-21	13.0	Modified Gross

Grand Street Plaza	1962 / 2017	68%	217,416	777 Partners	5,805	$30.50	May-21	10.8	Modified Gross
White Plains, NY

Urban Class A Office Building	1984 / 2003	86%	125,000	Harrington, Ocko & Mank	8,966	$31.50	Mar-24	5.3	Modified Gross
White Plains, NY				Maxwell Shmerler & Co CPA	3,574	$32.00	Aug-23	5.5	Modified Gross

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 24, 2025.

The Borrowers. The borrowers are GDC White Plains Fee LLC, MG Martine SPE LLC and MG Main SPE LLC, each a bankruptcy remote, special purpose Delaware limited liability company each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the City Square White Plains Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is the Martin Ginsburg 2000 Trust Agreement #1 Dated April 1, 2000, whose Co-Trustees are Douglas Ramsay and Irene Ginsburg. Martin Ginsburg is the founder and principal of Ginsburg Development Companies (“GDC”). Headquartered in Valhalla, New York and founded in 1963, GDC is a vertically integrated, full-service multifamily, retail, and hospitality investment, acquisition, development, and management company. GDC grew from a part-time endeavor between Mr. Ginsburg and his two brothers, with initial purchases of single-family lots in Greenburgh, New York, to acting as a developer of residential and multifamily properties in Westchester County and the northern suburbs of New York City for more than 50 years. GDC’s developments in New York and Connecticut have won numerous design and community planning awards. In addition to the City Square White Plains Property, the Martin Ginsburg 2000 Trust Agreement #1 owns or controls 5 multifamily assets totaling over 680 units, one office asset totaling 60,000 SF, one mixed use office/retail asset totaling a combined 312,000 SF, and three future development sites. In addition to the standard non-recourse carveout guaranty and the environmental indemnity, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

borrower sponsor has guaranteed $1,997,824 in outstanding tenant improvement and leasing commissions that were not reserved at origination.

Property Management. The City Square White Plains Property is self-managed by GDC Management, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $1,227,846 into a real estate tax reserve, (ii) $2,167,914 into a tenant improvements and leasing commissions (“TI/LC”) reserve, (iii) $38,750 into an immediate repair reserve, (iv) $2,500,000 into a gap rent and free rent reserve and (v) $4,411,087 into an outstanding leasing reserve.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $306,961 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable upon renewal of policy upon (i) an event of default or (ii) failure by the borrowers to provide evidence to the lender that the City Square White Plains Property are insured under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the City Square White Plains Whole Loan. As of the origination date, an acceptable blanket policy is in place.

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $12,667 into the replacement reserve.

TI/LC Reserve – On a monthly basis through and including the October 2028 payment date, the borrowers are required to deposit approximately $61,672 into the TI/LC reserve. On a monthly basis on every payment date thereafter, the borrowers are required to deposit approximately $46,254 into such reserve.

Gap Rent and Free Rent Reserve – On a monthly basis, the borrowers are required to deposit $25,000 into a gap rent and free rent reserve, which monthly reserve is intended to cover all future free rent obligations not capitalized upfront.

Lockbox / Cash Management. The City Square White Plains Whole Loan documents require a hard lockbox with respect to the commercial tenants and a soft lockbox with respect to the residential tenants and springing cash management. The borrowers were required to establish a lockbox account at origination. With respect to the residential tenants, the borrowers are required to deposit (or cause the property manager to deposit) all revenue generated by the multifamily units at the City Square White Plains Property into the lockbox account. The commercial tenants are required (pursuant to tenant direction letters) to deposit all rents and other sums due under their respective leases into the lockbox account. Funds on deposit in the lockbox account will be transferred to the borrowers unless a Cash Sweep Period (as defined below) exists, in which case such funds will be transferred daily to an account with the lender and applied by the lender as set forth in the City Square White Plains Whole Loan documents. During a Cash Sweep Period (other than a Cash Sweep Period due solely to a Specified Tenant Sweep Event (as defined below), all excess cash flow, after the payment of required reserves and other amounts due with respect to the City Square White Plains Whole Loan, will be held by the lender as additional collateral for the City Square White Plains Whole Loan; provided that any excess cash flow so collected will be released to the borrowers upon the cessation of such Cash Sweep Period, provided no other Cash Sweep Period exists. During a Specified Tenant Sweep Event, all excess cash flow, after payment required reserves and other amounts due with respect to the City Square White Plains Whole Loan, will be reserved with the lender and made available to the borrowers to pay for tenant improvements and leasing commissions related to re-tenanting the space previously leased to the Specified Tenant; provided that any excess cash flow so collected and not used to re-tenant such Specified Tenant space will be released to the borrowers upon the cessation of such Specified Tenant Sweep Event provided no other Cash Sweep Period exists.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) the occurrence of a Specified Tenant Sweep Event; and will end upon (x) with respect to clause (i) above, a cure of such event of default, (y) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and (z) with respect to clause (z) above, the expiration of all Specified Tenant Sweep Periods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

A “Specified Tenant” means, individually and collectively, the Westchester County Department of Health and any other tenant under a lease covering 50,000 or more rentable square feet at the City Square White Plains Property (and any parent company of the foregoing, and guarantor of any such tenant’s lease).

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant defaults under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating, abandoning, ceasing ordinary business operations or otherwise failing to occupy 50% or more of its leased space for a period of 60 days (as such period may be extended for up to two successive periods of 30 days each in the event the applicable Specified Tenant is diligently pursuing alterations or renovations to its demised premises in accordance with the terms of its lease), or giving written notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is nine months prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; and (vi) if a Specified Tenant is rated by any rating agency, such Specified Tenant has its rating downgraded by at least two notches by any rating agency from its rating as of origination, or if the lease is entered after origination, the date that such lease is entered into or if the Specified Tenant is rated after origination or the date the lease is entered into, as applicable, as of the date such Specified Tenant is so rated (the applicable date, the “Specified Tenant Rating Date”).

A Specified Tenant Sweep Event will end, with respect to: (A) clause (i), if the cure of such event of default has been accepted by the borrowers; (B) clause (ii), if the Specified Tenant has (a) resumed occupancy and normal business operations at substantially all of its leased space during customary hours and (b) delivered to the lender an acceptable tenant estoppel certificate; (C) clause (iii), if the Specified Tenant no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv), if the Specified Tenant (a) revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course business operations during customary hours at all of its leased space and (b) has delivered to the lender an acceptable tenant estoppel certificate; (E) clause (v) (a) if the borrowers have delivered to the lender acceptable evidence that such Specified Tenant has extended its lease or given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such Specified Tenant is in occupancy, open for business and paying full, unabated rent under its lease (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate; and (F) clause (vi), if the Specified Tenant’s rating is increased to at least the same rating assigned to such Specified Tenant as of the Specified Tenant Rating Date and remains at or above such rating for two consecutive calendar quarters thereafter. With respect to any Specified Tenant Sweep Event, a Specified Tenant Sweep Event will end if (a) substantially all of the space leased to the Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) such replacement tenants have delivered to the lender acceptable tenant estoppel certificate(s).

PILOT Agreement. 1-11 Martine and 50 Main Street (the “PILOT Property”) are subject to a 10-year Payment in Lieu of Taxes Agreement (“PILOT”) with the City of White Plains (the “City”) and the County of Westchester (the “County”) that expires on June 30, 2033. The PILOT period is (a) January 1, 2023 through December 31, 2032, with respect to the PILOT payments payable to the County and (b) July 1, 2023 through June 30, 2033 with respect to the PILOT payments payable to the City and the school district. PILOT payments are due by April 1 each year with respect to payments to the County and by January 1 and July 1 of each year with respect to payments to the City and school district. The obligation to make PILOT payments is secured by a mortgage in favor of the City on the PILOT Property (the “City Mortgage”), which mortgage is senior to the City Square White Plains Whole Loan. The applicable borrower’s obligations under the City Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the mortgagee and any accrued interest thereon. The City Mortgage will terminate and be discharged upon a termination of the PILOT agreement and payment in full of any sums due thereunder. See "Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the preliminary prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 1 – City Square White Plains

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

44

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 2 – ESA Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

45

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 2 – ESA Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

46

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 2 – ESA Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,160,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,160,000	Property Type – Subtype:	Hospitality – Extended Stay
% of IPB:	7.2%	Net Rentable Area (Rooms):	1,678
Loan Purpose:	Refinance	Location(3):	Various
Borrowers(2):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Three Wall Capital, LLC	Occupancy / ADR / RevPAR:	81.2% / $60.92 / $49.45
Interest Rate:	6.73600%	Occupancy / ADR / RevPAR Date:	7/31/2025
Note Date:	10/1/2025	4th Most Recent NOI (As of):	$12,898,817 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$12,724,613 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$11,368,915 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$11,926,442 (TTM 7/31/2025)
Original Amortization Term:	None	UW Occupancy / UW ADR / UW RevPAR:	81.2% / $60.92 / $49.45
Amortization Type:	Interest Only	UW Revenues:	$30,746,295
Call Protection:	L(17),YM1(36),O(7)	UW Expenses:	$19,147,934
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,598,361
Additional Debt(1):	Yes	UW NCF:	$10,368,509
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per Room:	$140,800,000 / $83,909
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/1/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$53,731
Taxes:	$1,042,825	$140,222	N/A	Maturity Date Loan / Room:	$53,731
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	$102,488	N/A	Maturity Date LTV:	64.0%
TI / LC Reserve:	$0	$0	N/A	UW NCF DSCR:	1.68x
				UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$90,160,000	100.0%	Loan Payoff	$53,397,179	59.2%
			Principal Equity Distribution	33,709,169	37.4
			Closing Costs	2,010,828	2.2
			Upfront Reserves	1,042,825	1.2
Total Sources	$90,160,000	100.0%	Total Uses	$90,160,000	100.0%
(1)	The ESA Portfolio Street Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90.16 million. The Financial Information in the chart above reflects the ESA Portfolio Whole Loan.
(2)	The various Borrowers are 8 S Dayton OH Hotel, LLC, 34 Fairborn Dayton OH Hotel, LLC, 36 N Ft Wayne IN Hotel, LLC, 247 S Ft Wayne IN Hotel, LLC, 886 Airport El Paso TX Hotel, LLC, 4015 Kenwood Blue Ash Cincy OH Hotel, LLC, 4120 N Dayton OH Hotel, LLC, 6016 Greenville Dallas TX Hotel, LLC, 6071 Fossil Creek Ft Worth TX Hotel, LLC, 6078 W El Paso TX Hotel, LLC, 6084 SW Ft Worth TX Hotel, LLC, 6092 City View Ft Worth TX Hotel, LLC, 6175 Waco TX Hotel, LLC, 9688 Reed Blue Ash Cincy OH Hotel, LLC, 9710 Parkway Plano TX Hotel, LLC, 9813 Airport W Indy IN Hotel, LLC and 9814 NW 465 Indy IN Hotel, LLC.
(3)	See Portfolio Summary below.

The Loan. The ESA Portfolio mortgage loan (the “ESA Portfolio Mortgage Loan”) is part of a whole loan (the “ESA Portfolio Whole Loan”) with an aggregate principal balance of as of the Cut-off Date of $90,160,000, which is secured by the borrowers’ fee simple interest in 17 hospitality properties located in three states (the “ESA Portfolio Properties”). The ESA Portfolio Whole Loan was originated on October 1, 2025 by Goldman Sachs Bank USA and is comprised of (i) one controlling pari passu note designated as note A-1 with a principal balance as of the Cut-off Date of $60,160,000, and (ii) one noncontrolling pari passu note designated as note A-2 with a principal balance as of the Cut-off Date of $30,000,000 as detailed in the “Whole Loan Summary” table below. The ESA Portfolio Mortgage Loan will be included in the mortgage pool for the BBCMS 2025-5C38 mortgage trust. The ESA Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C38 trust. See “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

47

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 2 – ESA Portfolio

The table below identifies the promissory notes that comprise the ESA Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,160,000	$60,160,000	BBCMS 2025-5C38	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2025-V18	No
Whole Loan	$90,160,000	$90,160,000

The ESA Portfolio Whole Loan has an initial term of 60 months, is interest-only for the full term, has a remaining term of 59 months as of the Cut-Off Date and accrues interest on an Actual/360 basis at a rate of 6.73600% per annum.

The Properties. The ESA Portfolio Properties are a hotel portfolio comprised of 17 properties located in three states. The ESA Portfolio Properties consist of 1,678 total rooms and are 81.2% occupied as of July 31, 2025. The ESA Portfolio Properties carry the Extended Stay America (“ESA”) flag and are under an approximately 17-year franchise agreement with ESH Strategies Franchise LLC. The ESA Portfolio Properties were constructed between 1989 and 2001 with recent renovations taking place in 2024 for five of the properties. As of the July 2025 TTM, the ESA Portfolio Properties reported an average ADR and RevPAR of $60.92 and $49.45, respectively.

The largest ESA Portfolio Property by NCF, the Waco - Woodway property, represents approximately 9.2% of the aggregate portfolio NCF, while the top ten ESA Portfolio Properties by NCF account for approximately 69.1% of the NCF. The ESA Portfolio Properties average 99 rooms per hotel in size, with the properties ranging in size from the 72-room Dayton – South property, Dayton – Fairborn property and Fort Wayne North property to the 139-room Indianapolis Northwest I-465 property.

The following table presents certain information relating to the historical and current occupancy of the ESA Portfolio Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	Current(2)
75.2%	74.3%	81.3%	81.5%	79.9%	80.2%	81.2%
(1)	Based on December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll as of July 31, 2025.

The following table presents certain information relating to the performance of the Marriott Boca Raton Property:

Historical Occupancy, ADR, RevPAR
ESA Portfolio
Year	Occupancy	ADR	RevPAR
2023	79.9%	$62.92	$50.28
2024	80.2%	$62.34	$49.98
TTM July 31, 2025	81.2%	$60.92	$49.45
(1)	Based on operating statements provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 2 – ESA Portfolio

The following table presents certain information relating to the ESA Portfolio Properties:

Portfolio Summary(1)
Property	City, State(2)	ALA	Rooms	Year Built / Renovated(2)	Appraised Value(2)	Appraised Cap Rate(2)	Current Occupancy
Fort Wayne South	Fort Wayne, IN	$6,915,682	101	1997 / 2024	$10,800,000	7.80%	89.3%
Waco - Woodway	Waco, TX	$6,723,579	95	2001 / NAP	$10,500,000	8.80%	87.9%
Cincinnati Blue Ash Kenwood Rd	Cincinnati, OH	$6,083,239	133	1998 / 2005	$9,500,000	8.10%	74.7%
Dayton - North	Dayton, OH	$6,083,239	104	2000 / 2024	$9,500,000	7.50%	82.8%
Indianapolis Northwest I-465	Indianapolis, IN	$5,955,170	139	1998 / 2014	$9,300,000	8.17%	76.7%
Cincinnati Blue Ash Reed Hartman	Cincinnati, OH	$5,635,000	101	1997 / 2024	$8,800,000	8.12%	74.1%
El Paso - Airport	El Paso, TX	$5,635,000	120	1997 / NAP	$8,800,000	7.90%	69.8%
Dallas - Greenville Ave	Dallas, TX	$5,378,864	116	1998 / NAP	$8,400,000	8.00%	83.0%
Indianapolis - Airport - W Southern Ave	Indianapolis, IN	$5,378,864	121	1998 / 2024	$8,400,000	7.12%	68.9%
El Paso - West	El Paso, TX	$5,378,864	73	1997 / NAP	$8,400,000	8.24%	79.6%
Fort Worth - Fossil Creek	Fort Worth, TX	$5,122,727	85	1998 / NAP	$8,000,000	8.79%	90.9%
Dallas - Plano Parkway	Plano, TX	$5,058,693	97	1996 / NAP	$7,900,000	8.36%	84.9%
Fort Worth - City View	Fort Worth, TX	$4,994,659	104	1999 / 2024	$7,800,000	7.85%	83.4%
Fort Wayne North	Fort Wayne, IN	$4,802,557	72	1996 / 2014	$7,500,000	7.73%	91.1%
Dayton - Fairborn	Fairborn, OH	$4,034,148	72	1996 / 2005	$6,300,000	9.32%	85.0%
Fort Worth - Southwest	Fort Worth, TX	$3,778,011	73	1998 / NAP	$5,900,000	8.83%	87.5%
Dayton - South	Dayton, OH	$3,201,704	72	1989 / 2005	$5,000,000	8.67%	87.0%
Total / Wtd. Average		$90,160,000	1,678		$140,800,000		81.2%
(1)	Based on the underwritten rent roll as of July 31, 2025.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The following table presents certain information relating to the historical and underwritten cash flows of the ESA Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	2024	TTM July 31, 2025	Underwritten	Per SF	%(2)
Rooms Revenue	25,017,817	21,931,969	27,526,156	31,443,901	30,760,017	30,687,511	30,284,788	30,284,788	$18,048	122.0%
Other Departmental Revenue	83,827	90,240	89,736	65,539	58,874	39,537	45,687	45,687	$27	0.2%
Miscellaneous Income	261,343	282,281	302,532	323,823	509,030	391,323	415,821	415,821	$248	1.7%
Total Operating Revenue	25,362,987	22,304,489	27,918,424	31,833,264	31,327,921	31,118,371	30,746,295	30,746,295	$18,323	123.8%
Rooms Expense	4,162,609	3,595,089	5,555,006	6,982,700	6,421,904	6,816,057	5,914,104	5,914,104	$3,524	23.8%
Total Departmental Profit	21,200,378	18,709,400	22,363,419	24,850,564	24,906,017	24,302,314	24,832,191	24,832,191	$14,799	100.0%
Administrative and General	3,452,014	3,518,464	2,633,377	2,742,774	3,012,900	3,330,936	3,292,660	3,292,660	$1,962	28.4%
Information and Telecommunications Systems	57,509	50,436	109,244	123,086	151,195	159,513	185,986	185,986	$111	1.6%
Sales and Marketing	1,280,737	1,138,855	981,583	1,163,040	1,307,484	1,505,751	1,926,826	1,926,826	$1,148	16.6%
Franchise Fees	1,014,333	893,458	817,931	932,260	910,007	906,345	737,972	908,544	$541	7.8%
Franchise Fee Credit	0	0	0	0	(268,421)	(268,421)	(111,842)	(184,167)	($110)	(1.6%)
Property Operation and Maintenance	1,428,806	1,602,567	1,496,657	1,977,230	1,728,068	1,816,399	1,705,653	1,705,653	$1,016	14.7%
Utilities	1,334,094	1,341,577	1,533,374	1,655,567	1,784,223	1,750,857	1,863,769	1,863,769	$1,111	16.1%
Base Management Fee	760,750	670,094	1,045,411	1,082,265	975,903	933,682	921,579	922,389	$550	8.0%
Property and Other Taxes	1,848,113	2,011,510	1,720,253	1,604,804	1,684,856	1,779,380	1,410,196	1,682,666	$1,003	14.5%
Insurance	450,201	428,972	492,615	653,921	854,632	947,030	962,594	919,148	$548	7.9%
Other Non-Operating Expenses	16,804	(64,045)	55,601	16,799	40,558	71,928	10,358	10,358	$6.17	0.1%
Total Expenses	11,643,361	11,591,888	10,886,046	11,951,746	12,181,405	12,933,400	12,905,751	13,233,832	$7,887	114.1%
Net Operating Income	$9,557,018	$7,117,512	$11,477,374	$12,898,817	$12,724,613	$11,368,915	$11,926,442	$11,598,361	$6,912	100.0%
FF&E	0	0	1,116,737	1,273,709	1,251,712	1,238,621	1,220,385	1,229,852	$733	10.6%
Net Cash Flow	$9,557,018	$7,117,512	$10,360,637	$11,625,108	$11,472,901	$10,130,294	$10,706,057	$10,368,509	$6,179	89.4%
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	% column represents percentage of Total Departmental Profit for all revenue lines and represents percentage of Net Operating Income for the remaining fields.

The Market. The portfolio consists of 17 Extended Stay America branded hotels, totaling 1,678 rooms, with an average of 99 keys per property. These hotels are geographically distributed across Indiana (4 hotels, 433 keys), Ohio (5 hotels, 482 keys), and Texas (8 hotels, 763 keys). The average age of the hotels in the portfolio is 24 years, with the average year built being 1997.

The National Extended Stay market experienced a significant increase in room revenues in 2023, rising by $1.1 billion, which was comparable to 2018 and 2019 figures. This 6.1% gain in extended-stay hotel revenues surpassed the 5.5% increase reported for the overall hotel industry by STR/CoStar. All three extended-stay segments—economy, mid-price, and upscale—achieved record high room revenues in 2023, with the upscale segment leading the recovery.

In terms of supply, extended-stay hotel supply growth in 2023 was 1.8%, marking the smallest annual increase on record. This was notably less than in 2022 and well below the long-term average, partly due to conversions and re-branding, moving rooms between segments, as well as sales of hotels to multi-family apartment companies and municipalities. However, rooms reported under construction increased by 53% over the last year, reaching levels similar to three years prior, with economy and mid-price segments showing the largest gains due to new brand launches. Extended-stay hotel companies

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 2 – ESA Portfolio

project a 4.1% compound average annual increase in rooms through 2028. Extended-stay hotels increased their share of national room night supply to 10.1% in 2023, up from approximately 9.3% at the end of 2019.

Appraisal. According to the appraisals, the ESA Portfolio Properties had an aggregate “as-is” appraised value of $140,800,000 as of June 1, 2025. Such “as-is” appraised value is subject to the extraordinary assumptions that certain of the ESA Portfolio Properties will undergo renovations in year one of the appraisal projection period (i.e., 2026).

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
ESA Portfolio	$140,800,000	Various
(1)	Source: Appraisal.

Environmental. According to Phase I environmental site assessments, dated June 23, 2025, there was no evidence of any recognized environmental conditions at the ESA Portfolio Properties.

The Borrowers. The ESA Portfolio Whole Loan was originated with 17, single-purpose, single-asset entities with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ESA Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Three Wall Capital, LLC. Three Wall Capital was founded in 2008 and currently has greater than $1.5 billion in assets under management.

Property Management. The ESA Portfolio Properties are currently managed by Channel Point Hospitality, LLC, an affiliate of the borrowers, pursuant to a management agreement. Under the related loan documents, the ESA Portfolio Properties are required to remain managed by Channel Point Hospitality, LLC, any property manager pre-approved by the lender or any other management company approved by the lender in accordance with the related loan documents and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or to require the borrowers to replace, the property manager and require the borrowers to engage a property manager selected by the borrowers and (unless otherwise provided in the related loan documents) reasonably approved by the lender (i) during the continuance of an event of default under the ESA Portfolio Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

Escrows and Reserves. At origination of the ESA Portfolio Whole Loan, the borrowers deposited approximately $1,042,825 into a real estate tax reserve account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the then succeeding 12-month period, initially estimated to be approximately $140,222.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, one-twelfth of the amount that the lender reasonably estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, unless the borrowers are maintaining a blanket insurance policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the borrowers provide evidence of renewals of such policies and payment of related premiums. At origination of the ESA Portfolio Whole Loan, an acceptable blanket policy was in effect.

FF&E Reserve – The borrowers are required to deposit into a reserve account, on a monthly basis, an FF&E reserve in the amount of (a) $102,487.67 on each payment date from November 2025 to October 2026, and (b) thereafter, the greater of (1) the monthly amount required to be reserved for the replacement of furniture, fixtures and equipment pursuant to the franchise agreement and (2) one-twelfth of 4% of the operating income for the ESA Portfolio Properties for the previous 12-month period (as determined on the last day of October of each year).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Excess Cash Flow Reserve – In addition, on each due date during the continuance of an ESA Portfolio Trigger Period (as defined below) or an event of default under the ESA Portfolio Whole Loan, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

Lockbox and Cash Management. The ESA Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to require that all credit card receivables be remitted directly into the lockbox account and all cash revenues relating to the ESA Portfolio Properties and all other money received by the related borrowers or the property manager with respect to the ESA Portfolio Properties (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. For so long as no ESA Portfolio Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a ESA Portfolio Trigger Period or event of default, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses, are required to be reserved in an excess cash flow reserve account as additional collateral.

An “ESA Portfolio Trigger Period” means any period (i) commencing when the debt yield as of the conclusion of any fiscal quarter falls below 8.75% until (a) the debt yield as of the conclusion of a single fiscal quarter is equal to or greater than 8.75% or (b) there is no existing event of default and the borrowers deposit with the lender cash or a letter of credit in an amount that would cause the debt yield to exceed or equal 8.75%, (ii) if monthly, quarterly or annual financial reports required under the related loan documents are not delivered to the lender when required until such reports are delivered and they indicate that no ESA Portfolio Trigger Period is ongoing and (iii) during the continuance of a Franchise Trigger Event (as defined below).

A “Franchise Trigger Event” means any period (i) when a related franchise agreement is no longer is in full force and effect as to more than two of the ESA Portfolio Properties until a replacement franchise agreement is in full force and effect, (ii) when more than two of the ESA Portfolio Properties are removed from the “Extended Stay America” brand, until such ESA Portfolio Properties are rebranded as “Extended Stay America” or as a comparable or better brand or (iii) the implementation of a property improvement plan (“PIP”) for any ESA Portfolio Property if the amount is in excess of $75,000 or if the aggregate amount of all required PIPs for all affected ESA Portfolio Properties is in excess of $300,000, whether as a condition to entering into a replacement franchise agreement and/or management agreement with ESH Strategies Franchise LLC or another franchisor or licensor acceptable to the lender or the extension of the existing franchise agreement, until (a) deposits are made in amounts equal to the estimated costs to complete any PIP within ten business days of the implementation of such PIP or (b) evidence satisfactory to the lender in its sole discretion confirming that all PIPs have been completed to the satisfaction of ESH Strategies Franchise LLC or the replacement franchisor, as applicable.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Provided no event of default has occurred and is continuing under the ESA Portfolio Whole Loan, the loan documents permit future mezzanine financing of no more than $13,747,500, subject to satisfaction of certain conditions, including among others: (i) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and the applicable rating agencies; (ii) the mezzanine loan together with the ESA Portfolio Whole Loan have a combined loan-to-value ratio (as calculated under the loan documents) of no greater than 61.3%; (iii) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the ESA Portfolio Whole Loan) is at least 1.68x; (iv) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the ESA Portfolio Whole Loan) is at least 11.5%, and (v) receipt of a rating agency confirmation.  See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Partial Release. Provided no event of default under the ESA Portfolio Whole Loan has occurred and is continuing, the borrowers have the right, on or after the first payment following the 18-month anniversary of the ESA Portfolio Whole Loan origination date to obtain the release of one or more of the ESA Portfolio Properties from the liens of the related mortgages in connection with a partial release, subject to certain conditions, including, among others (i) delivery of an amount equal to the applicable ESA Portfolio Release Price (as defined below) and accompanied by yield maintenance payments, (ii) after giving effect to such release, the debt yield (as calculated under the loan documents) for the remaining ESA Portfolio Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 2 – ESA Portfolio

11.5% and (b) the debt yield immediately prior to the release, (iii) delivery of a REMIC opinion and (iv) receipt of a rating agency confirmation.

“ESA Portfolio Release Price” means, with respect to any ESA Portfolio Property, an amount equal to (x) as to the Dallas – Greenville Ave property, 100% of the allocated loan amount, and (y) for all other ESA Portfolio Properties, (i) until such time as the ESA Portfolio Whole Loan is $73,320,000 or less, 110% of the allocated loan amount for such ESA Portfolio Property, and (ii) thereafter, 120% of the allocated loan amount for such ESA Portfolio Property.

Property	Allocated Whole Loan Amount
Fort Wayne South	$6,915,682
Waco - Woodway	$6,723,579
Cincinnati Blue Ash Kenwood Rd	$6,083,239
Dayton - North	$6,083,239
Indianapolis Northwest I-465	$5,955,170
Cincinnati Blue Ash Reed Hartman	$5,635,000
El Paso - Airport	$5,635,000
Dallas - Greenville Ave	$5,378,864
Indianapolis - Airport - W Southern Ave	$5,378,864
El Paso - West	$5,378,864
Fort Worth - Fossil Creek	$5,122,727
Dallas - Plano Parkway	$5,058,693
Fort Worth - City View	$4,994,659
Fort Wayne North	$4,802,557
Dayton - Fairborn	$4,034,148
Fort Worth - Southwest	$3,778,011
Dayton - South	$3,201,704

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 3 – Hyatt Place Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 3 – Hyatt Place Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 3 – Hyatt Place Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$59,000,000	Title(2):	Fee
Cut-off Date Principal Balance:	$59,000,000	Property Type - Subtype:	Hospitality – Select Service
% of Pool by IPB:	7.1%	Net Rentable Area (Rooms):	754
Loan Purpose:	Refinance	Location(3):	Various, Various
Borrowers(1):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Harikrushna Bhagat	Occupancy / ADR / RevPAR:	66.2% / $94.31 / $62.42
Interest Rate:	7.32500%	Occupancy / ADR / RevPAR Date:	9/30/2025
Note Date:	10/24/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of)(5):	$786,257 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$5,850,102 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$8,334,668 (TTM 9/30/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	66.2% / $94.31 / $62.42
Amortization Type:	Interest Only	UW Revenues:	$18,635,320
Call Protection:	L(24), YM1(29),O(7)	UW Expenses:	$10,622,004
Lockbox / Cash Management:	Springing	UW NOI:	$8,013,317
Additional Debt:	No	UW NCF:	$7,081,551
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$93,400,000 / $123,873
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$78,249
Taxes:	$350,994	$70,199	N/A	Maturity Date Loan / Room:	$78,249
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.2%
FF&E Reserves:	$0	$77,647	N/A	Maturity Date LTV:	63.2%
Immediate Repairs:	$23,040	$0	N/A	UW NCF DSCR:	1.62x
PIP Reserve:	$2,300,000	Springing	N/A	UW NOI Debt Yield:	13.6%
Low DSCR Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$59,000,000	100.0%	Loan Payoff	$54,668,202	92.7%
			Reserves	2,674,034	4.5
			Closing Costs	1,449,135	2.5
			Return of Equity	208,629	0.4
Total Sources	$59,000,000	100.0%	Total Uses	$59,000,000	100.0%
(1)	See “The Borrowers” below for more information.
(2)	The Hyatt Place Portfolio Properties (as defined below) are subject to a PropCo/OpCo structure whereby some of the borrowers (the “PropCo Borrowers”) own the Hyatt Place Portfolio Properties and other borrowers (the “OpCo Borrowers”) manage the Hyatt Place Portfolio Properties pursuant to individual leases for each of the Hyatt Place Portfolio Properties between the applicable PropCo Borrower and the applicable OpCo Borrower. The Hyatt Place Portfolio Mortgage Loan is secured by both the PropCo Borrowers’ fee interest in the Hyatt Place Portfolio Properties and the OpCo Borrowers’ leasehold interest in the Hyatt Place Portfolio Properties. None of the borrowers may, without the prior consent of the lender, terminate or cancel any of the leases or otherwise alter, modify or change the terms of any lease in a manner inconsistent with the Hyatt Place Portfolio Mortgage Loan documents.
(3)	See the “Portfolio Summary” table below for details regarding the individual properties.
(4)	4th Most Recent NOI is not available as the borrower sponsor purchased the Hyatt Place Portfolio Properties from foreclosure in October 2022.
(5)	The increases in 2nd Most Recent NOI and Most Recent NOI from the respective previous years are due to the Hyatt Place Portfolio Properties undergoing significant renovations in 2023 and 2024, taking rooms offline through 2024. Renovations to date on the Hyatt Place Portfolio Properties total approximately $24.1 million.
(6)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Hyatt Place Portfolio mortgage loan (the “Hyatt Place Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $59,000,000 and is secured by a first lien mortgage on the borrowers’ fee interests in a portfolio of six select-service hospitality properties located across six states. The Hyatt Place Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 7.32500% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 3 – Hyatt Place Portfolio

The Properties. The Hyatt Place Portfolio Mortgage Loan is secured by six select-service hospitality properties totaling 754 rooms located across six states (the “HP Greenville Property”, the “HP Charlotte Property”, the “HP Roanoke Property”, the “Hyatt Place Alpharetta/North Point Mall Property”, the “Hyatt Place Dallas/Park Central Property” and the “HP Topeka Property”, and together, the “Hyatt Place Portfolio Properties”). Each of the Hyatt Place Portfolio Properties are under a long-term franchise agreement with Hyatt running through October 2042. Individual property releases are not permitted for the Hyatt Place Portfolio Mortgage Loan.

The borrower sponsor purchased the Hyatt Place Portfolio Properties from foreclosure in October 2022 and subsequently invested approximately $24.1 million in renovations in 2023 and 2024 across the Hyatt Place Portfolio Properties.

The following table presents certain information relating to the Hyatt Place Portfolio Properties:

Portfolio Summary
Property Name / Location	Year Built / Renovated(1)	Number of Rooms(1)	Occupancy(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
HP Greenville Property 40 West Orchard Park Drive, Greenville, SC 29615	1997 / 2024	126	66.4%	$13,050,000	22.1%	$17,500,000	$1,742,751	21.7%
HP Charlotte Property 7900 Forest Point Boulevard, Charlotte, NC 28217	1996 / 2024	126	68.6%	$11,660,000	19.8%	$17,700,000	$1,551,026	19.4%
HP Roanoke Property 5040 Valley View Boulevard North, Roanoke, VA 24012	1997 / 2024	126	73.5%	$10,140,000	17.2%	$16,400,000	$1,383,088	17.3%
Hyatt Place Alpharetta/North Point Mall Property 7500 North Point Parkway, Alpharetta, GA 30022	1995 / 2025	124	65.2%	$9,000,000	15.3%	$15,300,000	$1,254,741	15.7%
Hyatt Place Dallas/Park Central Property 12411 North Central Expressway, Dallas, TX 75243	1996 / 2024	126	65.4%	$7,980,000	13.5%	$13,100,000	$1,090,688	13.6%
HP Topeka Property 6021 Southwest 6th Avenue, Topeka, KS 66615	1997 / 2024	126	58.2%	$7,170,000	12.2%	$13,400,000	$991,022	12.4%
				$59,000,000	100.0%	$93,400,000	$8,013,317	100.0%
(1)	Source: Appraisals
(2)	Information based on the underwritten rent roll dated September 30, 2025.

HP Greenville Property

The HP Greenville Property is a six-story, select-service hotel located in Greenville, South Carolina. The HP Greenville Property was built in 1997 and recently underwent renovations in 2024, totaling approximately $3,617,339 for improvements to guestrooms, FF&E and property exterior, with $300,000 remaining to be spent on lobby and public area renovations by 2026. Amenities at the HP Greenville Property include a breakfast dining area and restaurant, a market pantry, a guest laundry room and an outdoor pool. The 126 guestrooms at the HP Green Property include 62 king bed, 57 double/double bed, six king accessible and one twin accessible guestrooms. The HP Greenville Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

HP Charlotte Property

The HP Charlotte Property is a six-story, select-service hotel located in Charlotte, North Carolina. The HP Charlotte Property was built in 1996 and recently underwent renovations in 2024, totaling approximately $4,010,432 for improvements to guestrooms, FF&E and property exterior, with $700,000 remaining to be spent on lobby, public area and elevator renovations by 2026. Amenities at the HP Charlotte Property include meeting space, an outdoor pool, a fitness room, a business center and a guest laundry room. The 126 guestrooms at the HP Green Property include 62 king bed, 57 double/double bed, six king accessible and one twin accessible guestrooms. The HP Charlotte Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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HP Roanoke Property

The HP Roanoke Property is a six-story, select-service hotel located in Roanoke, Virginia. The HP Roanoke Property was built in 1997 and recently underwent renovations in 2024, totaling approximately $3,522,961 for improvements to guestrooms, FF&E and property exterior, with $300,000 remaining to be spent on public area renovations by 2026. Amenities at the HP Roanoke Property include meeting space, an indoor pool, a fitness room, a market pantry and a guest laundry room. The 126 guestrooms at the HP Roanoke Property include 68 king bed and 58 queen/queen bed rooms. The HP Roanoke Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

Hyatt Place Alpharetta/North Point Mall Property

The Hyatt Place Alpharetta/North Point Mall Property is a six-story, select-service hotel located in Alpharetta, Georgia. The Hyatt Place Alpharetta/North Point Mall Property was built in 1995 and recently underwent renovations completed in 2025 and totaling approximately $4,168,428 primarily for improvements to guestroom and public area FF&E. No PIP work is outstanding at this property. Amenities at the Hyatt Place Alpharetta/North Point Mall Property include a restaurant, a lobby bar, an outdoor pool, a fitness room and a guest laundry room. The 124 guestrooms at the Hyatt Place Alpharetta/North Point Mall Property include 70 queen/queen and 54 king guestrooms. The Hyatt Place Alpharetta/North Point Mall Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

Hyatt Place Dallas/Park Central Property

The Hyatt Place Dallas/Park Central Property is a six-story, select-service hotel located in Dallas, Texas. The Hyatt Place Dallas/Park Central Property was built in 1996 and recently underwent renovations in 2024 totaling approximately $3,923,264 for improvements to guestrooms and the property exterior, with $700,000 remaining to be spent on public area renovations by 2026. Amenities at the Hyatt Place Dallas/Park Central Mall Property include a breakfast dining area and bar, an outdoor pool, a fitness room, a business center and a market pantry. The 126 guestrooms at the Hyatt Place Dallas/Park Central Property include 68 king and 58 double/double guestrooms. The Hyatt Place Dallas/Park Central Mall Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

HP Topeka Property

The HP Topeka Property is a six-story, select-service hotel located in Topeka, Kansas. The HP Topeka Property was built in 1997 and recently underwent renovations in 2024, totaling approximately $4,842,745 for improvements to guestrooms and property exterior, with $300,000 remaining to be spent on public area renovations by 2026. Amenities at the HP Topeka Property include meeting space, an outdoor pool, a fitness room, a market pantry and a guest laundry room. The HP Roanoke Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The following table presents certain information relating to the historical performance of the Hyatt Place Portfolio Properties:

Historical RevPAR, Occupancy, & NCF Analysis
	2023			2024			TTM(1)
Property	RevPAR	Occ	NCF	RevPAR	Occ	NCF	RevPAR	Occ	NCF
HP Greenville	$40.46	40.0%	$486,550	$57.05	52.3%	$1,246,701	$72.07	66.4%	$1,837,329
HP Charlotte	$36.73	42.3%	(135,208)	$49.92	54.8%	878,471	$63.49	68.6%	1,591,044
HP Roanoke	$52.77	59.6%	528,023	$65.29	68.3%	1,298,598	$68.93	73.5%	1,545,930
Hyatt Place Alpharetta/North Point Mall	$35.23	44.2%	(74,018)	$45.21	54.0%	897,087	$53.97	65.2%	1,208,526
Hyatt Place Dallas/Park Central	$41.09	44.6%	108,025	$54.91	60.2%	803,331	$59.24	65.4%	1,084,490
HP Topeka	$27.42	30.9%	(127,114)	$48.88	50.3%	725,914	$56.66	58.2%	1,067,349
Total / Wtd. Avg.(2)	$38.96	43.5%	$786,257	$53.57	56.6%	$5,850,102	$62.42	66.2%	$8,334,668
(1)	TTM reflects the trailing 12 months ending September 30, 2025
(2)	Total / Wtd. Avg values are weighed by number of rooms.

The following table presents certain information relating to the competitive set of the Hyatt Place Portfolio Properties:

Competitive Set Analysis
	TTM(1)			Competitive Set(2)			Penetration Rate
Property	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR
HP Greenville	66.4%	$108.56	$72.07	72.3%	$123.14	$89.01	91.9%	88.2%	81.0%
HP Charlotte	68.6%	$92.51	$63.49	64.7%	$108.56	$70.22	106.1%	85.2%	90.4%
HP Roanoke	73.5%	$93.84	$68.93	65.3%	$110.79	$72.39	112.5%	84.7%	95.2%
Hyatt Place Alpharetta/North Point Mall	65.2%	$82.78	$53.97	63.9%	$111.90	$71.53	102.0%	74.0%	75.4%
Hyatt Place Dallas/Park Central	65.4%	$90.60	$59.24	66.1%	$98.26	$64.94	99.0%	92.2%	91.2%
HP Topeka	58.2%	$97.37	$56.66	61.4%	$107.94	$66.23	94.9%	90.2%	85.5%
(1)	TTM reflects the trailing 12 months ending September 30, 2025.
(2)	Information on the Competitive Set is obtained from industry reports dated August 2025.

Environmental. According to the Phase I environmental site assessment reports dated between September 2, 2025 and September 26, 2025, there was no evidence of any recognized environmental conditions at the Hyatt Place Portfolio Properties.

The Markets.

The Hyatt Place Portfolio Properties are located in South Carolina, North Carolina, Virginia, Georgia, Texas and Kansas.

Greenville, SC. The HP Greenville Property is located in Greenville, South Carolina within the Greenville County submarket, and is accessible via I-385 and I-85. Greenville is a growing city, specializing in manufacturing and car production, and is located approximately equidistance between Charlotte, North Carolina and Atlanta, Georgia. Local demand drivers for the HP Greenville Property include downtown Greenville, the Greenville Convention Center and the Greenville-Spartanburg International Airport, as well as leisure demand generators such as Falls Park, the Peace Center and nearby schools, Furman University and Clemson University.

Charlotte, NC. The HP Charlotte Property is located in Charlotte, North Carolina within the I-77 submarket. Charlotte is the largest city in North Carolina and has recently experienced rapid growth and an active economy. The HP Charlotte Property draws demand from the Charlotte Douglas International Airport, which recorded almost 59 million in passenger traffic in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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2024, and is also bolstered by the presence of the University of North Carolina Charlotte and numerous Fortune 500 company headquarters.

Roanoke, VA. The HP Roanoke Property is located in Roanoke, Virginia within the Roanoke County submarket. Roanoke is an independent city situated in the Blue Ridge Mountains of Southwest Virginia along Roanoke River and Interstate 81. The HP Roanoke Property’s primary demand driver is the Roanoke-Blacksburg Regional Airport, which is located less than a mile from the HP Roanoke Property via I-581. Major corporate offices and Valley View Mall, one of the region’s largest retail centers, are also positioned nearby the HP Roanoke Property.

Alpharetta, GA. The Hyatt Place Alpharetta/North Point Mall Property is located in Alpharetta, Georgia within the Roswell/Alpharetta submarket. Alpharetta is situated in northern Fulton County and is a suburban city within the Atlanta metropolitan area. Alpharetta offers accessible transportation via Georgia State Route 400 and US Highway 19, offering accessibility to downtown Alpharetta businesses and shops, as well as Hartsfield-Jackson Atlanta International Airport, which is the world’s busiest airport based on passenger traffic.

Dallas, Texas. The Hyatt Place Dallas/Park Central Property is located in Dallas, Texas in the LBJ/North Central Expressway submarket. Dallas is the ninth most populous city in the United States and has a diversified economy, led by its technology sector, and is the primary commercial, marketing, and industrial center in the southwest United States. The Hyatt Place Dallas/Park Central Property draws demand from its proximity to corporate offices, the Kay Bailey Hutchison Convention Center, and the Dallas/Fort Worth International Airport, which is a major U.S. air travel hub and the headquarters for American Airlines.

Topeka, Kansas. The HP Topeka Property is located in Topeka, Kansas within the Topeka submarket. Topeka is the capital city of Kansas and is located along the Kansas River in the northeastern part of the state, offering a central position within the U.S. Midwest. Topeka is the hub of government business for the region, and is also home to numerous Fortune 500 companies including Goodyear Tire & Rubber Company and Frito-Lay North America. Additionally, the HP Topeka Property is located approximately 15 miles northwest of the Kansas City International Airport and is well connected to major highways including I-70 and U.S. Highways 24 and 40.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 3 – Hyatt Place Portfolio

The following table presents certain information relating to the historical operating performance and underwritten cash flows of the Hyatt Place Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024(2)	TTM(2)(3)	Underwritten	Per Room(4)	% of Total Revenue(5)
Occupancy	43.5%	56.6%	66.2%	66.2%
ADR	$89.53	$94.68	$94.31	$94.31
RevPAR	$38.96	$53.57	$62.42	$62.42
Room Revenue	$10,722,012	$14,782,761	$17,177,586	$17,177,586	$22,782	92.2%
Other Income	481,831	992,994	1,457,734	1,457,734	1,933	7.8
Total Revenue	$11,203,844	$15,775,755	$18,635,320	$18,635,320	$24,715	100.0%
Room Expense	4,397,542	3,866,733	3,941,815	3,941,815	5,228	22.9
Other Expenses	1,188,209	1,087,736	674,155	674,155	894	46.2
Total Departmental Expenses	$5,585,751	$4,954,469	$4,615,970	$4,615,970	$6,122	24.8%
Gross Operating Income	$5,618,092	$10,821,286	$14,019,351	$14,019,351	$18,593	75.2%
Undistributed Expenses	4,783,043	4,958,884	4,668,705	4,890,775	6,486	26.2
Gross Operating Profit	$835,049	$5,862,402	$9,350,646	$9,128,576	$12,107	49.0%
Property Taxes	0	0	674,784	842,384	1,117	4.5
Insurance	48,792	12,300	341,194	272,875	362	1.5
Total Other Expenses	$48,792	$12,300	$1,015,978	$1,115,259	$1,479	6.0%
Net Operating Income	$786,257	$5,850,102	$8,334,668	$8,013,317	$10,628	43.0%
FF&E	0	0	0	931,766	1,236	5.0
Net Cash Flow	$786,257	$5,850,102	$8,334,668	$7,081,551	$9,392	38.0%
(1)	Historical cash flows before 2022 are not available as the borrower sponsor purchased the Hyatt Place Portfolio Properties from foreclosure in October 2022.
(2)	The increases in 2024 Net Operating Income and TTM Net Operating Income from the respective previous years are due to the Hyatt Place Portfolio Properties undergoing significant renovations in 2023, taking rooms offline through 2024. Renovations to date on the Hyatt Place Portfolio Properties total approximately $24.1 million.
(3)	TTM is as of September 30, 2025.
(4)	Per Room values are based on 754 rooms.
(5)	% of Total Revenue for Room Expense and Other Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

The Borrowers. The borrowing entities for the Hyatt Place Portfolio Mortgage Loan are YK Forest Point LLC and YK Forest Point MGMT LLC, each a North Carolina limited liability company, JK Valley View LLC and JK Valley View MGMT LLC, each a Virginia limited liability company, JK N Central LLC and JK N Central MGMT LLC, each a Texas limited liability company, JK Topeka LLC and JK Topeka MGMT LLC, each a Kansas limited liability company, JK North Point LLC and JK North Point MGMT LLC, each a Georgia limited liability company, and YK Greenville LLC and YK Greenville MGMT LLC, each a South Carolina limited liability company. Each borrower is a special purpose entity whose managing member has one independent director. Legal counsel delivered a non-consolidation opinion in connection with the origination of the Hyatt Place Portfolio Mortgage Loan. The Hyatt Place Portfolio Mortgage Loan is full recourse to the borrowers and the guarantor for an amount equal to $11,800,000.

The Borrower Sponsor. The borrower sponsor is Harikrushna Bhagat, an experienced hotel operator and founder and CEO of HKB Investment Group (“HKB”). Founded in 2016, HKB has grown into a developer, owner, and operator of a variety of commercial real estate assets and currently manages more than half a billion dollars of real estate encompassing over 50 properties, most of which are hospitality assets.

Property Management. The Hyatt Place Portfolio Properties are managed by HKB Hotel Group LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers reserved (i) $2,300,000 for PIP reserves, (ii) $350,994 for real estate taxes and (iii) $23,040 for immediate repairs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Tax Escrows – The borrowers are required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months, initially equal to approximately $70,199.

Insurance Escrows – The borrowers are required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrowers maintain a blanket insurance policy in accordance with the Hyatt Place Portfolio Mortgage Loan documents.

FF&E Reserve – The borrowers are required to deposit monthly into the replacement reserve account an amount equal to 1/12th of the greater of (i) 5% of the gross income from operations generated in the immediately preceding calendar year and (ii) the aggregate annual amount required pursuant to the franchise agreements, initially equal to approximately $77,647.

Low DSCR Reserve – Upon the commencement of a DSCR Trigger Period (as defined below), the borrowers will be required to deposit on each payment date during such DSCR Trigger Period, $72,000, to be held by the lender as additional security for the Hyatt Place Portfolio Mortgage Loan. The borrowers are allowed to provide a Low DSCR Guaranty Election (as defined below) or post a lump sum payment in the form of cash or letter of credit in lieu of monthly cash deposits. Each lump sum payment shall (a) be effective for twelve (12) months and (b) equal the amount, if used to reduce the outstanding principal amount of the loan, sufficient to cause the calculation of the DSCR for the immediately preceding 2 calendar quarters to equal or exceed (i) 1.20x upon the first occurrence of a DSCR Trigger Period and (ii) 1.25x for any subsequent occurrence of a DSCR Trigger Period (each such payment, a “Low DSCR Security Payment”). The borrowers may prevent a subsequent DSCR Trigger Period after expiration of each 12-month period by depositing an additional Low DSCR Security Payment with Lender.

A “DSCR Trigger Period” will occur upon (i) the last day of any two consecutive calendar quarters for which the debt service coverage ratio (“DSCR”) is less than 1.20x or (ii) the expiration of the 12 month period beginning on the date upon which borrower delivers a Low DSCR Security Payment and will be cured upon (i) the DSCR being at least 1.25x for two consecutive calendar quarters, (ii) the date on which Lender receive a Low DSCR Security Payment for a period of 12 months or (iii) Lender receives a Low DSCR Guaranty Election.

A “Low DSCR Guaranty Election” means that, so long as the guarantor (i) maintains a net worth greater than or equal to $75 million and (ii) no transfer of the Hyatt Place Portfolio Mortgage Loan has occurred in accordance with Section 5.2.11 of the Hyatt Place Portfolio Mortgage Loan Agreement, the guarantor, pursuant to the conditions set forth in the Hyatt Place Mortgage Loan agreement, is able to notify the lender in writing of its election to guarantee the Low DSCR Security Payments.

PIP Reserve – Provided (i) no event of default under the Hyatt Place Portfolio Mortgage Loan documents is occurring and (ii) all disbursement conditions set forth in the Hyatt Place Portfolio Mortgage Loan Agreement are satisfied, the lender will make disbursements from the PIP Reserve account no later than ten business days after the delivery of the borrower’s request in an amount of no less than $5,000 and not more often than twice per calendar month.

Lockbox / Cash Management. The Hyatt Place Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to deposit all revenue generated by the Hyatt Place Portfolio Properties into the lender-controlled lockbox account within one business day of receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Hyatt Place Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Hyatt Place Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Hyatt Place Portfolio Mortgage Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Trigger Period” means the occurrence of (a) an event of default under the Hyatt Place Portfolio Mortgage Loan documents or (b) a bankruptcy action of the borrowers or principal. A Trigger Period may be cured upon the occurrence of the following, with respect to (i) clause (a) above, the cure of such event of default in accordance with the Hyatt Place Portfolio Mortgage Loan documents. For avoidance of doubt, the borrowers have no right to cure a Trigger Period caused by a bankruptcy action of the borrowers or principal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 4 – Netflix HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 4 – Netflix HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 4 – Netflix HQ
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,100,000	Title:	Fee
Cut-off Date Principal Balance:	$55,100,000	Property Type – Subtype:	Office - Suburban
% of IPB:	6.6%	Net Rentable Area (SF):	147,949
Loan Purpose:	Refinance	Location:	Los Gatos, CA
Borrower:	Wealthcap Los Gatos 121 Albright Way LLC	Year Built / Renovated:	2015 / NAP
Borrower Sponsor(1):	Wealth Management Capital Holding GmbH	Occupancy:	100.0%
Interest Rate:	6.02700%	Occupancy Date:	10/6/2025
Note Date:	10/6/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$7,250,716 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,474,269 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$6,425,569 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$7,700,272
Call Protection:	L(24),YM1(1),DorYM1(30),O(5)	UW Expenses:	$2,006,724
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,693,548
Additional Debt:	No	UW NCF:	$5,693,548
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$99,500,000 / $673
Additional Debt Type:	N/A	Appraisal Date:	7/25/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$372
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$372
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.4%
				UW NCF DSCR:	1.69x
				UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,100,000	99.0%	Loan Payoff	$50,251,449	90.3%
Borrower Sponsor Equity	538,539	1.0	Closing Costs	5,387,091	9.7

Total Sources	$55,638,539	100.0%	Total Uses	$55,638,539	100.0%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Netflix HQ Mortgage Loan (as defined below).
(2)	Operating history prior to 2022 is not available as it was not required for origination of the Netflix HQ Mortgage Loan.
(3)	See “Escrows and Reserves” section below.

The Loan. The Netflix HQ mortgage loan (the “Netflix HQ Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $55,100,000 and is secured by the borrower’s fee interest in a suburban office property located in Los Gatos, California totaling 147,949 square feet (the “Netflix HQ Property”). The Netflix HQ Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.02700% per annum on an Actual/360 basis.

The Property. The Netflix HQ Property is a Class A office building located at 121 Albright Way in Los Gatos, California, comprising a single five-story structure totaling 147,949 square feet on a 0.97-acre site. The Netflix HQ Property is part of Netflix’s four-property, 546,908 square foot global headquarters campus in Los Gatos, with the other three buildings (131, 111, and 101 Albright Way) under separate ownership and not part of the collateral for the Netflix HQ Mortgage Loan. The Netflix HQ Property is located off State Highway 85 on Winchester Boulevard, offering immediate access to State Route 17 and the broader San Francisco Bay Area. It is approximately five minutes from the Campbell/Winchester Light Rail and approximately 15 minutes from the San Jose Mineta International Airport, with proximity to the 280-corridor providing a commute advantage over the more congested US 101.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Constructed in 2015, the Netflix HQ Property features a modern steel-and-glass design, infrastructure including 4,000 amps of 3-phase power, HVAC, and flexible, open floor plates. Amenities include 1,101 parking spaces (457 in a non-collateral, shared covered garage), a lawn area, outdoor amphitheater, basketball court, indoor theater, and a café/bar with collaborative seating areas. Netflix, Inc. (“Netflix”) (Moody’s/Fitch/S&P: A3/NR/A), the tenant and guarantor on the lease, occupies 100% of the Netflix HQ Property under a long-term triple-net structure. Netflix has been in occupancy since the building’s completion and recently executed an early 10-year lease extension in July 2025, commencing in January 2028 and extending through December 2037. Netflix is currently paying $42.00 PSF NNN with 3.0% annual rent escalations through December 2027. In January 2028, the rent resets to $37.20 PSF NNN with annual 2.8% to 3.1% rent steps over the remainder of the lease term, which runs through December 2037. The lease includes two five-year renewal options at fair market value, and a one-time termination right exercisable on or before December 31, 2034 (effective December 31, 2035), subject to a significant termination payment.

Sole Tenant.

Netflix, Inc. (147,949 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Netflix (NASDAQ: NFLX) is a streaming entertainment service, originally founded in 1997 and headquartered in Los Gatos, California. Netflix generates the majority of its revenue from subscription-based streaming of original and licensed content, including series, documentaries, and feature films, to over 300 million paid subscribers in more than 190 countries. For the second quarter of 2025, Netflix reported approximately $3.13 billion in net income and free cash flow of approximately $2.27 billion. As of June 30, 2025, Netflix had approximately $53.10 billion total assets ($11.99 billion current assets) offset by $28.15 billion in total liabilities ($8.94 billion current liabilities). As of October 8, 2025, Netflix had a market capitalization of $515.03 billion.

The Netflix HQ Property is described as mission critical to Netflix’s global operations, serving as the cornerstone of its corporate footprint. Netflix employs over 2,500 workers at its Los Gatos headquarters campus and has increased companywide headcount by 23.8% since 2021. The Netflix HQ Property benefits from above-market utilization, with a return-to-office rate of 72.6%, driven by Netflix’s in-office initiative.

The following table presents certain information relating to historical occupancy at the Netflix HQ Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Based on December 31 of each respective year unless indicated otherwise.
(2)	Based on the underwritten rent roll as of October 6, 2025.

The following table presents certain information relating to the sole tenant at the Netflix HQ Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Netflix, Inc.	A3 / A / NR	147,949	100.0%	$42.00(3)	$6,213,858	100.0%	12/31/2037(4)
Occupied Collateral Total / Wtd. Avg.		147,949	100.0%	$42.00	$6,213,858	100.0%
Vacant Space		0	0.0%
Collateral Total		147,949	100.0%

(1)	Information is based on the underwritten rent roll dated October 6, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Netflix is currently paying $42.00 PSF NNN with 3.0% annual rent escalations through December 2027. In January 2028, the rent resets to $37.20 PSF NNN with annual 2.8% to 3.1% rent steps over the remainder of the lease term, which runs through December 2037.
(4)	Netflix, Inc. has a one-time termination option exercisable on or before December 31, 2034 to terminate the lease on December 31, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The following table presents certain information relating to the tenant lease expiration of the Netflix HQ Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0	0	0.0
2027	0	0	0.0	0	0.0		0	0.0	0	0.0
2028	0	0	0.0	0	0.0		0	0.0	0	0.0
2029	0	0	0.0	0	0.0		0	0.0	0	0.0
2030	0	0	0.0	0	0.0		0	0.0	0	0.0
2031	0	0	0.0	0	0.0		0	0.0	0	0.0
2032	0	0	0.0	0	0.0		0	0.0	0	0.0
2033	0	0	0.0	0	0.0		0	0.0	0	0.0
2034	0	0	0.0	0	0.0		0	0.0	0	0.0
2035	0	0	0.0	0	0.0		0	0.0	0	0.0
2036	0	0	0.0	0	0.0		0	0.0	0	0.0
2037 & Beyond	1	147,949	100.0	6,213,858	100.0		147,949	100.0	6,213,858	100.0
Total	1	147,949	100.0%	$6,213,858	100.0%
(1)	Information is based on the underwritten rent roll dated October 6, 2025. Certain tenants may have termination options which are not considered for the purposes of the Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Netflix HQ Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	Underwritten(1)	Per SF	%(2)
Base Rent	$7,183,100	$7,395,976	$6,257,688	$6,213,858	$42.00	103.8%
Credit Tenant Rent Steps(3)	0	0	0	(225,361)	(1.52)	(3.8)
Gross Potential Rent	$7,183,100	$7,395,976	$6,257,688	$5,988,497	$40.48	100.0%
Total Reimbursements	1,738,490	1,724,484	1,727,550	1,868,923	12.63	31.2
Other Rental Income	76,298	78,293	167,882	0	0.00	0.0
Vacancy / Credit Loss	0	0	0	(157,148)	(1.06)	(2.6)
Effective Gross Income	$8,997,888	$9,198,754	$8,153,119	$7,700,272	$52.05	128.6%
Real Estate Tax	1,392,923	1,407,541	1,424,221	1,449,564	9.80	18.8
Insurance	128,528	70,506	73,181	61,617	0.42	0.8
Other Expenses(4)	225,721	246,437	230,148	495,542	3.35	6.4
Total Expenses	$1,747,172	$1,724,484	$1,727,550	$2,006,724	$13.56	26.1%
Net Operating Income	$7,250,716	$7,474,269	$6,425,569	$5,693,548	$38.48	73.9%
Capital Expenditures	0	0	0	0	0.00	0.0
TI/LC	0	0	0	0	0.00	0.0
Net Cash Flow	$7,250,716	$7,474,269	$6,425,569	$5,693,548	$38.48	73.9%
(1)	Based on the underwritten rent roll dated October 6, 2025.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Credit Tenant Rent Steps are equal to the straight-line average of the loan term. Netflix is currently paying $42.00 PSF NNN with 3.0% annual rent escalations through December 2027. In January 2028, the rent resets to $37.20 PSF NNN with annual 2.8% to 3.1% rent steps over the remainder of the lease term, which runs through December 2037.
(4)	Other Expenses includes management fees, general and administrative expenses, and repairs and maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Environmental. The Phase I environmental assessment dated August 18, 2025 identified no evidence of any recognized environmental conditions at the Netflix HQ Property.

The Market. The Netflix HQ Property is located in Los Gatos, California, at 121 Albright Way, within the Silicon Valley and the San Jose-Sunnyvale-Santa Clara metropolitan area. The Netflix HQ Property is located off State Highway 85 on Winchester Boulevard, providing access to State Route 17 and the broader San Francisco Bay Area. The location offers proximity to major transportation corridors, being approximately five minutes from the Campbell/Winchester Light Rail and approximately 15 minutes from the San Jose Mineta International Airport. The Netflix HQ Property’s location along the 280 corridor reduces commute times compared to the more congested US 101, which is commonly used by employees of other major technology companies.

The immediate area surrounding the Netflix HQ Property consists of a mix of office, research and development, and residential uses. The Netflix HQ Property is part of the West Valley office market, which is home to the global headquarters of several major technology companies, including Netflix, Apple, eBay, and IBM. The Los Gatos/Saratoga submarket, where the Netflix HQ Property is located, is characterized by a high concentration of affluent residential neighborhoods, boutique office buildings, and a stable base of professional service and technology users. As of the second quarter of 2025, the Los Gatos/Saratoga office submarket had an overall vacancy rate of 11.2% and an average gross rent of $49.27 per square foot, compared to a 16.4% vacancy rate and $55.42 per square foot average gross rent in the broader South Bay/San Jose market. According to the appraisal, while the average rental rates in the submarket tend to trail those of the broader Silicon Valley metro, this is largely due to the area’s greater concentration of older, Class B and C office inventory. New speculative construction has been minimal due to limited available land, strict design controls, and relatively high development costs. As a result, while the location remains desirable for boutique professional users, the lack of modern Class A product has tempered rent growth relative to more supply-rich areas like Sunnyvale, Santa Clara, or Mountain View.

Los Gatos is an affluent community at the base of the Santa Cruz Mountains, known for its high quality of life, walkable downtown, and proximity to both Silicon Valley employment centers and the Santa Cruz wine country. The 2025 estimated population within a one-, three-, and five-mile radius of the Netflix HQ Property is 13,399, 152,398, and 384,180, respectively. The 2025 median household income within a three-mile radius is $185,457, and the average household income is $264,116. The area boasts a highly educated workforce, with over 67% of residents within a three-mile radius holding a college degree.

The West Valley office market has benefited from durable demand from technology tenants and limited new supply due to strict planning and architectural guidelines in Los Gatos. The submarket’s office inventory is primarily composed of smaller floor plates and high parking ratios, which have become increasingly desirable for tenants seeking a high-quality suburban work environment. Recent trends in the local office market reflect a shift toward flexible work formats and experience-oriented amenities, with well-located Class A properties like the Netflix HQ Property continuing to command competitive rents and high occupancy. The Netflix HQ Property’s location within Silicon Valley provides access to a robust talent pool, world-class universities, and a dynamic ecosystem of technology companies, venture capital firms, and startups.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The following table presents certain information relating to comparable sales to the Netflix HQ Property:

Comparable Sales(1)
Name / Property Location	Year Built	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	OAR
Netflix HQ 121 Albright Way Los Gatos, CA	2015	NAP	147,949(2)	100%	(2)	$99,500,000(3)	$672.53(3)	6.00%(3)
300 Holger Way San Jose, CA	2000	Aug-25	100,224	100%		$70,000,000	$698.44	6.00%
615 & 625 North Mathilda Sunnyvale, CA	2021	Jun-25	382,484	100%		$350,000,000	$915.07	NAV
6181 South Centinela Avenue Culver City, CA	2021	Apr-25	314,959	74%		$130,000,000	$674.69	6.00%
405 Howard Street San Francisco, CA	2002	Dec-24	521,555	99%		$363,500,000	$696.95	7.00%
2220 Colorado Avenue Santa Monica, CA	1999	Oct-24	225,773	100%		$185,000,000	$819.41	6.60%
3333 Scott Boulevard Santa Clara, CA	2017	Jun-23	244,906	100%		$182,500,000	$745.18	6.08%
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 6, 2025.
(3)	Represents appraised value.

The Borrower. The borrower is Wealthcap Los Gatos 121 Albright Way LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Netflix HQ Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Wealth Management Capital Holding GmbH (“Wealthcap”). Wealthcap is a Munich, Germany based investment and asset manager with approximately €9.8 billion in assets under management as of December 31, 2024, including over €6.4 billion of real estate assets under management. Wealthcap has a 40-year operating history and employs approximately 180 people. Wealthcap is a wholly owned subsidiary of UniCredit Bank GmbH.

There is no non-recourse carveout guarantor or separate environmental indemnitor for the Netflix HQ Mortgage Loan.

Property Management. The Netflix HQ Property is managed by Jones Lang LaSalle Americas, Inc., a third-party property management firm.

Escrows and Reserves. At origination, the borrower was not required to deposit any funds.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes. Such payments will be suspended as long as (i) Netflix is obligated or has elected under the lease to pay all real estate taxes directly to the appropriate taxing authority, (ii) Netflix pays all real estate taxes before delinquency, (iii) the borrower furnishes, or causes the tenant to furnish, receipts for the payment of all such amounts and (iv) no Trigger Period (as defined below) is continuing.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. The borrower is not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums as long as the borrower maintains a blanket policy acceptable to the lender. An acceptable blanket policy was in place at origination.

Replacement Reserve – On each monthly payment date during the continuation of a Reserve Period (as defined below), the borrower is required to escrow approximately $3,082 for replacement reserves.

Lockbox / Cash Management. The Netflix HQ Mortgage Loan is structured with a hard lockbox and springing cash management. Within 30 days of origination of the Netflix HQ Mortgage Loan, the borrower is required to establish a lockbox account and all rents from the Netflix HQ Property are required to be deposited directly to the lockbox account and, so long as a Trigger Period is not occurring, funds in the lockbox account will be transferred to the borrower’s operating account on a daily basis. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Netflix HQ Mortgage Loan documents.

A “Trigger Period” means a period (A) commencing on the earliest of (i) an event of default, (ii) from and after the date that Netflix is no longer leasing 100% of the Netflix HQ Property, a net cash flow debt service coverage ratio (“NCF DSCR”) of less than 1.20x, (iii) if a manager is an affiliate of the borrower and such manager is adjudicated a bankrupt or insolvent, files a petition for bankruptcy or insolvency, or any similar proceeding against the manager is instituted, (iv) the occurrence of a Lease Sweep Period (as defined below) or (v) if a receiver, liquidator or trustee is appointed for the borrower, or if the borrower is adjudicated a bankrupt or insolvent, files a petition for bankruptcy or insolvency, or any similar proceeding against the borrower is instituted; and (B) expiring upon with regard to (v) clause (i), the cure of such event of default, (w) clause (ii), the date that the NCF DSCR is greater than or equal to 1.25x for two consecutive calculation dates, (x) clause (iii), if the manager is replaced with a non-affiliated manager approved by the lender, (y) clause (iv), the occurrence of a Lease Sweep Period Cure (as defined below) or (z) clause (v), if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of the borrower or any affiliate thereof solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 60 days of such filing.

A “Reserve Period” will be continuing at any time that (i) the Netflix lease is not in effect or (ii) a Lease Sweep Period is continuing.

A “Lease Sweep Period” means the period commencing upon the first monthly payment date following:

(a)	the earlier to occur of (i) the date that is 12 months prior to the expiration of the Netflix lease (or any replacement lease) (the “Lease Sweep Lease”) and (ii) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (unless Netflix or the tenant under a replacement lease has previously exercised its renewal or extension rights under its lease or its lease is otherwise renewed or extended on terms acceptable to the lender prior to such a date);

(b)	the date that the Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date or the receipt by the borrower or manager of notice from the Lease Sweep Lease tenant of its intent to surrender, cancel or terminate the lease;

(c)	the date that Lease Sweep Lease tenant has ceased operating its business at the Netflix HQ Property (i.e., “goes dark”) in 50% or more of the space demised by its lease for a period in excess of 90 days without the intent of re-occupying the space;

(d)	any monetary default or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; and/or

(e)	the occurrence of a Lease Sweep Lease tenant party insolvency proceeding.

A “Lease Sweep Period Cure” means, with respect to a Lease Sweep Period caused by a matter described in:

(1)	clause (a), (b) and (c) above, the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases, and, in the lender’s commercially reasonable judgement, sufficient funds have been accumulated in the lease sweep account to cover all anticipated leasing expenses;

(2)	clause (a) above, the date on which the Lease Sweep Lease tenant irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Lease space, and in the lender’s commercially reasonable judgement, sufficient funds have been accumulated to cover all anticipated leasing expenses;

(3)	clause (c) above, the date on which the applicable Lease Sweep Lease tenant resumes occupancy of more than 50% of its Lease Sweep Lease space and continues such occupancy for a consecutive 30 day period;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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(4)	clause (d) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of three consecutive months;

(5)	clause (e) above, the date on which the Lease Sweep Lease tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty thereof (if applicable), has been affirmed or assumed, without modification; and/or

(6)	clause (a), (b), (c), (d) and (e) above, the date on which the amount of lease sweep funds on deposit in the lease sweep account (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the lease sweep deposit amount applicable to such Lease Sweep Lease space.

Subordinate and Mezzanine Debt. None.

Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 5 – Red Rock Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$49,000,000	Title:	Fee
Cut-off Date Principal Balance:	$49,000,000	Property Type – Subtype(3):	Various – Various
% of Pool by IPB:	5.9%	Net Rentable Area (Units):	209
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(1):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Fred Ohebshalom	Occupancy:	92.8%
Interest Rate:	6.29000%	Occupancy Date:	9/2/2025
Note Date:	10/8/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$3,627,066 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,140,520 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,452,801 (TTM 7/31/2025)
Original Amortization:	None	UW Economic Occupancy:	90.3%
Amortization Type:	Interest Only	UW Revenues:	$9,084,393
Call Protection:	L(12),YM1(41),O(7)	UW Expenses:	$4,474,701
Lockbox / Cash Management:	Springing	UW NOI:	$4,609,692
Additional Debt:	No	UW NCF:	$4,531,940
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$86,200,000 / $412,440
Additional Debt Type:	N/A	Appraisal Date(5):	Various

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$234,450
Taxes:	$1,107,548	$210,961	N/A	Maturity Date Loan / Unit:	$234,450
Insurance:	$138,832	$26,444	N/A	Cut-off Date LTV:	56.8%
Replacement Reserves:	$0	$4,586	N/A	Maturity Date LTV:	56.8%
TI/LC:	$0	$1,548	N/A	UW NCF DSCR:	1.45x
Deferred Maintenance:	$24,258	$0	N/A	UW NOI Debt Yield:	9.4%
Property Violations Reserve:	$77,550	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$49,000,000	100.0%	Loan Payoff	$34,592,675	70.6%
			Return of Equity	10,471,469	21.4
			Closing Costs(6)	2,587,669	5.3
			Upfront Reserves	1,348,187	2.7
Total Sources	$49,000,000	100.0%	Total Uses	$49,000,000	100.0%
(1)	See “The Borrowers” below.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	See “Portfolio Summary” below.
(4)	4th Most Recent NOI is not available because the lender did not include 2022 financial information in the analysis.
(5)	Individual appraisals were completed on various dates between September 2, 2025 and September 4, 2025.
(6)	Closing Costs include an interest rate buydown of $980,000.

The Loan. The Red Rock Portfolio mortgage loan (the “Red Rock Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in a six property portfolio consisting of 209 multifamily units and 18,576 square feet of ground floor retail space located in New York, New York (each, individually, a “Red Rock Portfolio Property” and, collectively, the “Red Rock Portfolio Properties”). The Red Rock Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.29000% per annum on an Actual/360 basis.

The Properties. The Red Rock Portfolio Properties are comprised of six multifamily and mixed-use properties in 10 buildings, containing 209 residential units and 18,576 square feet of commercial space located in New York. The Red Rock Portfolio Properties are located within five miles of each other within the Murray Hill, Gramercy, Midtown East, Midtown West, Upper East Side and Upper West Side neighborhoods of New York. As of September 2, 2025, the multifamily

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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component of the Red Rock Portfolio Properties was 92.8% occupied and the retail component was 100.0% occupied. The multifamily component of the Red Rock Portfolio Properties are comprised, in the aggregate, of 140 fair market units, 58 rent-stabilized units (not including the non-revenue superintendent units), six rent-controlled units and five superintendent units (three of which are rent-stabilized units). Since 2022, the borrowers have invested $891,500 in capital improvements for the Red Rock Portfolio Properties.

The following table presents certain information relating to the Red Rock Portfolio Properties:

Portfolio Summary
Property Name	Property Type / Subtype(1)	Year Built / Renovated(1)	No. of Units(2)(3)(4)	Occ.%(2)(3)(4)	Allocated Cut-Off Date Loan Balance ("ALA")	% of ALA	As-is Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
200 East 26th Street	Mixed Use / Multifamily / Retail	1920 / 1988	45	80.00%	$10,950,000	22.30%	$23,600,000	$1,224,718	26.60%
210 East 38th Street	Multifamily / Mid Rise	1920 / NAP	40	95.00%	$8,500,000	17.30%	$14,100,000	$765,820	16.60%
210-216 West 79th Street	Mixed Use / Multifamily / Retail	1894 / 1962, 2016	25	100.00%	$8,450,000	17.20%	$13,300,000	$765,311	16.60%
401 West 48th Street/701-703 9th Avenue	Mixed Use / Multifamily / Retail	1910, 1920 / 1989	29	96.60%	$8,200,000	16.70%	$12,500,000	$712,421	15.50%
328-330 East 52nd Street	Multifamily / Mid Rise	1901, 1927 / 1987	49	95.90%	$7,900,000	16.10%	$13,800,000	$711,866	15.40%
115 East 72nd Street	Mixed Use / Multifamily / Retail	1934 / NAP	21	95.20%	$5,000,000	10.20%	$8,900,000	$429,557	9.30%
Total / Wtd. Avg			209	92.80%	$49,000,000	100.00%	$86,200,000	$4,609,692	100.00%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated September 2, 2025.
(3)	No. of Units and Occ. % represents residential units.
(4)	The Red Rock Portfolio Properties also include 18,576 square feet of commercial space.

200 East 26th Street. The 200 East 26th Street property is a 45-unit mid-rise multifamily mixed-use property located within the Gramercy Park neighborhood of Manhattan (the “200 East 26th Street Property”). Built in 1920 and renovated in 1988, the 200 East 26th Street Property consists of one five-story building comprised of 18 studio units, 22 one-bedroom units and five two-bedroom units, of which seven units are rent-stabilized (which includes one non-revenue superintendent unit) and three units are rent-controlled. Unit amenities include laminate countertops, white or wooden cabinets and stainless-steel appliances. Community amenities include a laundry room. As of September 2, 2025, the multifamily component of the 200 East 26th Street Property was 80.0% leased. Additionally, the 200 East 26th Street Property includes 3,900 square feet of ground floor retail space, which as of September 2, 2025, was 100.0% occupied by five tenants.

210 East 38th Street. The 210 East 38th Street property is a 40-unit mid-rise multifamily property located within the Murray Hill neighborhood of Manhattan (the “210 East 38th Street Property”). Built in 1920, the 210 East 38th Street Property consists of one five-story building comprised of 20 studio units, 13 one-bedroom units and seven two-bedroom units, of which ten are rent-stabilized (which includes one non-revenue superintendent unit). Unit amenities include either ceramic tile or luxury vinyl plank flooring, granite countertops, white or wooden cabinets and stainless-steel or standard appliances. Community amenities include a laundry room. As of September 2, 2025, the multifamily component of the 210 East 38th Street Property was 95.0% leased. Additionally, the 210 East 38th Street Property receives rent from an antenna lease.

210-216 West 79th Street. The 210-216 West 79th Street property is a 25-unit mid-rise multifamily mixed-use development located within the Upper West Side neighborhood of Manhattan (the “210-216 West 79th Street Property”). Built in 1894 and renovated in 1962 and 2016, the 210-216 West 79th Street Property consists of three contiguous four- to five-story buildings comprised of nine studio units, 14 one-bedroom units, one two-bedroom unit and one three-bedroom unit, of which eight units are rent-stabilized. Unit amenities include either ceramic tile or hardwood flooring, laminate or marble countertops, wooden cabinets and stainless-steel or standard appliances. As of September 2, 2025, the multifamily

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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component of the 210-216 West 79th Street Property was 100.0% leased. Additionally, the 210-216 West 79th Street Property includes 7,850 square feet of ground floor retail space, which as of September 2, 2025, was 100.0% occupied by five tenants.

401 West 48th Street/701-703 9th Avenue. The 401 West 48th Street/701-703 9th Avenue property is a 29-unit mid-rise multifamily mixed-use development located within the Hell’s Kitchen neighborhood of Midtown West in Manhattan (the “401 West 48th Street/701-703 9th Avenue Property”). Built in 1910 and 1920 and renovated in 1989, the 401 West 48th Street/701-703 9th Avenue Property consists of two adjacent, five-story buildings comprised of one studio unit, 11 one-bedroom units, 12 two-bedroom units and five three-bedroom units, of which 14 units are rent-stabilized (which includes one non-revenue superintendent unit) and one unit is rent-controlled. Unit amenities include tile flooring, laminate or marble countertops and stainless-steel or white appliances. As of September 2, 2025, the multifamily component of the 401 West 48th Street/701-703 9th Avenue Property was 96.6% leased. Additionally, the 401 West 48th Street/701-703 9th Avenue Property includes 4,875 square feet of ground floor retail space, which as of September 2, 2025, was 100.0% occupied by two tenants.

328-330 East 52nd Street. The 328-330 East 52nd Street property is a 49-unit mid-rise multifamily property located within the Midtown East neighborhood of Manhattan (the “328-330 East 52nd Street Property”). Built in 1901 and 1927 and renovated in 1987, the 328-330 East 52nd Street Property consists of one four-story building, one six-story building and a 22 square foot vacant parcel of land. The 328-330 East 52nd Street Property is comprised of eight studio units, 28 one-bedroom units, 10 two-bedroom units, two three-bedroom units and one five-bedroom unit, of which 14 units are rent-stabilized, two units are rent-controlled and one unit is a non-revenue superintendent unit. Unit amenities include ceramic tile flooring, granite countertops, wooden or custom cabinetry and stainless-steel appliances. Community amenities include a laundry room. As of September 2, 2025, the 328-330 East 52nd Street Property was 95.9% leased.

115 East 72nd Street. The 115 East 72nd Street property is a 21-unit mid-rise multifamily mixed-use property located within the Upper East Side neighborhood of Manhattan (the “115 East 72nd Street Property”). Built in 1934, the 115 East 72nd Street Property consists of one six-story building comprised of five studio units, 15 one-bedroom units and one two-bedroom unit, of which eight units are rent-stabilized and one unit is a non-revenue superintendent unit. Unit amenities include marble tile or hardwood flooring, stone or marble countertops, custom cabinetry and stainless-steel appliances. Community amenities include a laundry room. As of September 2, 2025, the multifamily component of the 115 East 72nd Street Property was 95.2% leased. Additionally, the 115 East 72nd Street Property includes 1,950 square feet of ground floor retail space, which as of September 2, 2025, was 100.0% occupied by two tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The following table presents detailed information with respect to the unit mix at the Red Rock Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit
200 East 26th Street
Studio-Market	12	26.7%	11	91.7%	730	$3,468	$3,500
Studio-Stabilized	5	11.1%	0	0.0%	960	$0	$3,500
Studio-Controlled	1	2.2%	0	0.0%	500	$0	$3,500
1 BR-Market	18	40.0%	18	100.0%	845	$4,661	$4,750
1 BR-Controlled	2	4.4%	0	0.0%	960	$0	$4,750
1 BR-Super(3)	1	2.2%	1	100.0%	730	$0	$4,750
1 BR-Stabilized	1	2.2%	1	100.0%	960	$1,120	$4,750
2 BR-Market Rate	5	11.1%	5	100.0%	960	$4,880	$5,250
Property Total / Wtd Avg.	45	100.0%	36	80.0%	837	$4,099	$4,306
210 East 38th Street
Studio-Market	15	37.5%	14	93.3%	400	$2,793	$3,000
Studio-Stabilized	5	12.5%	5	100.0%	400	$1,280	$3,000
1 BR-Market	8	20.0%	8	100.0%	550	$4,163	$4,100
1 BR-Stabilized	4	10.0%	4	100.0%	550	$1,897	$4,100
1 BR-Super(3)	1	2.5%	1	100.0%	550	$0	$4,100
2 BR-Market	7	17.5%	6	85.7%	700	$4,372	$4,500
Property Total / Wtd Avg.	40	100.0%	38	95.0%	501	$2,964	$3,620
210-216 West 79th Street
Studio-Market	6	24.0%	6	100.0%	300	$2,930	$2,900
Studio-Stabilized	3	12.0%	3	100.0%	300	$1,455	$2,900
1 BR-Market	10	40.0%	10	100.0%	400	$3,193	$3,250
1 BR-Stabilized	4	16.0%	4	100.0%	400	$1,595	$3,250
2 BR-Market	1	4.0%	1	100.0%	500	$3,495	$4,000
3 BR-Stabilized	1	4.0%	1	100.0%	600	$5,715	$5,750
Property Total / Wtd Avg.	25	100.0%	25	100.0%	376	$2,779	$3,254
401 West 48th Street / 701-703 9th Avenue
Studio-Market	1	3.4%	1	100.0%	330	$2,850	$2,850
1 BR-Market	8	27.6%	8	100.0%	480	$3,076	$3,075
1 BR-Stabilized	2	6.9%	2	100.0%	480	$1,253	$3,075
1 BR-Super(3)	1	3.4%	1	100.0%	480	$0	$3,075
2 BR-Stabilized	8	27.6%	8	100.0%	630	$977	$3,900
2 BR-Market	3	10.3%	3	100.0%	630	$3,695	$3,900
2 BR-Controlled	1	3.4%	1	100.0%	630	$69	$3,900
3 BR-Stabilized	3	10.3%	3	100.0%	780	$1,322	$4,400
3 BR-Market	2	6.9%	1	50.0%	780	$4,595	$4,400
Property Total / Wtd Avg.	29	100.0%	28	96.6%	589	$2,053	$3,637
328-330 East 52nd Street
Studio-Market	7	14.3%	7	100.0%	350	$2,776	$3,000
Studio-Stabilized	1	2.0%	1	100.0%	350	$2,750	$3,000
1 BR-Market	16	32.7%	15	93.8%	550	$3,048	$3,500
1 BR-Stabilized	11	22.4%	10	90.9%	550	$2,126	$3,500
1 BR-Controlled	1	2.0%	1	100.0%	550	$1,073	$3,500
2 BR-Market	8	16.3%	8	100.0%	800	$3,277	$4,000
2 BR-Controlled	1	2.0%	1	100.0%	800	$1,599	$4,000
2 BR-Stabilized	1	2.0%	1	100.0%	800	$5,030	$4,000
3 BR-Market	1	2.0%	1	100.0%	1,000	$5,000	$5,000
3 BR-Stabilized	1	2.0%	1	100.0%	1,000	$3,993	$5,000
5 BR-Super	1	2.0%	1	100.0%	1,500	$0	$5,750
Property Total / Wtd Avg.	49	100.0%	47	95.9%	606	$2,810	$3,628

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit
115 East 72nd Street
Studio-Market	4	19.0%	4	100.0%	600	$3,128	$3,200
Studio-Stabilized	1	4.8%	1	100.0%	600	$1,560	$3,200
1 BR-Market	8	38.1%	7	87.5%	800	$4,306	$4,500
1 BR-Stabilized	7	33.3%	7	100.0%	800	$2,102	$4,500
2 BR-Super	1	4.8%	1	100.0%	1,000	$0	$5,250
Property Total / Wtd Avg.	21	100.0%	20	95.2%	762	$2,946	$4,226
Portfolio Total / Wtd Avg.	209	100.0%	194	92.8%	622	$2,980	$3,789
(1)	Based on the underwritten rent roll dated September 2, 2025.
(2)	Average Monthly Rent Per Unit is based on occupied units and excludes the non-revenue superintendent units.
(3)	The non-revenue superintendent unit is rent-stabilized.

Environmental. According to the Phase I environmental assessments dated September 10, 2025 through September 12, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Red Rock Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Red Rock Portfolio Properties:

	Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
89.3%	91.7%	94.5%	92.8%
(1)	Historical Occupancies are based on December 31 of each respective year unless otherwise specified.
(2)	Current occupancy is as of September 2, 2025.

The following table presents certain information relating to the major tenants at the Red Rock Portfolio Properties (Retail Component):

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
PJJK Restaurant Corp	NR/NR/NR	4,100	22.1%	$86.34	$354,000	15.7%	7/31/2031
701 Restaurant LLC.(Monk)	NR/NR/NR	3,675	19.8%	$143.67	$528,000	23.4%	3/31/2031
355 Urban Window Treatments, Inc	NR/NR/NR	1,500	8.1%	$98.35	$147,528	6.5%	1/31/2028
All Seasons Beauty Spa Inc.	NR/NR/NR	1,400	7.5%	$125.18	$175,257	7.8%	11/30/2028
Gary Tracy Optometrist	NR/NR/NR	1,350	7.3%	$95.56	$129,000	5.7%	2/28/2026
Major Tenants		12,025	64.7%	$110.92	$1,333,785	59.1%
Other Tenants		6,551	35.3%	$140.83	$922,586	40.9%
Occupied Collateral Total		18,576	100.0%	$121.47	$2,256,371	100.0%
Vacant Space		0	0.0%
Collateral Total		18,576	100.0%

(1)	Based on the underwritten rent roll as of September 2, 2025.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $67,746 through September 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The following table presents certain information relating to the retail tenant lease rollover schedule at the Red Rock Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	1	750	4.0%	$117,600	5.2%	750	4.0%	$117,600	5.2%
2026	3	3,100	16.7%	$354,790	15.7%	3,850	20.7%	$472,390	20.9%
2027	5	3,300	17.8%	$404,916	17.9%	7,150	38.5%	$877,306	38.9%
2028	2	2,900	15.6%	$322,785	14.3%	10,050	54.1%	$1,200,091	53.2%
2029	0	0	0.0%	$0	0.0%	10,050	54.1%	$1,200,091	53.2%
2030(3)	1	1	0.0%	$46,972	2.1%	10,051	54.1%	$1,247,063	55.3%
2031	2	7,775	41.9%	$882,000	39.1%	17,826	96.0%	$2,129,063	94.4%
2032	0	0	0.0%	$0	0.0%	17,826	96.0%	$2,129,063	94.4%
2033	0	0	0.0%	$0	0.0%	17,826	96.0%	$2,129,063	94.4%
2034	1	750	4.0%	$127,308	5.6%	18,576	100.0%	$2,256,371	100.0%
2035	0	0	0.0%	$0	0.0%	18,576	100.0%	$2,256,371	100.0%
2036	0	0	0.0%	$0	0.0%	18,576	100.0%	$2,256,371	100.0%
2037 & Beyond	0	0	0.0%	$0	0.0%	18,576	100.0%	$2,256,371	100.0%
Total	15	18,576	100.0%	$2,256,371	100.0%
(1)	Based on the underwritten rent roll as of September 2, 2025. Reflects only the retail tenants.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes rent steps totaling $67,746 through September 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	2030 includes one antenna lease.

The following table presents certain information relating to the operating history and underwritten cash flows of the Red Rock Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	TTM(2)	Underwritten	Per Unit(3)	%(4)
Rents In-Place - Residential	$6,227,080	$6,545,016	$6,751,391	$6,937,495	$33,194	69.1%
Rents In-Place - Retail(5)	$2,026,630	$2,095,315	$2,110,181	$2,188,625	$10,472	21.8
Rent Steps(6)	$0	$0	$0	$67,746	$324	0.7
Vacancy Gross Up	$0	$0	$0	$688,800	$3,296	6.9
Gross Potential Rent	$8,253,710	$8,640,331	$8,861,572	$9,882,665	$47,285	98.4%
Other Income(7)	$155,226	$147,474	$155,933	$155,933	$746	1.6
Net Rental Income	$8,408,936	$8,787,805	$9,017,505	$10,038,598	$48,032	100.0%
(Vacancy/Credit Loss)	($234,566)	($123,923)	($126,649)	($954,205)	($4,566)	(9.5)
Effective Gross Income	$8,174,370	$8,663,882	$8,890,856	$9,084,393	$43,466	90.5%
Total Expenses	$4,547,304	$4,523,362	$4,438,055	$4,474,701	$21,410	49.3
Net Operating Income	$3,627,066	$4,140,520	$4,452,801	$4,609,692	$22,056	50.7%
TI/LC	$0	$0	$0	$18,576	$89	0.2
Replacement Reserve	$0	$0	$0	$59,176	$283	0.7
Net Cash Flow	$3,627,066	$4,140,520	$4,452,801	$4,531,940	$21,684	49.9%
(1)	Based on the underwritten rent roll as of September 2, 2025.
(2)	TTM column represents the trailing 12 months ending July 31, 2025.
(3)	Per Unit column is based on 209 multifamily units.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Rents In-Place – Retail includes antenna lease revenue.
(6)	Rent Steps include rent steps totaling $67,746 through September 2026.
(7)	Other Income includes late fees, water charges, pet fees and miscellaneous fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The Markets.

200 East 26th Street. The 200 East 26th Street Property is located within the Gramercy Park neighborhood. The neighborhood is well located, surrounded by other neighborhoods such as the Flatiron District, Union Square and East Village. The housing in Gramercy Park consists of a mix of residential buildings, including pre-war townhouses and luxury high-rise apartments. The Gramercy Park neighborhood is known for its historic architecture and well-preserved buildings and features a variety of shops, restaurants, cafes and boutiques, offering a mix of local and national tenants. Nearby parks include Union Square Park and Stuyvesant Square Park.

According to the appraisal, the 200 East 26th Street Property is located in the Murray Hill/Kips Bay multifamily submarket. According to the appraisal, as of the second quarter of 2025, the Murray Hill/Kips Bay multifamily submarket reported 19,694 units, with an average occupancy of 94.5% and asking rental rate of $5,227 per unit. According to the appraisal, the 200 East 26th Street Property is located in the Gramercy Park retail submarket. As of the second quarter of 2025, the Gramercy Park retail submarket had reported inventory of approximately 1.4 million square feet with a vacancy rate of 3.9% and asking rents of $144.89 per square foot.

210 East 38th Street. The 210 East 38th Street Property is located within the Murray Hill neighborhood in the Midtown section of Manhattan and is bordered to the east by the East River, Kips Bay to the south, Midtown Manhattan to the west and Turtle Bay to the north. Murray Hill is largely a residential neighborhood but has office, retail and hotels along its corridors and side streets. Apartments are a mix of pre-war brownstones and townhouses and modern residential towers.

According to the appraisal, the 210 East 38th Street Property is located in the Murray Hill/Kips Bay multifamily submarket. As of the second quarter of 2025, the Murray Hill/Kips Bay multifamily submarket reported 19,694 units, with an average occupancy of 94.5% and asking rental rate of $5,227 per unit.

210-216 West 79th Street. The 210-216 West 79th Street Property is located within the Upper West Side neighborhood. The Upper West Side is bounded by Central Park on the east, the Hudson River on the west, West 59th Street to the south and West 110th Street to the north. The Upper West Side is adjacent to the neighborhoods of Hell's Kitchen to the south, Columbus Circle to the southeast and Morningside Heights to the north. The Upper West Side is considered one of Manhattan's cultural and intellectual hubs, with Columbia University and Barnard College located just to the north of the neighborhood, the American Museum of Natural History located near its center and Lincoln Center for the Performing Arts in its southern section. The Upper West Side is primarily residential and is home to pre-war cooperative and condominium facilities, brownstones and recently constructed luxury high-rise condominium and rental apartment buildings.

The 210-216 West 79th Street Property is located in the Upper West Side multifamily submarket. According to the appraisal, as of the second quarter of 2025, the Upper West Side multifamily submarket reported inventory of 58,475 units with an average occupancy of 97.1% and asking rents of $5,314 per unit. According to the appraisal, the 210-216 West 79th Street Property is located in the Upper West Side retail submarket. As of the second quarter of 2025, the Upper West Side retail submarket reported inventory of approximately 1.6 million square feet with a vacancy rate of 1.7% and asking rents of $177.71 per square foot.

401 West 48th Street/701-703 9th Avenue. The 401 West 48th Street/701-703 9th Avenue Property is located within the Hell’s Kitchen neighborhood on the west side of Midtown Manhattan. Hell’s Kitchen hosts a wide range of businesses, including restaurants, bars, theaters and larger corporations. The neighborhood offers a mix of housing options, including pre-war walk-up buildings, modern high-rises and luxury condominiums and features a variety of commercial retailers, including grocery stores, boutiques and specialty shops.

According to the appraisal, the 401 West 48th Street/701-703 9th Avenue Property is located in the Midtown West multifamily submarket. As of the second quarter of 2025, the Midtown West multifamily submarket reported inventory of 33,870 units with an average occupancy of 96.9% and asking rents of $4,861 per unit. According to the appraisal, the 401 West 48th Street/701-703 9th Avenue Property is located in the Times Square retail submarket. As of the second quarter of 2025, the Times Square retail submarket reported inventory of approximately 3.3 million square feet with a vacancy rate of 5.8% and asking rents of $292.78 per square foot.

328-330 East 52nd Street. The 328-330 East 52nd Street Property is located within the Midtown East neighborhood. The economy and labor market in Midtown East feature numerous corporate headquarters, financial institutions, law firms and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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media companies. Some of the larger employers in the area include JPMorgan Chase, Citigroup and IBM. The neighborhood is home to a range of retailers and businesses, including both local and national tenants. Major shopping destinations include Fifth Avenue and Madison Avenue, which feature upscale retailers and flagship stores. The Midtown East neighborhood is also home to the Museum of Modern Art (MoMA) and the Frick Collection museum.

According to the appraisal, the 328-330 E 52nd Street Property is located in the Midtown East multifamily submarket. As of the second quarter of 2025, the Midtown East multifamily submarket reported inventory of 15,311 units with an average occupancy of 97.7% and asking rents of $4,948 per unit.

115 East 72nd Street. The 115 East 72nd Street Property is located within the Upper East Side, a neighborhood in the New York City borough of Manhattan. The Upper East Side boundaries are often referred to as Central Park/Fifth Avenue, 59th Street, the East River and 96th Street. The area incorporates several smaller neighborhoods, including Lenox Hill, Carnegie Hill and Yorkville. The Upper East Side is recognized as one of the city’s most affluent residential neighborhoods and one of the most densely populated areas in the nation. Encompassing two square miles, the Upper East Side area is improved with a mixture of luxury high-rise residential (both rental and cooperative/condominium buildings), pre-war elevatored and walk-up residential buildings and single and multifamily townhouses.

According to the appraisal, the 115 East 72nd Street Property is located in the Upper East Side multifamily submarket. As of the second quarter of 2025, the Upper East Side multifamily submarket reported inventory of 58,406 units with an average occupancy of 98.1% and asking rents of $4,584 per unit. According to the appraisal, the 115 East 72nd Street Property is located in the Upper East Side retail submarket. As of the second quarter of 2025, the Upper East Side retail submarket reported inventory of approximately 2.4 million square feet with a vacancy rate of 5.5% and asking rents of $109.67 per square foot.

The Borrowers. The borrowers are Redrock Manager Realty LLC, Redrock Manager AT LLC, Redrock Manager FO LLC, Redrock Manager SAT LLC, Redrock Manager STT LLC, Redrock Manager T2 LLC, Redrock Manager T3 LLC, and Redrock Manager T4 LLC, as tenants in common, each a single purpose Delaware limited liability company, with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Red Rock Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Red Rock Portfolio Mortgage Loan is Fred Ohebshalom. Fred Ohebshalom is the founder and chief executive officer of Empire Management. He launched the company in 1975 with the acquisition of a multifamily rental building in Queens. Empire Management serves as the real estate holdings and operating arm of the Ohebshalom family office. Under Mr. Ohebshalom’s leadership, Empire Management has grown to employ over 50 professionals and manages a diverse portfolio that includes multifamily, office, retail, industrial, and hospitality assets. Over the course of his career, Mr. Ohebshalom has owned, operated, and developed more than 4,000 multifamily units and over one million square feet of commercial space. Mr. Ohebshalom currently owns and manages over 27 properties with a portfolio ownership value of approximately $140.2 million.

Property Management. The Red Rock Portfolio Properties are managed by Fairline Associates LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit approximately (i) $1,107,548 into a real estate tax reserve, (ii) $138,832 into an insurance reserve, (iii) $24,258 into a deferred maintenance reserve and (iv) $77,550 into a property violations reserve.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $210,961 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $26,444 per month).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $4,586 for replacement reserves ($263 per unit on an annual basis).

TI/LC Reserve – On a monthly basis, the borrowers are required to deposit approximately $1,548 for rollover reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 5 – Red Rock Portfolio

Lockbox / Cash Management. The Red Rock Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Trigger Event (as defined below), (i) the borrowers are required to establish a lender-controlled lockbox account and within five business days of the occurrence of a Cash Management Trigger Event, the borrowers or the property manager are required to deliver a notice to each tenant at the Red Rock Portfolio Properties that is under a Major Lease (as defined below) directing them to deposit all rents into the lender-controlled lockbox account and (ii) with respect to any other amounts collected, the borrowers or any agent of the borrowers are required to deposit any such amounts received into the lockbox account within two business days of receipt. During the continuance of a Cash Management Trigger Event, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Red Rock Portfolio Mortgage Loan documents. Pursuant to the Red Rock Portfolio Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Red Rock Portfolio Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrowers and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

“Major Lease” means any lease that (a) together with all other leases to the same tenant and to all affiliates of such tenant, covers more than one apartment unit at the Red Rock Portfolio Properties, in the aggregate, (b) any non-residential lease pursuant to which a minimum of 7,500 square feet has been demised, (c) is with an affiliate of the borrower or (d) any instrument guaranteeing or providing credit support for any lease identified in clauses (a), (b) and/or (c) above.

A “Cash Management Trigger Event” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the borrowers second late monthly debt service payment within a 12-month period, (iii) the bankruptcy action of the borrower, the guarantor or the property manager or (iv) a Cash Management DSCR Trigger Event (as defined below) and will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, upon the timely payment of the debt service for six consecutive payment dates, (c) with respect to clause (iii) above, when such bankruptcy action has been discharged, stayed, or dismissed within 60 days of such filing, among other conditions, with respect to the borrowers and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrowers have replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters or the borrower has satisfied the Cash Collateral Cure Conditions (as defined below).

A “Cash Management DSCR Trigger Event” will occur based on the trailing twelve-month period immediately preceding the date of determination, is less than 1.10x, provided, however, no Cash Management DSCR Trigger Event will be deemed to exist during any period that the Cash Collateral Cure Conditions are satisfied.

A “Cash Sweep Event” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the bankruptcy action of the borrowers, the guarantor or the property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below) and will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action has been discharged, stayed, or dismissed within 90 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrowers have replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service ratio, based on the trailing twelve-month period immediately preceding the date of determination, is less than 1.10x or the borrower has satisfied the Cash Collateral Cure Conditions.

“Cash Collateral Cure Conditions” will commence upon the satisfaction of the following: the borrowers have deposited cash into an eligible account with the lender (the “Collateral Account”) or have delivered to the lender a letter of credit that will serve as additional collateral for the Red Rock Portfolio Mortgage Loan, in each case, in an amount as determined by the lender, that would be sufficient to cause the debt service coverage ratio to be equal to or greater than 1.15x (the “DSCR Condition”). Thereafter, if the lender determines (in its reasonable discretion) that the amount on deposit in the Collateral Account or the amount of the letter of credit (as applicable), is insufficient to satisfy the DSCR Condition, then the borrowers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 5 – Red Rock Portfolio

will be required to deposit additional cash collateral or increase the amount of the letter of credit, as applicable, by such amount necessary that the amount on deposit in the Collateral Account (or the amount of the letter of credit (as applicable)) is sufficient to satisfy the DSCR Condition; provided that if the borrowers elect not to deposit such additional amounts (or increase the amount of the letter of credit) as required by the lender, a Cash Sweep Event period will immediately commence and all collateral previously deposited with or delivered to the lender to satisfy the Collateral Cure Conditions will be retained by lender as additional collateral for the Red Rock Portfolio Mortgage Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. From and after October 8, 2026 and prior to April 6, 2030, the borrowers may obtain a release of any individual property from the lien of the mortgage (the “Release Property”) subject to the satisfaction of certain conditions including, but not limited to (i) the borrowers make a partial prepayment of the principal amount of the Red Rock Portfolio Mortgage Loan in an amount equal to the applicable Release Price (as defined below) together with the applicable yield maintenance premium, (ii) no event of default has occurred and is continuing, (iii) the debt service coverage ratio after such release is not less than the greater of (a) 1.46x and (b) the debt service coverage ratio as of the date immediately preceding such release, (iv) the loan to value ratio after the release is not greater than 56.8% and (v) receipt of rating agency confirmation. “Release Price” means, (i) with respect to any partial prepayment in connection with the release of the 200 East 26th Street Property, 105% of the allocated loan amount for such individual property and (ii) with respect to any prepayment in connection with the release of any other individual property, 125% of the allocated loan amount for such individual property.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 6 – The Garden City Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 6 – The Garden City Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 6 – The Garden City Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$43,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$43,500,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	5.2%	Net Rentable Area (Rooms):	269
Loan Purpose:	Refinance	Location:	Garden City, NY
Borrowers:	Fortuna DE LI LLC and MM DE Hotel Management LLC	Year Built / Renovated:	1983 / 2025
Borrower Sponsor:	Morris Moinian	Occupancy / ADR / RevPAR:	77.8% / $290.76 / $226.18
Interest Rate:	6.99000%	Occupancy / ADR / RevPAR Date:	9/30/2025
Note Date:	10/23/2025	4th Most Recent NOI (As of):	$7,222,167 (12/31/2022)
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of):	$6,706,923 (12/31/2023)
Interest-only Term:	60 months	2nd Most Recent NOI (As of):	$7,967,883 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$8,968,859 (TTM 9/30/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	77.8% / $290.76 / $226.18
Amortization Type:	Interest Only	UW Revenues:	$37,399,955
Call Protection(2):	L(24),YM1(30),O(6)	UW Expenses:	$28,291,653
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$9,108,302
Additional Debt(1):	Yes	UW NCF:	$7,624,935
Additional Debt Balance(1):	$18,000,000	Appraised Value / Per Room:	$100,000,000 / $371,747
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/5/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$228,625
Taxes:	$128,154	$128,154	N/A	Maturity Date Loan / Room:	$228,625
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
FF&E Reserves:	$0	$74,455	N/A	Maturity Date LTV:	61.5%
				UW NCF DSCR:	1.75x
				UW NOI Debt Yield:	14.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$61,500,000	100.0%	Loan Payoff	$58,788,258	95.6%
			Closing Costs	1,520,674	2.5
			Sponsor Equity	1,062,914	1.7
			Upfront Reserves	128,154	0.2
Total Sources	$61,500,000	100.0%	Total Uses	$61,500,000	100.0%
(1)	The Garden City Hotel Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $61.5 million (“The Garden City Hotel Whole Loan”). The Financial Information in the chart above reflects The Garden City Hotel Whole Loan.
(2)	Prepayment of The Garden City Hotel Whole Loan, together with, if prior to the monthly payment date that is 5 months prior to the stated maturity date, a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Garden City Hotel Whole Loan to be securitized and (b) October 23, 2029. The assumed lockout period of 24 payments is based on the anticipated BBCMS 2025-5C38 securitization closing date in November 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The Garden City Hotel mortgage loan (“The Garden City Hotel Mortgage Loan”) is part of The Garden City Hotel Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $61,500,000 and is secured by the borrowers’ fee and operating leasehold interests in a 269-room, full-service hotel located in Garden City, New York (“The Garden City Hotel Property”). The Garden City Hotel Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.99000% per annum on an Actual/360 basis. The Garden City Hotel Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $43,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 6 – The Garden City Hotel

The table below identifies the promissory notes that comprise The Garden City Hotel Whole Loan. The relationship between the holders of The Garden City Hotel Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Garden City Hotel Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-5C38 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$43,500,000	$43,500,000	BBCMS 2025-5C38	Yes
A-2	$18,000,000	$18,000,000	CREFI(1)	No
Whole Loan	$61,500,000	$61,500,000
(1)	Expected to be contributed to one or more future securitization(s) or otherwise transferred.

The Property. The Garden City Hotel Property is a 269-room, full-service, non-union, independent hotel located in Garden City, New York, approximately 23 miles east of Manhattan. The Garden City Hotel was originally built in 1874, and has gone through four different iterations since then, with the current version (The Garden City Hotel Property) being developed in 1983. The Garden City Hotel Property is comprised of nine stories and is situated on an approximately 8.51-acre site with 427 surface parking spaces. The borrower sponsor has invested approximately $5.05 million into The Garden City Hotel Property since 2022, including an approximately $2.4 million ballroom renovation in 2025. In total, The Garden City Hotel Property features 26,501 square feet of meeting space, which includes the Grand Ballroom and Grand Salon, which have a collective capacity of approximately 850 guests and comprise 8,235 square feet of space, and the Kingsley room, which has a capacity of up to 400 guests and comprises 4,250 square feet of space.

The Garden City Hotel Property contains 175 king rooms, 78 double rooms and 16 suite/parlor rooms. Amenities at The Garden City Hotel Property include four food and beverage outlets, an indoor swimming pool, a fitness center, a spa, an outdoor patio, an executive lounge/loyalty club, and a sundries/gift shop. The food and beverage outlets at The Garden City Hotel Property include King Bar, a full-service David Burke restaurant that offers breakfast, lunch and dinner, Red Salt Room, a David Burke steakhouse specializing in dinner and private functions, Rose Room, a speakeasy-style concept bar that is open during the fall/winter seasons and a patio bar with a menu curated by David Burke and capacity for 70 guests on the patio / lawn.

The following table presents certain information relating to the September 2025 demand analysis with respect to The Garden City Hotel Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group	Contract
The Garden City Hotel	269	51.3%	28.7%	20.0%
(1)	Source: Third-party hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 6 – The Garden City Hotel

The following table presents certain information relating to the performance of The Garden City Hotel Property:

Historical Occupancy, ADR, RevPAR
	The Garden City Hotel(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	56.3%	$234.58	$132.14	60.2%	$160.12	$96.37	93.6%	146.5%	137.1%
2022	64.8%	$266.45	$172.63	71.5%	$177.98	$127.34	90.5%	149.7%	135.6%
2023	70.6%	$268.37	$189.42	77.8%	$188.50	$146.58	90.8%	142.4%	129.2%
2024	78.8%	$275.52	$217.24	79.5%	$197.20	$156.86	99.1%	139.7%	138.5%
TTM 9/30/2025	77.8%	$290.76	$226.18	80.6%	$206.41	$166.27	96.6%	140.9%	136.0%
(1)	Occupancy, ADR and RevPAR for The Garden City Hotel Property are based on the underwritten cash flow.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at The Garden City Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2021-2024 includes Holiday Inn Westbury Long Island, La Quinta Inn & Suites by Wyndham Garden City, Hampton by Hilton Inn Garden City Long Island, Long Island Marriott, Allegria Hotel, and Hyatt Place Garden City. The Competitive Set for TTM 9/30/2025 includes the same hotels as years 2021-2024, except in place of the Holiday Inn Westbury Long Island, the TTM 9/30/2025 Competitive Set includes the Hilton Garden Inn Westbury.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Environmental. According to the Phase I environmental site assessment dated August 22, 2025, there was no evidence of any recognized environmental conditions at The Garden City Hotel Property.

Market. The Garden City Hotel Property is located at 45 7th Street in Garden City, New York, approximately 23 miles east of Manhattan. The Garden City Hotel Property is located across the street from the Garden City Long Island Railroad station, which provides connectivity from Long Island to Manhattan, and is approximately 13 miles from John F. Kennedy International Airport. Other demand drivers in the area include the Garden City Golf Club, Roosevelt Field Mall, Hofstra University, Nassau Coliseum, UBS Arena, Belmont Race Track, the Long Island Children's Museum, Old Westbury Gardens, and the Cradle of Aviation Museum.

The following table presents certain information relating to the primary hotel competition for The Garden City Hotel Property:

Competitive Set(1)
Property	Distance from Subject	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
The Garden City Hotel(2)	-	1983	269	77.8%	$290.76	$226.18
45 7th Street Garden City, NY
Hyatt Place Garden City	2.0 mi	2010	122	80-85%	$185-$190	$145-$150
5 North Avenue, Garden City, NY
La Quinta Inn & Suites by Wyndham Garden City	2.0 mi	1999	129	70-75%	$185-$190	$135-$140
821 Stewart Avenue, Garden City, NY
Hampton by Hilton Inn Garden City Long Island	2.0 mi	2006	143	65-70%	$190-$195	$125-$130
1 North Avenue, Garden City, NY
Holiday Inn Westbury Long Island	2.5 mi	1973	152	70-75%	$200-$205	$145-$150
369 Old Country Road, Carle Place, NY
Long Island Marriott	2.8 mi	1982	575	80-85%	$200-$205	$160-$165
101 James Doolittle Boulevard, Uniondale, NY
Allegria Hotel	9.8 mi	2009	156	90-95%	$180-$185	$165-$170
80 West Broadway, Long Beach, NY
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	The Garden City Hotel Property metrics are based on the underwriting as of September 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 6 – The Garden City Hotel

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of The Garden City Hotel Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024	TTM 9/30/2025	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	56.3%	64.8%	70.6%	78.8%	77.8%	77.8%
ADR	$234.58	$266.45	$268.37	$275.52	$290.76	$290.76
RevPAR	$132.14	$172.63	$189.42	$217.24	$226.18	$226.18

Room Revenue	$12,973,871	$16,949,402	$18,598,115	$21,388,091	$22,207,341	$22,207,341	$82,555	59.4%
Food & Beverage Revenue	7,255,991	12,306,581	12,954,928	13,959,983	14,747,587	14,747,587	54,824	39.4%
Rental Revenue(3)	54,139	163,319	263,461	307,401	315,796	315,796	1,174	0.8%
Other Departmental Revenue(4)	94,894	170,626	217,223	185,298	129,231	129,231	480	0.3%
Total Revenue	$20,378,895	$29,589,928	$32,033,727	$35,840,773	$37,399,955	$37,399,955	$139,033	100.0%
Room Expense	3,400,768	5,031,263	5,831,833	6,753,463	6,719,164	6,719,164	24,978	30.3%
Food & Beverage Expense	6,145,515	10,047,191	10,834,839	11,926,039	11,856,047	11,856,047	44,075	80.4%
Other Departmental Expenses	79,164	89,529	91,455	99,232	79,584	79,584	296	61.6%
Departmental Expenses	$9,625,447	$15,167,983	$16,758,127	$18,778,734	$18,654,795	$18,654,795	$69,349	49.9%
Departmental Profit	$10,753,448	$14,421,945	$15,275,600	$17,062,039	$18,745,160	$18,745,160	$69,685	50.1%
Management Fee	611,367	887,698	961,012	1,075,223	1,121,999	1,121,999	4,171	3.0%
Marketing and Franchise Fee	759,786	1,104,126	1,289,311	1,422,113	1,469,772	1,469,772	5,464	3.9%
Other Undistributed Expenses(5)	3,271,044	4,169,986	4,227,139	4,633,132	4,985,487	4,985,487	18,533	13.3%
Total Undistributed Expenses	$4,642,197	$6,161,810	$6,477,462	$7,130,468	$7,577,258	$7,577,258	$28,168	20.3%
Real Estate Taxes	1,504,207	687,012	1,647,335	1,409,474	1,526,114	1,461,294	5,432	3.9%
Property Insurance	329,965	350,956	443,880	554,214	672,929	598,307	2,224	1.6%
Net Operating Income	$4,277,079	$7,222,167	$6,706,923	$7,967,883	$8,968,859	$9,108,302	$33,860	24.4%
FF&E	812,990	1,177,064	1,270,811	1,421,335	1,483,366	1,483,366	5,514	4.0%
Net Cash Flow	$3,464,089	$6,045,103	$5,436,113	$6,546,548	$7,485,493	$7,624,935	$28,345	20.4%
(1)	Per Room is based on 269 rooms.
(2)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(3)	Rental Revenue includes rental income from Red Hots Spa and AT&T Tower Rental.
(4)	Other Departmental Revenue includes proceeds from cancellation fees, pet fees, dry cleaning income, and cash discounts.
(5)	Other Undistributed Expenses includes administrative and general expenses, operations and maintenance, and heat, power and light expenses.

The Borrowers. The borrowers are Fortuna DE LI LLC and MM DE Hotel Management LLC, each a Delaware limited liability company and special purpose entity with at least one independent director in its organizational structure. Fortuna DE LI LLC is the fee owner of The Garden City Hotel Property and MM DE Hotel Management LLC is the operating lessee, pursuant to an operating lease which expires in 2032. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Garden City Hotel Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve out guarantor is Morris Moinian, principal and founder of Fortuna Collection. Founded in 1984, Fortuna Collection is a New York City headquartered, privately-held real estate investment and hospitality management company that acquires and develops new assets. Fortuna Collection owns and operates a collection of independent boutique hotels, restaurants and bars in cities and resort destinations across the United States and the Caribbean. Notable assets include Hotel Indigo NYC Downtown Wall Street, Grayson Hotel, Hotel Hendricks, Hotel Hayden and Hotel Hugo SoHo.

Property Management. The Garden City Hotel Property is managed by Fortuna Realty Group LLC, a borrower affiliated property management company.

Escrows and Reserves. At origination of The Garden City Hotel Mortgage Loan, the borrowers deposited approximately $128,154 into a reserve account for taxes.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $128,154).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Insurance Escrows – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination, an approved blanket policy was in place.

FF&E Reserve – The borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the greater of (x) the annual gross revenues for the hotel-related operations at The Garden City Hotel Property (excluding all income with respect to commercial leases at The Garden City Hotel Property, and for the deposits during the period from the origination date through the monthly payment date in December 2027 (the “F&B Exclusion Period”), excluding food and beverage income) for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at The Garden City Hotel Property (excluding the commercial leases at The Garden City Hotel Property and, for deposits during the F&B Exclusion Period, excluding food and beverage income) for the calendar year in which such monthly deposit occurs as set forth in the approved annual budget (initially estimated to be approximately $74,455), and (ii) the amount of the deposit (if any) then required by any franchisor on account of FF&E under any franchise agreement. As of the origination date, there is no franchise agreement with respect to The Garden City Hotel Property.

Lockbox / Cash Management. The Garden City Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the origination of The Garden City Hotel Mortgage Loan, the borrowers were required to deliver a notice to each tenant (if any) and each credit card company with which it has entered into a merchant’s or other credit card agreement directing them to remit all payments under the applicable lease or credit-card processing agreement directly to the lender-controlled lockbox account. All revenue received by the borrowers or the property manager is required to be deposited in the lockbox account immediately following receipt, provided that the borrowers will be permitted to collect and hold up to $25,000 monthly in cash from hospitality operations without depositing it into the lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to a lender-controlled cash management account, in which case such funds are required to be so transferred to be applied and disbursed in accordance with The Garden City Hotel Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for The Garden City Hotel Whole Loan; provided that, if no event of default then exists, the lender is required to disburse such funds to the borrowers for payment of operating expenses set forth in the annual budget (which must be approved by the lender during a Trigger Period), to the extent The Garden City Hotel Property fails to generate sufficient cash to pay such expenses. Upon the cure of a Trigger Period, provided no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under The Garden City Hotel Whole Loan documents, the lender may apply funds to The Garden City Hotel Whole Loan in such priority as it may determine in its sole but reasonable discretion.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x for the prior calendar quarter (a “DSCR Trigger Period”), unless the Collateral Cure Conditions (as defined below) are satisfied, and (iii) certain bankruptcy or insolvency events of the property manager and (B) expiring upon, with regard to (w) clause (i) above, the cure (if applicable) of such event of default, (x) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, and (y) clause (iii) above, the borrowers’ replacement of the applicable property manager with a Qualified Manager (as defined below) under a management agreement approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation.

“Qualified Manager” means a person or entity with at least ten years’ experience managing at least five hotels in a similar geographic location as The Garden City Hotel Property with similar qualities to the geographic location as The Garden City Hotel Property, and having at least 1000 hotel rooms under management, provided that, to the extent required, such person or entity will be subject to the lender’s receipt of a rating agency confirmation.

“Collateral Cure Conditions” exist if the borrowers deposit into an account with the lender, (i) cash or a letter of credit in an amount equal to the DSCR Trigger Deposit Amount (as defined below) and (ii) every three months thereafter, if a DSCR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 6 – The Garden City Hotel

Trigger Period would be continuing, the borrowers deposit additional cash collateral (in the form of cash or a letter of credit) into such account in the amount of the DSCR Trigger Deposit Amount.

“DSCR Trigger Deposit Amount” means the sum of $1,089,639.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 7 – 80-02 Kew Gardens

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 7 – 80-02 Kew Gardens

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 7 – 80-02 Kew Gardens

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 7 – 80-02 Kew Gardens

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	4.8%	Net Rentable Area (SF):	502,129
Loan Purpose:	Refinance	Location:	Kew Gardens, NY
Borrowers:	80-02 Fee Owner LLC	Year Built / Renovated:	1989 / 2018
Borrower Sponsor:	Edward Zimmerman	Occupancy:	95.7%
Interest Rate:	6.99000%	Occupancy Date:	7/7/2025
Note Date:	10/1/2025	4th Most Recent NOI (As of):	$7,401,262 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$8,386,068 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,770,030 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$7,577,397 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$17,053,010
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$8,602,198
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$8,450,812
Additional Debt(1):	Yes	UW NCF:	$7,850,386
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF:	$115,000,000 / $229
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/14/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$139
Taxes:	$983,544	$245,886	N/A	Maturity Date Loan / SF:	$139
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.9%
Replacement Reserves:	$0	$8,369	N/A	Maturity Date LTV:	60.9%
TI/LC:	$1,250,000	$41,667	$3,000,000	UW NCF DSCR:	1.58x
Deferred Maintenance:	$181,375	$0	N/A	UW NOI Debt Yield:	12.1%
Other Reserves(3):	$337,746	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$70,000,000	92.8%	Loan Payoff	$71,539,815	94.8%
Equity Contribution	5,465,440	7.2	Upfront Reserves	2,752,665	3.6
			Closing Costs	1,172,960	1.6
Total Sources	$75,465,440	100.0%	Total Uses	$75,465,440	100.0%
(1)	The 80-02 Kew Gardens Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $70.0 million (the “80-02 Kew Gardens Whole Loan”). The Financial Information in the chart above reflects the 80-02 Kew Gardens Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Other Reserves are comprised of an upfront unfunded obligations reserve of $337,746. See “Escrows and Reserves” below.
(4)	The increase from Most Recent NOI to UW NOI is primarily attributable to contractual rent steps of $423,324.

The Loan. The 80-02 Kew Gardens mortgage loan (the “80-02 Kew Gardens Mortgage Loan”) is part of the 80-02 Kew Gardens Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000 and is secured by the borrower’s fee interest in a 502,129 square foot office property located in the Kew Gardens neighborhood of Queens, New York (the “80-02 Kew Gardens Property”). The 80-02 Kew Gardens Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.99000% per annum on an Actual/360 basis. The 80-02 Kew Gardens Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $40,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 7 – 80-02 Kew Gardens

The table below identifies the promissory notes that comprise the 80-02 Kew Gardens Whole Loan. The relationship between the holders of the 80-02 Kew Gardens Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 80-02 Kew Gardens Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-5C38 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2025-5C38	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2025-V18	No
Whole Loan	$70,000,000	$70,000,000

The Property. The 80-02 Kew Gardens Property is comprised of a 12-story, 502,129 square foot, Class A office property located at 80-02 Kew Gardens Road in the Kew Gardens neighborhood of Queens, New York. The 80-02 Kew Gardens Property was originally constructed in 1989 and was most recently renovated in 2018. The 80-02 Kew Gardens Property features 349,364 square feet of office space accounting for 86.9% of total underwritten base rent, a 482-stall, 114,632 square foot, below-grade parking garage accounting for 5.5% of total underwritten base rent, and 38,133 square feet of ground floor retail space accounting for 7.6% of total underwritten base rent. Of the 482 parking spaces at the 80-02 Kew Gardens Property, 108 spaces are subleased to the FBI and 40 are subleased to the Queens DA (as defined below). The 80-02 Kew Gardens Property is located close to the intersections of multiple major roads including the Grand Central Parkway, Queens Boulevard, Union Turnpike, and the Van Wyck Expressway. The 80-02 Kew Gardens Property is also located adjacent to the Kew Gardens-Union Turnpike subway station, which provides access to the E and F subway lines.

The tenant mix at the 80-02 Kew Gardens Property includes 42 tenants, consisting of primarily government offices, law firms, doctor’s offices and financial services firms. As of July 7, 2025, the 80-02 Kew Gardens Property was 95.7% leased. As of the cut-off date, the tenants at the 80-02 Kew Gardens Property had been in occupancy at the 80-02 Kew Gardens Property for a weighted average of 19.8 years and had a weighted average lease term remaining of 5.9 years.

Major Tenants. The three largest tenants based on net rentable area are Sylvan Kew Garage LLC (“Sylvan Parking Company”), the Queens District Attorney’s Office (“Queens DA”), and the Federal Bureau of Investigation (“FBI”).

Sylvan Parking Company (114,632 square feet; 22.8% of total net rentable area; 5.5% of total underwritten base rent). Founded in 1950, Sylvan Parking Company is a parking company with locations in New Jersey and New York. All of Sylvan Parking Company’s garages are computerized with a focus on efficiency and automation. Sylvan Parking Company has been a tenant at the 80-02 Kew Gardens Property since May 2006 and has a current lease term through July 2036 with no renewal or termination options remaining.

Queens DA (104,333 square feet; 20.8% of total net rentable area; 28.7% of total underwritten base rent). The Queens DA serves as the prosecutors for criminal offenses within Queens County, New York City with divisions in Appeals and Special Litigation, Community Partnerships, Criminal Practice and Policy, Investigations, Major Crimes, Special Prosecutions, and Supreme Court Trial. The Queens DA has been a tenant at the 80-02 Kew Gardens Property since February 1992, recently expanded its space in 2021 and in 2023, and has a current lease term through November 2031 with two, five-year renewal options and no termination options.

FBI (55,088 square feet; 11.0% of total net rentable area; 16.0% of total underwritten base rent). The FBI operates as a national security and law enforcement organization for the United States that attempts to protect and defend the United States against terrorist and foreign intelligence operations and espionage. The FBI also upholds and enforces the criminal laws of the United States, while attempting to protect civil rights. The FBI has been a tenant at the 80-02 Kew Gardens Property since November 1996 and has a current lease term through August 2029 with no renewal or termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 7 – 80-02 Kew Gardens

Appraisal. The 80-02 Kew Gardens Property had an “as-is” appraised value of $115,000,000 as of July 14, 2025. Based on the “as-is” value of $115,000,000, the Cut-off Date LTV and Maturity Date LTV for the 80-02 Kew Gardens Mortgage Loan are each 60.9%.

80-02 Kew Gardens Appraised Value(1)
Property	Value	Capitalization Rate
80-02 Kew Gardens	$115,000,000	6.50%
(1)	Source: Appraisals.

Environmental. The Phase I environmental assessment of the 80-02 Kew Gardens Property dated July 18, 2025 identified no recognized environmental conditions.

The following table presents certain information relating to the occupancy of the 80-02 Kew Gardens Property:

Occupancy
Property	12/31/2022(1)	12/31/2023(1)	12/31/2024(1)	6/30/2025(1)	Current(2)
80-02 Kew Gardens	98.0%	97.0%	97.1%	96.8%	95.7%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent roll dated July 7, 2025.

The following table presents certain information relating to the major tenants at the 80-02 Kew Gardens Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants-Office
Sylvan Kew Garage LLC	NR/NR/NR	114,632	22.8%	$867,260	5.5%	$7.57	7/31/2036	N	N
Queens DA's Office	Aa2/AA/AA	104,333	20.8%	$4,540,531	28.7%	$43.52	11/20/2031	2 x 5 yr	N
FBI	Aa1/AA+/AA+	55,088	11.0%	$2,526,913	16.0%	$45.87	8/31/2029	N	N
24 Hour Fitness	NR/NR/NR	25,545	5.1%	$587,535	3.7%	$23.00	12/31/2030	1 x 5 yr	N
North Shore Community Services	NR/NR/NR	20,158	4.0%	$921,982	5.8%	$45.74	Various(3)	1 x 5 yr	N
Department Of Tax & Finance	NR/AA+/AA+	18,853	3.8%	$763,547	4.8%	$40.50	5/31/2026	N	N
Young Adult Institute, Inc.	NR/NR/NR	13,783	2.7%	$421,505	2.7%	$30.58	1/31/2027	N	Y(4)
Radnet Management, Inc.	B1/NR/B+	11,338	2.3%	$534,758	3.4%	$47.17	2/28/2030	1 x 5 yr	N
Advanced Orthopedic	NR/NR/NR	7,023	1.4%	$317,522	2.0%	$45.21	12/31/2027	N	N
Kerben Law Firm PC	NR/NR/NR	6,976	1.4%	$296,034	1.9%	$42.44	6/30/2034	N	N
Major Tenants Subtotal/Wtd. Avg.		377,729	75.2%	$11,777,585	74.4%	$31.18
Other Tenants		102,877	20.5%	$4,043,974	25.6%	$39.31
Occupied Subtotal/Wtd. Avg.		480,606	95.7%	$15,821,559	100.0%	$32.92
Vacant Space		21,523	4.3%
Total/Wtd. Avg.		502,129	100.0%
(1)	Based on the underwritten rent roll dated July 7, 2025 and inclusive of $423,324 of contractual rent steps through July 1, 2026.
(2)	Certain ratings are those of the parent company or government entity whether or not the parent or government entity guarantees the lease.
(3)	North Shore Community Services occupies 12,587 SF at the 80-02 Kew Gardens Property pursuant to a lease that is set to expire June 30, 2030 and 7,571 SF at the 80-02 Kew Gardens Property pursuant to a lease that is set to expire August 31, 2033.
(4)	Young Adult Institute, Inc. has the option to terminate its lease in the event that the State of New York discontinues the funding of its program so long as it gives 90 days prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 7 – 80-02 Kew Gardens

The following table presents certain information relating to the lease rollover schedule at the 80-02 Kew Gardens Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	21,523	4.3%	NAP	NAP	21,523	4.3%	NAP	NAP
2025 & MTM(3)	4	6,594	1.3%	$213,608	1.4%	28,117	5.6%	$213,608	1.4%
2026	5	32,118	6.4%	$1,354,803	8.6%	60,235	12.0%	$1,568,412	9.9%
2027	7	38,136	7.6%	$1,556,440	9.8%	98,371	19.6%	$3,124,852	19.8%
2028	5	19,846	4.0%	$721,083	4.6%	118,217	23.5%	$3,845,935	24.3%
2029	5	69,645	13.9%	$3,134,266	19.8%	187,862	37.4%	$6,980,201	44.1%
2030	5	54,770	10.9%	$1,960,234	12.4%	242,632	48.3%	$8,940,435	56.5%
2031	2	106,633	21.2%	$4,640,029	29.3%	349,265	69.6%	$13,580,463	85.8%
2032	1	1,312	0.3%	$58,108	0.4%	350,577	69.8%	$13,638,572	86.2%
2033	2	11,406	2.3%	$489,505	3.1%	361,983	72.1%	$14,128,077	89.3%
2034	4	14,618	2.9%	$619,965	3.9%	376,601	75.0%	$14,748,042	93.2%
2035 & Beyond	2	119,972	23.9%	$1,073,518	6.8%	496,573	98.9%	$15,821,559	100.0%
Other(4)	1	5,556	1.1%	$0	0.0%	502,129	100.0%	$15,821,559	100.0%
Total	43	502,129	100.0%	15,821,559	100.0%
(1)	Based on the underwritten rent roll dated July 7, 2025 and inclusive of $423,324 of contractual rent steps through July 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2025 & MTM includes 3 leases to which 5,794 SF of NRA and $194,820 in UW Base Rent are attributable that are leased on a month-to-month basis.
(4)	Other Includes a lease to the Kew Gardens Community Center, which accounts for 5,556 SF of NRA at the property and $0 of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 7 – 80-02 Kew Gardens

The following table presents certain information relating to the operating history and underwritten net cash flows of the 80-02 Kew Gardens Property:

Operating History and Underwritten Net Cash Flow
	12/31/2021	12/31/2022	12/31/2023	12/31/2024	TTM 6/30/2025(1)	Underwritten(1)(2)	Per Square Foot	%(3)
Base Rent	$13,020,530	$14,349,232	$15,894,432	$15,143,516	$15,201,263	$15,398,235	$30.67	85.8%
Contractual Rent Steps	$0	$0	$0	$0	$0	$423,324	$0.84	2.4%
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$948,496	$1.89	5.3%
Reimbursements	$420,627	$904,782	$783,244	$903,760	$937,085	$1,170,621	$2.33	6.5%
Gross Potential Income	$13,441,157	$15,254,014	$16,677,676	$16,047,276	$16,138,348	$17,940,677	$35.73	100.0%
Other Income(4)	$29,215	$38,613	$46,158	$75,505	$60,829	60,829	$0.12	0.3%
Economic Vacancy & Credit Loss	$0	$0	$0	$0	$0	(948,496)	($1.89)	(5.3%)
Effective Gross Income	$13,470,372	$15,292,626	$16,723,834	$16,122,781	$16,199,177	$17,053,010	$33.96	95.1%

Real Estate Taxes	$2,607,560	$2,400,787	$2,757,172	$2,722,267	$2,736,079	$2,893,440	$5.76	17.0%
Management Fee	$404,111	$458,779	$501,715	$483,683	$485,975	$511,590	$1.02	3.0%
Insurance	$319,734	$420,202	$368,537	$457,467	$614,967	$412,409	$0.82	2.4%
Cleaning	$1,017,206	$1,114,172	$1,201,707	$1,286,030	$1,220,794	$1,220,793.81	$2.43	7.2%
Utilities	$1,206,868	$1,690,398	$1,516,260	$1,446,222	$1,398,741	$1,398,740.72	$2.79	8.2%
Other Expenses(5)	$1,707,855	$1,807,025	$1,992,374	$1,957,083	$2,165,225	$2,165,225	$4.31	12.7%
Total Operating Expenses	$7,263,332	$7,891,364	$8,337,766	$8,352,752	$8,621,781	$8,602,198	$17.13	50.4%

Net Operating Income	$6,207,039	$7,401,262	$8,386,068	$7,770,030	$7,577,397	$8,450,812	$16.83	49.6%
Replacement Reserves	$0	$0	$0	$0	$0	$100,426	$0.20	0.6%
TI/LC	$0	$0	$0	$0	$0	$500,000	$1.00	2.9%
Net Cash Flow	$6,207,039	$7,401,262	$8,386,068	$7,770,030	$7,577,397	$7,850,386	$15.63	46.0%
(1)	The increase from TTM 6/30/2025 NOI to Underwritten NOI is primarily attributable to contractual rent steps of $423,324.
(2)	Based on the underwritten rent roll dated July 7, 2025 and inclusive of $423,324 of contractual rent steps through July 1, 2026.
(3)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(4)	Other Income includes HVAC charges, water charges, and rubbish removal charges.
(5)	Other Expenses includes payroll and benefits, contact services, repairs and maintenance, general and administrative and legal and professional expenses.

The Market. The 80-02 Kew Gardens Property is located at 80-02 Kew Gardens Road in the Kew Gardens neighborhood of Queens. According to the appraisal, the neighborhood of Kew Gardens is a densely populated, predominantly upper class, residential community with good public transportation and connectivity to Manhattan and Long Island. The 80-02 Kew Gardens Property is located close to the Queens County Court House (0.4 miles) which is a major demand driver for the Queens DA, Department of Tax and Finance, and other government and law firm tenants at the 80-02 Kew Gardens Property.

Primary access to the 80-02 Kew Gardens Property is provided by major roads including the Grand Central Parkway, Queens Boulevard, Union Turnpike, and the Van Wyck Expressway, which provide linkage to Long Island, Manhattan, and the surrounding area. The 80-02 Kew Gardens Property is also located adjacent to the Kew Gardens-Union Turnpike subway station, which provides access to the E and F subway lines.

According to a third-party market research report, the 80-02 Kew Gardens Property is located in the Central Queens Office submarket of New York City. As of July 15, 2025, the Central Queens office submarket had a total inventory of 4,519,076 square feet, an overall vacancy rate of 4.1%, and market asking rent of $42.98 per square foot. Furthermore, class A properties in the submarket comprised 1,290,103 square feet of space, with a vacancy rate of 4.2% and market asking rent of $48.95 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The following table presents information relating to comparable office leases for the 80-02 Kew Gardens Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
80-02 Kew Gardens(2)	-	1989 / 2018	Department Of Tax & Finance	18,853	Mar-95	31.2	$40.50
Kew Gardens, Queens
108-18 Queens Boulevard Forest Hills, Queens	1.0 mi	1964 / NAP	QMMS USA LLC	7,842	May-24	15.0	$42.00
108-18 Queens Boulevard Forest Hills, Queens	1.0 mi	1964 / NAP	Confidential	4,774	Jun-24	10.0	$50.00
97-77 Queens Boulevard Rego Park, Queens	1.9 mi	1964 / 2010	NY Pediatric Clinic	4,500	Jul-25	10.0	$44.00
97-77 Queens Boulevard Rego Park, Queens	1.9 mi	1964 / 2010	Confidential	4,792	May-24	10.0	$44.00
Rego Park Office Tower 95-25 Queens Boulevard Rego Park, Queens	2.2 mi	1975 / NAP	Northwell	14,000	Jul-23	16.0	$38.00
Rego Park Office Tower 95-25 Queens Boulevard Rego Park, Queens	2.2 mi	1975 / NAP	NBNA	3,747	Jan-23	13.0	$34.76
30-20 Thomson Avenue LIC, Queens	9.2 mi	1914 / 2011	CUNY	210,334	May-25	10.4	$38.47
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated July 7, 2025. Base Rent (PSF) excludes rent steps.

The Borrower. The borrower is 80-02 Fee Owner LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 80-02 Kew Gardens Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Edward Zimmerman. Edward Zimmerman is an experienced real estate investor with a portfolio of assets in New York, Florida, Illinois, Washington and Israel that includes holdings in multifamily, office, and nursing home properties.

Property Management. The 80-02 Kew Gardens Property is managed by 80-02 Managers LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination of the 80-02 Kew Gardens Whole Loan, the borrower deposited approximately: (i) $983,544 into a real estate tax reserve, (ii) $181,375 into an immediate repair reserve, (iii) $1,250,000 into a reserve for future tenant improvements and leasing commissions (“TI/LC”) and (iii) $337,746 into a reserve for outstanding TI/LC due to the tenants Sylvan Parking Company and Robert Half International, and for three months of free rent for Sylvan Parking Company in May through July 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $8,369 for replacements to the 80-02 Kew Gardens Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $41,667 into a reserve for future tenant improvements and leasing commissions. The monthly payment will be suspended if and so long as such reserve funds are equal to or greater than $3,000,000.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $245,886).

Insurance Reserve – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, a blanket policy was in effect.

Lockbox / Cash Management. The 80-02 Kew Gardens Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account on the origination date, and within five business days thereafter is required to deliver direction letters to each tenant at the 80-02 Kew Gardens Property directing them to pay rent and other sums due to the lockbox account. The borrower is required to (or cause the property manager to) immediately deposit all revenue derived from the 80-02 Kew Gardens Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 80-02 Kew Gardens Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 80-02 Kew Gardens Whole Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the 80-02 Kew Gardens Whole Loan or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of a Trigger Period, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) are required to be retained by the lender in the excess cash flow account until the lender receives evidence that all related leasing costs have been paid, the applicable tenant as to which such condition was satisfied is open for business and paying full contractual rent and all rent abatement periods have expired. Upon an event of default under the 80-02 Kew Gardens Whole Loan documents, the lender may apply funds to the 80-02 Kew Gardens Whole Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of such Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of any Specified Tenant, and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earliest of (x) 18 months prior to its expiration, (y) the deadline for renewal notice under such lease and (z) 18 months prior to the stated maturity date of the 80-02 Kew Gardens Whole Loan; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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a duly executed estoppel certificate from the applicable Specified Tenant acceptable to the lender) of: (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease(s), all contingencies to effectiveness of each of such leases have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant” means, as applicable, (i) The City of New York, acting through the Department of Citywide Administrative Services (i.e., The Queens DA), together with any successor and/or assigns thereof, (ii) The United States of America, acting by and through its designated representative of the General Services Administration (i.e., the FBI), together with any successors and/or assigns thereof, (iii) any tenant under (A) any lease which, individually or when aggregated with all other leases at the 80-02 Kew Gardens Property with the same tenant or its affiliate, either (1) accounts for 15% or more of the total rental income for the 80-02 Kew Gardens Property, or (2) demises 15% or more of the 80-02 Kew Gardens Property’s total gross leasable area, (B) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the 80-02 Kew Gardens Property, (C) any lease with any affiliate of any borrower party and/or (D) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (A), (B) and/or (C) above, together with any successors and/or assigns thereof and (iv) any guarantor(s) of the applicable related Specified Tenant lease(s).

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded any termination or cancellation notices which have been previously delivered with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the loan documents and such lease for a term of five years, and the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith; (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means with respect to curing any Specified Tenant Trigger Period by either (A) re-tenanting the applicable Specified Tenant space, or (B) the renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 8 – Olympic Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 8 – Olympic Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 8 – Olympic Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	4.8%	Net Rentable Area (SF):	248,573
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	11500 West Olympic, LLC	Year Built / Renovated:	1982 / 2024
Borrower Sponsor:	Philip Ho	Occupancy:	83.9%
Interest Rate:	6.30000%	Occupancy Date:	10/1/2025
Note Date:	9/29/2025	4th Most Recent NOI (As of)(1):	$6,666,823 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of)(1):	$7,194,612 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$7,285,234 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(2)(3):	$6,792,759 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	85.0%
Amortization Type:	Interest Only	UW Revenues:	$11,615,586
Call Protection:	L(25),YM1(28),O(7)	UW Expenses:	$3,925,920
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$7,689,666
Additional Debt:	No	UW NCF:	$7,400,112
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$90,000,000 / $362
Additional Debt Type:	N/A	Appraisal Date:	8/12/2025

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
Taxes:	$312,310	$52,052	N/A	Maturity Date Loan / SF:	$161
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	44.4%
Replacement Reserves:	$0	$4,151	N/A	Maturity Date LTV:	44.4%
TI/LC Reserve:	$2,000,000	$41,511	N/A	UW NCF DSCR:	2.90x
Fitness Center and Corridor Upgrade Reserve:	$1,000,000	$83,000	$2,040,072	UW NOI Debt Yield:	19.2%
Other Reserves(5):	$2,575,368	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	96.9%	Loan Payoff	$35,007,957	84.8%
Borrower Sponsor Equity	1,272,473	3.1	Reserves	5,887,677	14.3
			Closing Costs	376,839	0.9
Total Sources	$41,272,473	100.0%	Total Uses	$41,272,473	100.0%
(1)	The increase in 3rd Most Recent NOI from 4th Most Recent NOI can be attributed to four new leases commencing in 2022 and two new leases commencing within the first half of 2023, totaling 11,547 SF and $536,851 in annual underwritten rent.
(2)	The decrease in Most Recent NOI from 2nd Most Recent NOI is primarily due to free rent periods currently being in effect for larger tenants including The City Golf and United Theranostics. The City Golf is currently receiving abated rent through December 2025 and will receive one month of free rent for the month of August each year through August 2028, after which The City Golf will pay full rent through the remainder of its lease term. United Theranostics is estimated to receive free rent beginning April 2026 and expiring January 2027, after which United Theranostics will pay full rent through the remainder of its lease term. All outstanding free rent has been reserved. For details, see the “Free Rent Reserve Schedule” and “Gap Rent Reserve Schedule” tables below.
(3)	In addition to the free rent periods noted above, the increase in UW NOI from Most Recent NOI can be attributed to eight new leases commencing in 2025, including The City Golf, which has a lease commencement date of September 2025 and makes up 4.7% of NRA and $514,596 of annual underwritten rent representing 5.9% of total underwritten rent.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	Other Reserves include (i) an upfront outstanding TI/LC reserve deposit of $1,625,547, (ii) an upfront outstanding free rent reserve deposit of $495,238 and (iii) an upfront gap rent reserve deposit of $454,583.

The Loan. The Olympic Plaza mortgage loan (the “Olympic Plaza Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $40,000,000 and is secured by the borrower’s fee interest in an office property located in Los Angeles, California totaling 248,573 square feet (the “Olympic Plaza Property”). The Olympic Plaza Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.30000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The Property. The Olympic Plaza Property consists of a six-story office building located in Los Angeles, California totaling 248,573 square feet, as well as ground level parking, three levels of subterranean parking and two above ground levels of parking, totaling 900 parking spaces. Originally constructed in 1982, the Olympic Plaza Property was most recently renovated in 2024. The Olympic Plaza Property is 83.9% leased as of October 1, 2025.

Major Tenants.

Barrister Executive Suites (26,066 square feet; 10.5% of NRA; 11.8% of underwritten base rent). Barrister Executive Suites is a Southern California-based company that rents out turnkey office space, virtual offices, coworking rooms, shared office spaces and meeting room facilities. Founded in 1990, Barrister Executive Suites offers fully serviced offices in over 23 locations throughout Southern California, and serves notable clients such as Disney, Nike, Bank of America and IBM. Barrister Executive Suites has been in occupancy at the Olympic Plaza Property since 2001 and has a lease expiration in December 2028. Barrister Executive Suites originally took occupancy as a tenant in 2001; however, under the management agreement executed in 2011, Barrister Executive Suites rents out its suite at the Olympic Plaza Property as part of its business operations. Rent payments under the management agreement are equal to the net income received from suite rental operations for the month and in turn, Barrister Executive Suites is paid $9,000 per month to manage the space.

National Labor Relations Board (21,766 square feet; 8.8% of NRA; 10.0% of underwritten base rent). The National Labor Relations Board (the “NLRB”) is an independent agency of the federal government of the United States that enforces U.S. labor laws in relation to collective bargaining and unfair labor practices. NLRB’s presence at the Olympic Plaza Property allows it to serve a large portion of employees in Southern California. NLRB has been in occupancy at the Olympic Plaza Property since 2013 and recently signed a three-year extension to its lease, bringing the lease expiration out to February 2029.

U.S. Social Security (15,416 square feet; 6.2% of NRA; 5.9% of underwritten base rent). U.S. Social Security is the largest federal social insurance program in the United States, and provides funds for retired individuals, disabled persons and survivors. The U.S. Social Security tenant at the Olympic Plaza Property represents the Westwood, California office. U.S. Social Security has been in occupancy at the Olympic Plaza Property since 2003 and has a lease expiration in August 2028.

UCLA (13,310 square feet; 5.4% of NRA; 7.0% of underwritten base rent). UCLA is one of the largest universities in California. UCLA’s medical specialty group, UCLA Health, is top-ranked among hospital patient care providers, placing #1 in both California and Los Angeles in the annual ranking of excellence in hospital-based care in 2025, as ranked by U.S. News & World Report. UCLA Health leases space at the Olympic Plaza Property under three separate leases (the “UCLA 315 & 318”, “UCLA 415”, and “UCLA 540” leases). UCLA has expanded twice since its original UCLA 540 lease which commenced in 2019, after which they expanded under the UCLA 415 lease which commenced in 2024 and then again under the UCLA 315 & 318 lease, which will commence in 2026 (free rent and gap rent reserved). UCLA 315 & 318 has a lease expiration in July 2036 and has two, five-year extension options, UCLA 415 has a lease expiration in June 2029 and has one, five-year extension option, and UCLA 540 has a lease expiration in November 2026 and has one, five-year extension option.

The City Golf (11,565 square feet; 4.7% of NRA; 5.9% of underwritten base rent). The City Golf is the largest premium indoor golf range in Los Angeles, using advanced technology and multiple simulator bays to provide indoor golf swing and putt simulations. The City Golf has two other locations in Los Angeles, and reportedly invested $100 per SF to build out its space at the Olympic Plaza Property and approximately $500,000 into virtual golf equipment. The City Golf took tenancy at the Olympic Plaza Property in September 2025 and has a lease expiration of February 2033.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Environmental. The Phase I environmental assessment dated August 12, 2025 identified no evidence of any recognized environmental conditions at the Olympic Plaza Property.

The following table presents certain information relating to the historical and current occupancy of the Olympic Plaza Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024(3)	Current(2)(3)
83.2%	81.7%	79.3%	79.0%	83.9%
(1)	Historical occupancies represent the average annual occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated October 1, 2025.
(3)	The increase in Current Occupancy from 2024 Occupancy is primarily driven by eight new leases commencing in 2025 totaling 23,860 SF, representing 9.6% of total SF at the Olympic Plaza Property.

The following table presents certain information relating to the largest tenants at the Olympic Plaza Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Barrister Executive Suites	NR/NR/NR	26,066	10.5%	$39.57	$1,031,454	11.8%	12/31/2028
National Labor Relations Board(2)	NR/NR/NR	21,766	8.8%	$40.16	$874,170	10.0%	2/18/2029
U.S. Social Security(3)	NR/NR/NR	15,416	6.2%	$33.71	$519,647	5.9%	8/31/2028
UCLA	NR/NR/NR	13,310	5.4%	$46.31	$616,339	7.0%	Various(4)
The City Golf	NR/NR/NR	11,565	4.7%	$44.50	$514,596	5.9%	2/28/2033
RMA of Southern California	NR/NR/NR	7,356	3.0%	$56.72	$417,245	4.8%	11/30/2027
Dapeer, Rosenblit & Litvak(5)	NR/NR/NR	6,192	2.5%	$42.59	$263,741	3.0%	10/31/2025
Lucidity	NR/NR/NR	5,660	2.3%	$40.17	$227,362	2.6%	3/31/2028
United Theranostics	NR/NR/NR	5,652	2.3%	$47.40	$267,905	3.1%	11/10/2036
American Computers	NR/NR/NR	5,594	2.3%	$41.96	$234,698	2.7%	1/31/2028
Major Tenants		118,577	47.7%	$41.89	$4,967,159	56.7%
Other Tenants		89,980	36.2%	$42.23	$3,800,119	43.3%
Occupied Collateral Total / Wtd. Avg.		208,557	83.9%	$42.04	$8,767,278	100.0%
Vacant Space		40,016	16.1%
Collateral Total		248,573	100.0%

(1)	Information is based on the underwritten rent roll dated October 1, 2025.
(2)	National Labor Relations Board can terminate its lease at any time with 90 days’ written notice.
(3)	U.S. Social Security can terminate its lease at any time with 180 days’ written notice.
(4)	UCLA currently leases space at the Olympic Plaza Property under three separate leases. UCLA 315 & 318 has a lease expiration in July 2036 and has two, five-year extension options, UCLA 415 has a lease expiration in June 2029 and has one, five-year extension option, and UCLA 540 has a lease expiration in November 2026 and has one, five-year extension option.
(5)	Dapeer, Rosenblit & Litvak recently entered into a 65-month lease extension, which is scheduled to become effective on November 1, 2025 and will extend the lease expiration date to March 31, 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 8 – Olympic Plaza

The following table presents certain information relating to the tenant lease expirations of the Olympic Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	40,016	16.1%	NAP	NAP	40,016	16.1%	NAP	NAP
2025 & MTM	5	15,809	6.4%	$394,500	4.5%	55,825	22.5%	$394,500	4.5%
2026	16	27,737	11.2%	$1,236,634	14.1%	83,562	33.6%	$1,631,134	18.6%
2027	11	25,784	10.4%	$1,219,670	13.9%	109,346	44.0%	$2,850,804	32.5%
2028	10	59,657	24.0%	$2,330,779	26.6%	169,003	68.0%	$5,181,583	59.1%
2029	8	34,035	13.7%	$1,470,432	16.8%	203,038	81.7%	$6,652,015	75.9%
2030	3	6,252	2.5%	$276,659	3.2%	209,290	84.2%	$6,928,674	79.0%
2031	3	5,463	2.2%	$246,246	2.8%	214,753	86.4%	$7,174,920	81.8%
2032	0	0	0.0%	$0	0.0%	214,753	86.4%	$7,174,920	81.8%
2033	2	14,075	5.7%	$631,437	7.2%	228,828	92.1%	$7,806,357	89.0%
2034	2	5,829	2.3%	$281,469	3.2%	234,657	94.4%	$8,087,826	92.3%
2035	0	0	0.0%	$0	0.0%	234,657	94.4%	$8,087,826	92.3%
2036	2	13,916	5.6%	$679,452	7.7%	248,573	100.0%	$8,767,278	100.0%
2037 & Beyond	0	0	0.0%	$0	0.0%	248,573	100.0%	$8,767,278	100.0%
Total	62	248,573	100.0%	$8,767,278	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Olympic Plaza Property:

Operating History and Underwriting Net Cash Flow(1)
	2022(2)	2023(2)	2024(3)	TTM(3)(4)(5)	Underwritten(4)	Per Square Foot	%(6)
In Place Rent	$7,506,778	$7,836,069	$7,669,359	$7,484,645	$8,767,278	$35.27	82.5%
Vacancy Gross Up	0	0	0	0	1,543,209	6.21	14.5
Gross Potential Rent	$7,506,778	$7,836,069	$7,669,359	$7,484,645	$10,310,487	$41.48	97.0%
Total Reimbursements	129,978	333,794	332,688	372,695	322,207	1.30	3.0
Total Gross Income	$7,636,756	$8,169,862	$8,002,047	$7,857,340	$10,632,694	$42.77	100.0%
Other Income	2,508,399	2,858,091	2,729,555	2,526,101	2,526,101	10.16	23.8
(Vacancy Gross Up)	0	0	0	0	(1,543,209)	(6.21)	(14.5)
Effective Gross Income	$10,145,155	$11,027,953	$10,731,602	$10,383,441	$11,615,586	$46.73	109.2%
Total Expenses	$3,478,333	$3,833,342	$3,446,369	$3,590,682	$3,925,920	$15.79	33.8%
Net Operating Income	$6,666,823	$7,194,612	$7,285,234	$6,792,759	$7,689,666	$30.94	66.2%
Capital Expenditures	0	0	0	0	49,715	0.20	0.4
TI/LC	0	0	0	0	239,839	0.96	2.1
Net Cash Flow	$6,666,823	$7,194,612	$7,285,234	$6,792,759	$7,400,112	$29.77	63.7%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	The increase in 2023 NOI from 2022 NOI can be attributed to four new leases commencing in 2022 and two new leases commencing within the first half of 2023, totaling 11,547 SF and $536,851 in annual underwritten rent.
(3)	The decrease in TTM NOI from 2024 NOI is primarily due to free rent periods currently being in effect for larger tenants including The City Golf and United Theranostics. The City Golf is currently receiving abated rent through December 2025 and will receive one month of free rent for the month of August each year through August 2028, after which The City Golf will pay full rent through the remainder of its lease term. United Theranostics is estimated to receive free rent beginning April 2026 and expiring January 2027, after which United Theranostics will pay full rent through the remainder of its lease term. All outstanding free rent has been reserved.
(4)	The increase in Underwritten NOI from TTM NOI can be attributed to eight new leases commencing in 2025, including The City Golf, which has a lease commencement date of September 2025 and makes up 4.7% of NRA and $514,596 of annual underwritten rent representing 5.9% of total underwritten rent.
(5)	TTM reflects the trailing 12 months ending June 30, 2025.
(6)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 8 – Olympic Plaza

The Market. The Olympic Plaza Property is located in Los Angeles, California within the West Los Angeles community of the larger Los Angeles metropolitan area. West Los Angeles contains a mix of residential and commercial properties, as well as a variety of dining and shopping options, outdoor parks and recreation facilities, and proximity to notable institutions such as University of California, Los Angeles. The Olympic Plaza Property is situated four blocks west of Interstate 405 and one mile north of Interstate 10, both of which are major thoroughfares in Los Angeles, providing further access to neighboring areas such as Santa Monica and Beverly Hills.

The Olympic Plaza Property is located within the Los Angeles office market and the Olympic Corridor office submarket. As of the second quarter of 2025, the Los Angeles office market had a vacancy rate of approximately 16.2% and overall asking rent of $41.50 per square foot, and the Olympic Corridor office submarket had a vacancy rate of approximately 23.7% and overall asking rents of $51.36.

According to the appraisal, estimated 2024 population within a one-, two- and three-mile radius from the Olympic Plaza Property is 40,937, 163,397 and 341,902 and the 2024 average estimated household income within the same radii is $132,351, $130,951 and $131,945. According to the appraisal, both population and household income trends in a one-, two- and three-mile radius demonstrate positive short- and long-term prospects for the neighborhood.

The following table presents certain information relating to comparable sales to the Olympic Plaza Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF	Overall Rate
Olympic Plaza Los Angeles, CA	NAP	248,573(2)	83.9%	(2)	NAP	NAP	NAP	7.50%
501 Santa Monica Blvd. Santa Monica, CA	Jul-25	79,054	65.0%		$40,000,000	$506	$506	N/A
1601 Vine Los Angeles, CA	Apr-25	115,589	100.0%		$105,000,000	$908	$908	7.50%
Office Building Beverly Hills, CA	Dec-24	133,300	50.0%		$90,000,000	$675	$675	8.00%
9300 Wilshire Blvd Beverly Hills, CA	Dec-24	70,086	100.0%		$29,130,000	$416	$416	N/A
2220 Colorado Avenue Santa Monica, CA	Oct-24	225,773	100.0%		$130,423,000	$578	$578	6.60%
The Annex Los Angeles, CA	May-24	131,942	45.0%		$50,250,000	$381	$381	N/A
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2025.

The Borrower. The borrowing entity is 11500 West Olympic, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Olympic Plaza Mortgage Loan.

The Borrower Sponsor. The Olympic Plaza Mortgage Loan borrower sponsor and non-recourse carveout guarantor is Philip Ho. Mr. Ho is president of Good Nite Inn Ontario, Inc., an owner and operator of motel properties across California, and is president of RAMCAL Management, Inc., an office property management company. Mr. Ho has over 35 years of commercial real estate management and ownership experience.

Property Management. The Olympic Plaza Property is managed by RAMCALMGT, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $312,310 for real estate taxes, (ii) $2,000,000 for upfront tenant improvement and leasing commissions, (iii) $1,000,000 for fitness center and corridor upgrades, (iv) approximately $1,625,457 for outstanding tenant improvements and leasing commissions, (v) approximately $495,238 for outstanding free rent and (vi) $454,583 for gap rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 8 – Olympic Plaza

The following table presents certain information on the upfront free rent reserve:

Free Rent Reserve Schedule
Tenant	Suite	Free Rent Period	# Months	Rent $ / Month	Total Free Rent
Lucidity	399	12/1/25	1	$18,395.00	$18,395.00
The City Golf	110	10/1/25 – 12/1/25, 8/1/26, 8/1/27, 8/1/28	6	$42,264.76	$253,588.53
United Theranostics(1)	610	4/1/26 – 1/1/27	10	$22,325.40	$223,254.00
Total					$495,237.53
(1)	United Theranostics has an estimated lease commencement date of 3/11/2026 based off its scheduled lease commencement date of the earlier of (i) nine months from the date of the lease dated 6/11/2025 or (ii) upon substantial completion of tenant improvements. The free rent period commencement date of 4/1/2026 is an estimated date meant to convey that the free rent period for United Theranostics will begin on the second month of its actual lease period.

The following table presents certain information on the upfront gap rent reserve:

Gap Rent Reserve Schedule
Tenant	Suite	Gap Rent Period	# Months	Rent $ / Month	Total Gap Rent
UCLA	315 & 318	10/1/25 – 8/1/26	10	$34,295.60	$342,956.00
United Theranostics	610	10/1/25 – 3/1/26	5	$22,325.40	$111,627.00
Total					$454,583.00

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which is currently approximately $52,052.

Insurance Escrows – The borrower is not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums as long as the borrower maintains a blanket policy acceptable to the lender and otherwise accordance with the terms of the related mortgage loan documents.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $4,151 for replacement reserves.

TI/LC Reserve – On each monthly payment date, the borrower is required to escrow approximately $41,511 for tenant improvements and leasing commissions.

Fitness Center and Corridor Upgrade Reserve – On each monthly payment date, the borrower is required to escrow approximately $83,000 for tenant improvements and leasing commissions, subject to a cap equal to the difference between (i) $2,040,072, less (ii) the sum of all disbursements made from the fitness center and corridor upgrade reserve account.

Lockbox / Cash Management. The Olympic Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. All revenue of any kind is required to be deposited directly into the lockbox account and, so long as a Trigger Period (as defined below) is not occurring, funds in the lockbox account will be transferred to the borrower’s operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Olympic Plaza Mortgage Loan documents.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Olympic Plaza Mortgage Loan documents or (ii) a net cash flow debt service coverage ratio (“NCF DSCR”) of less than 1.40x for one calendar quarter, and will end with regard to (a) clause (i) above, upon the cure of such event of default and (b) clause (ii) above, upon the NCF DSCR being equal or greater than 1.45x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 8 – Olympic Plaza

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

112

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 9 – Gateway Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 9 – Gateway Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 9 – Gateway Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$38,000,000	Title:	Fee(1)
Cut-off Date Principal Balance:	$38,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.6%	Net Rentable Area (SF):	202,525
Loan Purpose:	Refinance	Location:	Fairfield, CA
Borrowers:	Courtyard E Associates, LLC, Fairfield Fee Land, LLC, Fairfield Gateway L.P., Fairfield Gateway, LLC and Fairfield Gateway M4 LLC	Year Built / Renovated:	Various / Various(2)
Borrower Sponsor:	Thomas R. Tellefsen	Occupancy:	100.0%
Interest Rate:	6.65000%	Occupancy Date:	7/31/2025
Note Date:	9/30/2025	4th Most Recent NOI (As of):	$3,311,150 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of) (3):	$3,311,315 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of) (3):	$3,865,271 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,930,598 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,291,746
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,458,150
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,833,596
Additional Debt:	No	UW NCF:	$3,661,030
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$63,500,000 / $314
Additional Debt Type:	N/A	Appraisal Date:	7/20/2025

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$188
Taxes:	$291,300	$48,550	N/A	Maturity Date Loan / SF:	$188
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.8%
TI/LC:	$0	$16,877	N/A	Maturity Date LTV:	59.8%
Required Repairs:	$221,850	$0	N/A	UW NCF DSCR:	1.43x
Replacement Reserves:	$0	$2,532	N/A	UW NOI Debt Yield:	10.1%
Other LL Obligations:	$1,435,090	$0	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	100.0%	Loan Payoff	$31,595,795	83.1%
			Return of Equity	3,644,556	9.6
			Reserves(4)	1,948,240	5.1
			Closing Costs	811,410	2.1
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%
(1)	The Gateway Retail Portfolio borrowers will own all the fee, leasehold and subleasehold interests in the Gateway Plaza Property, please refer to the “Ground Lease” section below.
(2)	The Gateway Plaza Property was built in 1990 and renovated in 2020 and the Gateway Courtyard Property was built in 2002 and not renovated.
(3)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is due to the following leases executed in 2024; Petco, GameStop, Vitalant, VIP Foot Spa, and H&R Block totaling 29,975 SF and $631,421 of base rent.
(4)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Gateway Retail Portfolio mortgage loan (the “Gateway Retail Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $38.0 million and is secured by the borrowers’ fee and leasehold interests in a two-property retail portfolio totaling 202,525 square feet comprised of two separate parcels located in Fairfield, California (individually, the “Gateway Plaza Property” and the “Gateway Courtyard Property” and, collectively, the “Gateway Retail Portfolio Properties”). The Gateway Retail Portfolio Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.65000% per annum on an Actual/360 basis.

The Properties. The Gateway Retail Portfolio is a 202,525 SF, 100.0% leased, two-property retail portfolio. The Gateway Plaza Property is a 164,463 SF grocery-anchored retail center located at 1300-1350 Gateway Boulevard in Fairfield, CA. Tenants include grocery-anchor, Trader Joe’s, Ross Dress for Less, Michaels, and Petco. The Gateway Courtyard Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 9 – Gateway Retail Portfolio

is a 38,062 SF retail center located at 1570-1630 Gateway Boulevard in Fairfield, CA. Tenants include The Picklr, Panera Bread, T-Mobile, and Five Guys. The properties are located within 0.25 miles of each other in Fairfield, California.

The borrower sponsor developed the properties in 1990 and 2002. The collateral is part of a larger center that includes national tenants, such as Chipotle, Cold Stone Creamery, Verizon, European Wax Center, and Barnes & Noble. Many of these non-collateral parcels were previously owned by the borrower sponsor and have been sold by the borrower sponsor. The Gateway Retail Portfolio has strong leasing momentum, recently backfilling the former Party City space following the company’s bankruptcy with the following tenants: The Picklr (9.1% of NRA) and Nick the Greek (1.0% of NRA).

The Gateway Retail Portfolio Properties are located along Gateway Boulevard and Interstate 80, the region’s primary east-west corridor, providing direct access to San Francisco and Sacramento. Adjacent to the properties is Solano Town Center, a 1.3 million square-feet mall with anchors including Macy’s, JCPenney, and Regal Cinemas. Additionally, there is a Hilton Garden Inn Fairfield, which is a 150-key, limited-service hotel adjacent to the Gateway Courtyard Property, and has operated from this location for more than 20 years.

Major Tenants.

Ross Dress for Less (30,170 square feet; 14.9% of NRA; 11.3% of underwritten base rent; A2/BBB+/NR by Moody’s/S&P/Fitch): Founded in 1982 and headquartered in Dublin, California, Ross Dress for Less (“Ross”) is a company that offers brand-name and designer merchandise 20%-60% below department store prices. Ross is the largest off-price apparel and home fashion chain in the United States with 1,873 locations in 44 states, the District of Columbia, and Guam. Ross Dress for Less has been a tenant at the Gateway Plaza Property since 2000 with the current lease expiring January 2031. Ross Dress for Less has no termination options and recently executed their 4th renewal option in March 2025 that will extend their lease through January 2031.

Michaels (21,290 square feet; 10.5% of NRA; 7.3% of underwritten base rent; Caa2/CCC/NR by Moody’s/S&P/Fitch): Founded in 1973, Michaels is a leading arts and crafts retail chain known for its wide selection of creative supplies, home décor, and custom framing services. The company operates approximately 1,300 locations across North America. Michaels has been a tenant at the Gateway Plaza Property since 1989 with the current lease expiring July 2028. Michaels has no termination options and two, 5-year renewal options remaining.

The Picklr (18,347 square feet, 9.1% of NRA, 8.2% of underwritten base rent): Founded in 2021, The Picklr is a franchise of indoor pickleball facilities that aims to provide a premium playing experience with professional-grade courts, lighting, and amenities. The Picklr’s lease starts October 1, 2026. The Picklr has a termination option if they are unable to get the appropriate permits, variances and government approvals for construction and operation of the Property. The Picklr’s lease expires September 30, 2036.

Petco (15,248 square feet; 7.5% of NRA; 7.7% of underwritten base rent; B3/B/NR by Moody’s/S&P/Fitch): Founded in 1965, Petco is a major pet specialty retailer in North America. Petco operates more than 1,500 pet care centers across the U.S., Mexico, and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Petco has been a tenant at the Gateway Plaza Property since 2024 with the current lease expiring in February 2034. Petco has no termination options and four, 5-year renewal options remaining.

Trader Joe’s (9,592 square feet; 4.7% of NRA; 4.2% of underwritten base rent): Founded in 1967, Trader Joe’s is a grocery chain known for its selection of private-label products. Trader Joe’s has been a tenant at the Gateway Plaza Property since 1999 with the current lease expiring in December 2034. Trader Joe’s has no termination options and two, 5-year renewal options remaining.

Panera Bread (4,164 square feet; 2.1% of NRA; 3.6% of underwritten base rent): Founded in 1987, Panera Bread is a fast-casual chain, offering bakery-café-style menu items. Panera Bread has been a tenant at the Gateway Courtyard Property since 2010 with the current lease expiring in March 2031. Panera Bread has no termination options and two, 5-year renewal options remaining.

Environmental. According to Phase I environmental assessments dated July 14, 2025 and August 14, 2025, there was no evidence of any recognized environmental conditions at the Gateway Retail Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 9 – Gateway Retail Portfolio

The following table presents certain information relating to the historical and current occupancy of the Gateway Plaza and Gateway Courtyard Properties:

Historical and Current Occupancy(1)
2022	2023(2)	2024(2)	Current(3)
86.5%	88.7%	95.4%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The increase in Historical Occupancy from 2023 to 2024 is primarily driven by new leasing which includes Petco, GameStop, Vitalant, VIP Foot Spa, and H&R Block.
(3)	Current Occupancy is as of July 31, 2025.

The following table presents certain information relating to the largest tenants at the Gateway Plaza & Gateway Courtyard Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Ross Dress for Less	A2/BBB+/NR	30,170	14.9%	$15.87	$478,798	11.3%	1/31/2031
Michaels	Caa2/CCC/NR	21,290	10.5	$14.50	308,705	7.3	7/31/2028
The Picklr(4)	NR/NR/NR	18,347	9.1	$19.00	348,593	8.2	9/30/2036
Michelle’s Furniture and Mattress	NR/NR/NR	16,557	8.2	$9.42	156,000	3.7	3/31/2027
Petco	B3/B/NR	15,248	7.5	$21.46	327,222	7.7	2/28/2034
Big 5 Sporting Goods	NR/NR/NR	10,557	5.2	$15.61	164,808	3.9	1/31/2028
Hibachi Grill	NR/NR/NR	10,100	5.0	$19.67	198,658	4.7	2/28/2033
Trader Joe’s	NR/NR/NR	9,592	4.7	$18.77	180,022	4.2	12/31/2034
Vitalant	NR/NR/NR	9,428	4.7	$18.00	169,704	4.0	7/31/2029
85°C Bakery Café	NR/NR/NR	7,225	3.6	$19.00	137,275	3.2	4/30/2035
Total Major Tenants		148,514	73.3%	$16.63	$2,469,784	58.1%
Other Tenants		54,011	26.7%	$33.04	$1,784,388	41.9%

Occupied Collateral Total / Wtd. Avg.		202,525	100.0%	$21.01	$4,254,173	100.0%
Vacant Space		0	0.0%

Collateral Total		202,525	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps through October 2026.
(4)	The Picklr recently executed a lease commencing October 2026 with a ten-year initial lease term and two 5-year renewal options. The Borrower reserved $500,000 upfront for a holdback. An additional $532,063 was reserved upfront for The Picklr free rent/gap rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The following table presents certain information relating to the tenant lease expirations of the Gateway Plaza & Gateway Courtyard Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	1	1,527	0.8	34,820	0.8	1,527	0.8%	$34,820	0.8%
2027	10	35,597	17.6	905,284	21.3	37,124	18.3%	$940,104	22.1%
2028	5	38,235	18.9	624,429	14.7	75,359	37.2%	$1,564,533	36.8%
2029	2	12,027	5.9	215,706	5.1	87,386	43.1%	$1,780,239	41.8%
2030	3	11,530	5.7	310,186	7.3	98,916	48.8%	$2,090,426	49.1%
2031	2	34,334	17.0	629,951	14.8	133,250	65.8%	$2,720,377	63.9%
2032	1	1,444	0.7	48,254	1.1	134,694	66.5%	$2,768,631	65.1%
2033	3	13,856	6.8	331,793	7.8	148,550	73.3%	$3,100,424	72.9%
2034 & Beyond	6	53,975	26.7	1,153,749	27.1	202,525	100.0%	$4,254,173	100.0%
Total	33	202,525	100.0%	$4,254,173	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through October 2026.

The following table presents certain information relating to the operating history and underwritten net cash flows of the Gateway Plaza & Gateway Courtyard Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent (3)	$3,835,192	$4,080,137	$4,133,974	$4,254,173	$21.01	77.3%
Gross Potential Rent	$3,835,192	$4,080,137	$4,133,974	$4,254,173	$21.01	77.3%
Total Reimbursements	975,381	1,207,613	1,260,374	1,250,282	6.17	22.7
Net Rental Income	$4,810,574	$5,287,750	$5,394,348	$5,504,455	$27.18	100.0%
Other Income	0	0	0	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	(212,709)	(1.05)	(3.9)
Effective Gross Income	$4,810,574	$5,287,750	$5,394,348	$5,291,746	$26.13	96.1%
Total Expenses	1,499,258	1,422,479	1,463,750	1,458,150	7.20	27.6
Net Operating Income	$3,311,315	$3,865,271	$3,930,598	$3,833,596	$18.93	72.4%
Capital Expenditures	0	0	0	30,379	0.15	0.6
TI/LC	0	0	0	142,187	0.70	2.7
Net Cash Flow	$3,311,315	$3,865,271	$3,930,598	$3,661,030	$18.08	69.2%
(1)	TTM reflects the trailing 12 months ending June 30, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Base Rent is inclusive of contractual rent steps taken through October 2026 totaling $83,254 ($1.23 PSF). Additionally, Base Rent includes rents for leases signed but not yet in occupancy, which is primarily The Picklr who has a lease start date of October 2026. All outstanding gap rent and free rent has been reserved

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 9 – Gateway Retail Portfolio

The Market. The Gateway Retail Portfolio Properties are located in Fairfield, California, within the Vallejo-Fairfield, CA metropolitan statistical area (the “Vallejo MSA”). Vallejo MSA assets include retail, office/medical office, and multifamily properties. Both long-established and newly-emerging concentrations of economic activity in the Vallejo MSA include wholesale trade, finance, insurance, real estate, transportation/utilities, information, and public administration sectors. Major employers within the Vallejo MSA include the Travis Air Force Base, Kaiser Permanente Riverside Medical Center, North Bay Healthcare System, Six Flags, and Kaiser Foundation Hospital and Rehab Center.

The Gateway Courtyard & Gateway Plaza Properties are located in the Northwest quadrant of Gateway Boulevard and Travis Boulevard, across from Solano Town Center. The Gateway Courtyard & Gateway Plaza Properties have close proximity to large metro areas such as Sacramento. Regional access is provided via Interstate 80 and State Route 12.

The immediate area surrounding the Gateway Courtyard & Gateway Plaza Properties are located across from the Solano Town Center and Kaizer Permanente Fairfield is located just north of the subject properties, also along Gateway Boulevard. Per a third-party market report, the 2024 population within a one-, three- and five-mile radius of the Gateway Courtyard & Gateway Plaza Properties were 18,171, 91,527, and 121,244, respectively. The 2024 average household income within the same radii was $102,656, $98,665 and $105,773, respectively.

According to the appraisal, the Gateway Plaza & Gateway Courtyard Properties are located within the Vallejo-Fairfield retail market. As of third quarter 2025, the Vallejo-Fairfield retail market reported a retail inventory of approximately 22.2 million square feet with a vacancy rate of 5.5% and an asking rent of $24.00 per square foot.

According to the appraisal, the Gateway Plaza & Gateway Courtyard Properties are located within the Fairfield retail submarket. As of third quarter 2025, the Fairfield retail submarket reported a retail inventory of approximately 7.4 million square feet with a vacancy rate of 7.3% and an asking rent of $24.00 per square foot.

The following table presents certain information relating to comparable retail rental properties for the Gateway Courtyard & Gateway Plaza Properties:

Competitive Set Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenants	Rent PSF	Lease Type
Gateway Courtyard 1570-1630 Gateway Boulevard Fairfield, CA	2002 / NAP	100.0%(2)	38,062(2)	-	-	NNN
Gateway Plaza 1300-1350 Gateway Boulevard Fairfield, CA	1990 / 2020	100.0%(2)	164,463(2)	-	-	NNN
Laguna Reserve Marketplace 10044-10064 Bruceville Road Elk Grove, CA	2005 / 2024	94.3%	91,296	Pacific Dental	$39.00	NNN
Fairway Oaks 10431 & 10441 Fairway Drive Roseville, CA	2004 / NAP	100.0%	12,424	Massage Envy	$35.40	NNN
Elk Grove Commons 9624 Bruceville Road Elk Grove, CA	2004 / NAP	98.8%	242,078	Angry Chickz	$48.00	NNN
Anatolia Marketplace 4011 Sunrise Boulevard Rancho Cordova, CA	2023 / NAP	100.0%	9,000	Round Table Pizza	$39.96	NNN
Capital Village Shopping Center 3161 Zinfandel Drive Rancho Cordova, CA	2008 / 2014	95.0%	229,865	West Coast Sourdough	$41.40	NNN
Main Street Marketplace 1454 East Main Street Woodland, CA	2023 / NAP	100.0%	33,075	Pizza Hut	$51.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 9 – Gateway Retail Portfolio

The following table presents certain information relating to the appraisal’s market rent conclusion for the Gateway Courtyard Property:

Market Rent Summary(1)

Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Retail < 2,000 SF Space:	$46.00	6.0	3.0% every year	Triple Net
Retail > 2,000 SF Space:	$40.00	6.0	3.0% every year	Triple Net
Major Tenants Space:	$20.00	10.0	10.0% every 5 years	Triple Net
(1)	Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Gateway Plaza Property:

Market Rent Summary(1)
Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Retail < 2,500 SF Space:	$36.00	6.0	3.0% every year	Triple Net
Retail > 2,500 SF Space:	$25.00	6.0	3.0% every year	Triple Net
Retail Elbow Space:	$20.00	6.0	3.0% every year	Triple Net
Pad High Exposure Space:	$36.00	10.0	3.0% every year	Triple Net
Pad Space:	$22.00	10.0	3.0% every year	Triple Net
Major Tenants Space:	$19.00	10.0	10.0% every 5 years	Triple Net
(1)	Source: Appraisal.

The following table presents certain information relating to comparable sales for the Gateway Plaza Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)		Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Gateway Plaza 1300-1350 Gateway Boulevard Fairfield, CA	NAP	164,463	(2)	100.0%	(2)	NAP	NAP	NAP
Willowcreek Shopping Center 2755-2825 Grass Valley Highway Auburn, CA	May-2025	67,825		99.0%		$27,750,000	$409.14	$286.40
Clayton Station Shopping Center 5433 Clayton Road Clayton, CA	Apr-2025	67,390		93.0%		$27,750,000	$411.78	$288.25
Woodcreek Plaza 3001 Travis Boulevard Fairfield, CA	Oct-2024	81,980		99.0%		$19,137,000	$233.43	$268.45
Second Street Crossing 4651 2nd Street Davis, CA	Aug-2024	46,330		96.0%		$16,650,000	$359.38	$287.50
Quail Pointe 5255-5275 Sunrise Boulevard Fair Oaks, CA	Dec-2023	96,987		94.0%		$44,300,000	$456.76	$296.90
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 9 – Gateway Retail Portfolio

The following table presents certain information relating to comparable sales for the Gateway Courtyard Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)		Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Gateway Courtyard 1570-1630 Gateway Boulevard Fairfield, CA	NAP	38,062	(2)	100.0%	NAP	NAP	NAP
Anatolia Marketplace 4011 Sunrise Boulevard Rancho Cordova, CA	Dec-2024	9,000		100.0%	$6,075,000	$675.00	$472.50
Riverpoint Marketplace, Phase 2, Parcel 1 759 Ikea Court West Sacramento, CA	Sep-2024	6,600		100.0%	$3,000,000	$454.55	$431.82
Second Street Crossing 4651 2nd Street Davis, CA	Aug-2024	46,330		96.0%	$16,650,000	$359.38	$449.22
Riverpoint Marketplace Pad Building 768 Ikea Court West Sacramento, CA	Jul-2024	5,855		100.0%	$2,828,000	$483.01	$458.86
Petco & Skechers, Riverpoint Marketplace 795 Ikea Court West Sacramento, CA	Mar-2024	17,555		100.0%	$5,900,000	$336.09	$436.91
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2025.

The Borrowers. The borrowers for the Gateway Retail Portfolio Mortgage Loan are Courtyard E Associates, LLC, Fairfield Fee Land, LLC, Fairfield Gateway L.P., Fairfield Gateway, LLC and Fairfield Gateway M4 LLC (each a “Gateway Retail Portfolio Borrower” and collectively, the “Gateway Retail Portfolio Borrowers”).

Each Gateway Retail Portfolio Borrower is a single purpose entity, with one independent director in its organizational structure. Legal counsel to the Gateway Retail Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Gateway Retail Portfolio Mortgage Loan.

The Borrower Sponsor. Thomas R. Tellefsen is the borrower sponsor and guarantor of certain nonrecourse carve-outs under the Gateway Retail Portfolio Mortgage Loan. Thomas Tellefsen is the founder and sole owner of Tellefsen Investments, Inc. Tellefsen Investments has a long-standing track record of success in the acquisition, development, and management of commercial real estate assets throughout the West Coast. Since its inception, Tellefsen Investments has developed six commercial properties, including five retail centers totaling approximately 1.9 million square feet. The firm focuses on high-quality, well-located assets with strong tenant profiles and long-term value creation potential.

Property Management. The Gateway Plaza and Gateway Courtyard Properties are managed by Crosspoint Realty Services, Inc., a third-party management company.

Escrows and Reserves. At origination, the Gateway Retail Portfolio Borrowers deposited into escrow $291,300 for real estate taxes, $221,850 for immediate and short-term repairs, $337,538 for outstanding TI/LC reserve, $597,552 for free rent/gap rent reserve, $500,000 for holdback reserve for The Picklr. The Holdback reserve funds will be disbursed to Borrower at such time that all pre-occupancy termination rights of Picklr have expired.

Escrows and Reserves
Type	Amount
Outstanding TI/LC Reserve(1)	$337,538
Free Rent/Gap Rent Reserve(2)	$597,552
(1)	Outstanding TI/LC Balance is total from the following tenants: Nick the Greek ($128,818), Hibachi Grill ($25,250), and The Picklr ($183,470).
(2)	Free Rent/Gap Rent Reserve Balance is total from the following tenants: Nick the Greek ($65,489) and The Picklr ($532,063).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 9 – Gateway Retail Portfolio

Tax Escrows – On each payment date the Gateway Retail Portfolio Borrowers are required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $48,550.

Insurance Escrows – The borrower is not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums as long as the borrower maintains a blanket policy acceptable to the lender and otherwise accordance with the terms of the related mortgage loan documents.

Replacement Reserve – On each payment date the Gateway Retail Portfolio Borrowers are required to escrow approximately $2,532 for replacement reserves (approximately 1/12th) of the annual amount.

TI/LC Reserve – On each payment date the Gateway Retail Portfolio Borrowers are required to escrow approximately $16,877 for TI/LC reserves (approximately 1/12th) of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet). The lender will make disbursements from the TI/LC Reserve Account for approved tenant improvements and leasing commissions at the Property in accordance with the loan documents.

Lockbox / Cash Management. The Gateway Retail Portfolio Mortgage Loan documents require a hard lockbox with springing cash management. The Gateway Retail Portfolio Borrowers are required to cause all rents relating to the Gateway Retail Portfolio Properties to be transmitted directly by tenants into a lender controlled clearing account and all rents received by the Gateway Retail Portfolio Borrowers or the property manager are required to be deposited into the clearing account within one business day of receipt. As long as no Trigger Period (as defined below) is in effect, funds deposited into the clearing account are required to be transferred to the Gateway Retail Portfolio Borrowers’ operating account on a daily basis. Upon the occurrence of a Trigger Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Gateway Retail Portfolio Mortgage Loan documents.

A “Trigger Period” will commence upon the earliest of (i) an event of default, (ii) a debt service coverage ratio less than 1.20x as of any calculation date, (iii) a bankruptcy event, or (iv) a Major Tenant Trigger Event (as defined below), the commencement of a Lease Sweep Period, and will end, as applicable, (a) with respect to clause (i) above, once the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio is at least equal to 1.25x for two consecutive calculation dates, (c) with respect to clause (iv) above, the low DSCR period is cured in accordance with the definition thereof and (d) with respect to clause (v) above, the occurrence of a Major Tenant Trigger Event Cure (as defined below). Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a trigger period exists for any other reason. For avoidance of doubt, the borrower has no right to cure a Trigger Period caused by a bankruptcy action of the borrower or principal.

A “Major Tenant Trigger Event” means the occurrence (i) Borrower failing to receive evidence that Ross has renewed its lease along with an updated tenant estoppel certificate, on or before the earlier of (x) the date twelve months prior to the expiration date of the Ross lease and (y) the date by which Ross is required to deliver notice of its lease renewal or extension under the terms of its lease; (ii) a Major Tenant (as defined below) giving notice of its intent to terminate or not renew a Major Tenant Lease (as defined below); (iii) a Major Tenant going dark, vacating or abandoning all or any portion of its premises; (iv) a Major Tenant or its parent company or the guarantor of a Major Tenant Lease (as defined below) becoming insolvent or a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; (v) a Major Tenant defaulting under the terms of its Major Tenant Lease beyond all applicable notice and cure periods thereunder; or (vi) a Major Tenant’s credit rating is withdrawn by one or more rating agency or the senior unsecured credit rating of a major tenant is downgraded below BBB- by S&P (or its functional equivalent by any other rating agency).

A “Major Tenant Trigger Event Cure” means (a) with regard to a Major Tenant Trigger Event commenced solely in connection with clauses (i) or (ii) of the definition of Major Tenant Trigger Event, either (a) such Major Tenant renewing its lease in accordance with the Gateway Plaza Mortgage Loan documents or the acceptance of a replacement Major Tenant Lease in accordance with the Gateway Plaza Mortgage Loan documents; (b) with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iii) of the definition of Major Tenant Trigger Event, either (a) the acceptance of a replacement Major Tenant Lease in accordance with the Gateway Plaza Mortgage Loan documents, or (b) such Major Tenant resumes occupancy of its premises and Lender receives an updated tenant estoppel certificate from Major Tenant that is reasonably acceptable to Lender; (c) with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iv) of the definition of Major Tenant Trigger Event, either (a) the acceptance of a replacement Major Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Lease in accordance with the Gateway Plaza Mortgage Loan documents, or (b) Borrower provides the lender with (1) reasonably satisfactory evidence that the assets of Major Tenant or its parent company or lease guarantor (as applicable) are no longer subject to the jurisdiction of the bankruptcy court, (2) reasonably satisfactory evidence that the Major Tenant Lease or its guaranty (as applicable) has been affirmed (which evidence may include a copy of the court order affirming such Major Tenant Lease or its guaranty) and are unmodified and in full force and effect and (3) an updated tenant estoppel certificate from Major Tenant that is reasonably acceptable to Lender; (d) with regard to a Major Tenant Trigger Event commenced solely in connection with clause (v) of the definition of Major Tenant Trigger Event, either (a) the acceptance of a replacement Major Tenant Lease, or (b) the borrower provides evidence reasonably satisfactory to the lender that Major Tenant has cured the default under the Major Tenant Lease and the lender receives an updated tenant estoppel certificate that is reasonably acceptable to Lender, or (e) with regard to a Major Tenant Trigger Event commenced solely in connection with clause (vi) of the definition of Major Tenant Trigger Event, such Major Tenant’s credit rating being reinstated by each rating agency that withdrew such rating or the senior unsecured credit rating of such Major tenant equaling or exceeding BBB- by S&P (or its functional equivalent by any other rating agency).

A “Major Tenant” means (i) Ross or a replacement tenant thereof and (ii) Trader Joe’s or a replacement tenant thereof.

A “Major Tenant Lease” means (i) any lease which together with all other leases to the same tenant and to all affiliates of such tenant, (A) covers 15,000 square feet or more, in the aggregate, (B) provides for a lease term of more than ten (10) years excluding options to renew or (C) is with an Affiliate of Borrower, (ii) the Trader Joe’s lease and (iii) any instrument guaranteeing or providing credit support for any Lease identified in part (i) or (ii) above.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. When the borrower sponsors originally developed the Gateway Plaza Property, the Gateway Plaza Property was subject to a ground lease with City of Fairfield Redevelopment Agency as lessor. The borrower sponsors subsequently acquired the fee interest in the Gateway Plaza Property as well as the sub-leasehold interests in the Michaels and Ross out-parcels. All fee, leasehold and sub-leasehold interests in the Gateway Retail Portfolio serve as collateral for the Gateway Retail Portfolio Mortgage Loan and upon foreclosure, the lender may acquire all or any portion of the fee, leasehold and sub-leasehold interests in the Gateway Plaza Property and would have the ability to collapse the ground lease and sub-ground lease structure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 10 – Central Arts Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 10 – Central Arts Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 10 – Central Arts Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$33,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$33,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	4.0%	Net Rentable Area (SF):	484,168
Loan Purpose:	Refinance	Location:	Phoenix, AZ
Borrower:	1850 Central, LLC	Year Built / Renovated:	1990 / 2020
Borrower Sponsors:	David L. Long and Peggy L. Long	Occupancy:	90.5%
Interest Rate:	6.73000%	Occupancy Date:	8/1/2025
Note Date:	10/23/2025	4th Most Recent NOI (As of):	$4,752,517 (12/31/2022)
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of):	$4,646,484 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,087,165 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$5,516,567 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$13,098,003
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$4,682,021
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$8,415,982
Additional Debt(1):	Yes	UW NCF:	$7,493,804
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF(5):	$94,400,000 / $195
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	8/20/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$130
Taxes:	$209,242	$69,747	N/A	Maturity Date Loan / SF:	$130
Insurance:	$82,422	$10,303	N/A	Cut-off Date LTV:	66.7%
Replacement Reserves:	$0	$8,069	N/A	Maturity Date LTV:	66.7%
TI / LC Reserve:	$1,909,035	$131,129	N/A	UW NCF DSCR:	1.74x
Unfunded TI/LC Reserve:	$10,933,737	$0	N/A	UW NOI Debt Yield:	13.4%
Abated Rent:	$2,858,583	$0	N/A
Gap Rent:	$1,134,394	$0	N/A
Critical Tenant Non-Renewal:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$63,000,000	95.3%	Loan Payoff	$48,434,074	73.3%
Principal Cash Contribution	3,102,107	4.7	Upfront Reserves	17,127,413	25.9
			Closing Costs	540,620	0.8
Total Sources	$66,102,107	100.0%	Total Uses	$66,102,107	100.0%
(1)	The Central Arts Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $63.0 million (as defined below). The Financial Information in the chart above reflects the Central Arts Plaza Whole Loan.
(2)	Defeasance of the Central Arts Plaza Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 23, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-5C38 securitization trust in November 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Tiffany & Bosco, P.A. lease that is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
(5)	The appraised value is as-stabilized, assuming that Tiffany & Bosco takes occupancy in April 2026 and begins paying rent in August 2026. The as-is appraised value is $77,600,000, which includes a $16,800,000 stabilization discount, results in a Cut-off Date LTV and Maturity Date LTV of 81.2%. All outstanding reserves owed to Tiffany & Bosco, P.A,, along with gap rent to April 2026 and Free Rent through August 2026 were reserved by the lender at loan origination.

The Loan. The Central Arts Plaza mortgage loan (the “Central Arts Plaza Mortgage Loan”) is part of a whole loan (the “Central Arts Plaza Whole Loan”) with an aggregate principal balance of as of the Cut-off Date of $63,000,000, which is secured by the borrower’s fee interest in an approximately 484,168 square foot office building located in Phoenix, Arizona (the “Central Arts Plaza Property”). The table below identifies the promissory notes that comprise the Central Arts Plaza Whole Loan. The relationship between the holders of the Central Arts Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Loans” in the Preliminary Prospectus. The Central Arts Plaza Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-5C38 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Central Arts Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$33,000,000	$33,000,000	BBCMS 2025-5C38	Yes
A-2	$30,000,000	$30,000,000	Goldman Sachs Bank USA	No
Whole Loan	$63,000,000	$63,000,000

The Central Arts Plaza Whole Loan has an initial term of 60 months, is interest-only for the full term, has a remaining term of 60 months as of the Cut-Off Date and accrues interest on an Actual/360 basis at a rate of 6.73000% per annum.

The Central Arts Plaza Whole Loan proceeds, alongside sponsor equity, were used to refinance the prior loan, fund upfront reserves and cover closing costs.

The Property. The Central Arts Plaza Property is a Class A high-rise office building located in Phoenix, Arizona. The property, built in 1990 and most recently renovated in 2020, encompasses 484,168 square feet and offers several on-site amenities, including a dry cleaner, a theater, two restaurants, a fitness center, three large meeting rooms, and a garden plaza with a water feature. As of August 1, 2025, the Central Arts Plaza Property is 90.5% leased to 25 tenants and is considered stabilized, inclusive of the Tiffany & Bosco, P.A. lease, which will occupy three suites on a lease that is expected to commence in April 2026. The borrower sponsors acquired the Central Arts Plaza Property in 2018 for $80.7 million, at which time the Central Arts Plaza Property was 73.0% occupied. Since acquisition, the borrower sponsors have invested approximately $8.4 million in capital improvement projects to upgrade tenant amenities and common areas, and over $24.5 million in TIs and LCs to re-tenant the space. These investments bring the Sponsor’s cost-basis to $113.6 million. Central Arts Plaza features a variety of amenities including a fitness center, a performing arts theatre, a state-of-the-art conference center, and a recently renovated restaurant.

Since acquiring the Central Arts Plaza Property, the borrower sponsors have successfully signed new and renewal leases across over 430,000 SF, including the recent lease execution to Tiffany & Bosco, who signed a 13-year lease, commencing in April 2026 and expiring in March 2039, with no delivery outs or early termination options.

The following information presents certain information relating to the historical and current occupancy of the Central Arts Plaza Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
84.0%	71.6%	79.0%	90.5%
(1)	Based on December 31 of each respective year, unless otherwise noted.
(2)	Current Occupancy is as of August 1, 2025.

Appraisal. According to the appraisal, the Central Arts Plaza Property has an “as-stabilized” appraised value of $94,400,000 as of August 20, 2026, which was subject to the extraordinary assumption of a $16,800,000 stabilization discount, accounting for the Tiffany & Bosco lease that is expected to take occupancy in April 2026 and begin paying rent in August 2026.

Appraisal Valuation Summary(1)
Property Name	Appraised Value	Capitalization Rate
Central Arts Plaza	$94,400,000	7.50%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Environmental. According to the Phase I environmental report dated September 4, 2025, there was no evidence of any recognized environmental conditions at the Central Arts Plaza Property.

Major Tenants. The three largest tenants by underwritten net rentable area (“NRA”) at the Central Arts Plaza Property are Tiffany & Bosco, P.A., Burns & McDonnell Engineering and Dickinson Wright, PLLC.

Tiffany & Bosco, P.A. (57,813 square feet; 11.9% of NRA; 15.4% of underwritten base rent): Tiffany & Bosco, P.A. is a law firm that was founded in 1967 and will be a new tenant at Central Arts Plaza with a lease that is projected to commence in April 2026, with rent payments beginning in August 2026, following four months of free rent.

Burns & McDonnell Engineering (52,027 square feet; 10.7% of NRA; 12.3% of underwritten base rent): Burns & McDonnell Engineering is a global engineering, architecture, construction, and consulting firm founded in 1898 and is 100% employee-owned. The company designs and builds critical infrastructure across a wide range of sectors, including power, transportation, environmental, and commercia. Its services cover the entire project lifecycle, from initial planning and design to construction and management. Burns & McDonnell Engineering has over 75 offices worldwide.

Dickinson Wright, PLLC (37,362 square feet; 7.7% of NRA; 9.0% of underwritten base rent): Dickinson Wright, PLLC is a full-service law firm with over 500 lawyers serving clients across the United States and Canada in more than 40 practice areas and industries. Founded in 1878, the firm is known for its commercial litigation, private equity and intellectual property practices.

The following table presents certain information relating to the major tenants at the Central Arts Plaza Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Tiffany & Bosco, P.A.(2)	NR/NR/NR	57,813	11.9%	$32.50	$1,878,923	15.4%	3/31/2039
Burns & McDonnell Engineering	NR/NR/NR	52,027	10.7%	$28.75	$1,495,776	12.3%	12/31/2027
Dickinson Wright, PLLC	NR/NR/NR	37,362	7.7%	$29.25	$1,092,838	9.0%	5/31/2031
May Potenza Baran Gillespie(3)	NR/NR/NR	25,448	5.3%	$26.70	$679,536	5.6%	4/1/2036
R. R. Donnelley	NR/NR/NR	24,592	5.1%	$30.00	$737,760	6.1%	5/31/2029
Jaburg & Wilk, P.C.	NR/NR/NR	23,254	4.8%	$31.00	$720,874	5.9%	5/31/2036
Burch & Cracchiolo, P.A.	NR/NR/NR	20,562	4.2%	$30.36	$624,262	5.1%	12/31/2033
The Cavanagh Law Firm, P.A.	NR/NR/NR	20,477	4.2%	$34.00	$696,218	5.7%	4/30/2038
Stinson LLP	NR/NR/NR	20,236	4.2%	$31.51	$637,722	5.2%	7/31/2034
Frazer, Ryan Goldberg & Arnold	NR/NR/NR	20,043	4.1%	$30.91	619,529	5.1%	11/30/2031
Major Tenants		301,814	62.3%	$30.43	$9,183,439	75.4%
Other Tenants		109,781	22.7%	$27.26	$2,993,165	24.6%
Occupied Total Collateral		411,595	85.0%	$29.58	$12,176,604	100.0%
Amenity Space		26,683	5.5%
Vacant Space		45,890	9.5%
Totals/ Wtd. Avg. All Tenants		484,168	100.0%
(1) Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2) Tiffany & Bosco, P.A.’s lease is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
(3) May Potenza Baran Gillespie has executed a lease expansion and extension. The tenant currently occupies 19,093 SF and will expand its space by 6,355 SF with expected rent commencement in April 2026. We cannot assure you that the tenant will take occupancy of the expansion space or commence paying rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The following table presents certain information relating to the lease rollover schedule at the Central Arts Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	45,890	9.5%	NAP	NAP	45,890	9.5%	NAP	NAP
2025 & MTM(3)	1	26,683	5.5%	$0	0.0%	72,573	15.0%	0	0.0%
2026	0	0	0.0%	0	0.0%	72,573	15.0%	0	0.0%
2027	5	70,550	14.6%	2,041,023	16.8%	143,123	29.6%	$2,041,023	16.8%
2028	1	885	0.2%	27,878	0.2%	144,008	29.7%	$2,068,901	17.0%
2029	4	46,750	9.7%	1,403,928	11.5%	190,758	39.4%	$3,472,829	28.5%
2030	2	8,698	1.8%	265,346	2.2%	199,456	41.2%	$3,738,175	30.7%
2031	3	69,955	14.4%	1,734,748	14.2%	269,411	55.6%	$5,472,923	44.9%
2032	0	0	0.0%	0	0.0%	269,411	55.6%	$5,472,923	44.9%
2033	3	40,001	8.3%	1,218,796	10.0%	309,412	63.9%	$6,691,720	55.0%
2034	1	20,236	4.2%	637,722	5.2%	329,648	68.1%	$7,329,442	60.2%
2035	0	0	0.0%	0	0.0%	329,648	68.1%	$7,329,442	60.2%
2036 & Beyond	6	154,520	31.9%	4,847,162	39.8%	484,168	100.0%	$12,176,604	100.0%
Total/Wtd. Avg.	26	484,168	100.0%	$12,176,604	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes amenity space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Central Arts Plaza Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 6/30/2025	Underwritten(2)	PSF	%(2)
Base Rental Revenue	$10,681,944	$9,769,629	$9,653,398	$9,913,156	$12,176,604	$25.15	85.1%
Total Commercial Reimbursement Revenue	11,597	62,701	102,691	133,201	40,490	$0.08	0.3%
HVAC Reimbursement	53,951	50,983	61,772	63,009	63,009	$0.13	0.4%
Market Revenue from Vacant Units	0	0	0	0	1,204,431	$2.49	8.4%
Parking Income	659,630	644,057	706,389	744,698	753,900	$1.56	5.3%
Other Revenue	46,823	65,136	58,825	68,977	64000	$0.13	0.4%
Potential Gross Revenue	$11,453,945	$10,592,506	$10,583,075	$10,923,041	$14,302,434	$29.54	100.0%
Vacancy Loss	(1,407,932)	(676,108)	(1,085,749)	(529,373)	(1,204,431)	($2.49)	(8.4%)
Effective Gross Revenue	$10,046,013	$9,916,398	$9,497,326	$10,393,668	$13,098,003	$27.05	91.6%
Real Estate Taxes	1,694,936	1,553,400	1,573,896	896,043	836,969	$1.73	6.4%
Insurance	94,108	94,844	105,432	115,490	123,633	$0.26	0.9%
Utilities	819,703	873,157	993,018	1,014,969	1,000,000	$2.07	7.6%
Repairs & Maintenance	1,793,418	1,762,997	1,712,429	1,727,616	1,756,788	$3.63	13.4%
Management Fee	430,187	432,066	457,198	462,457	392,940	$0.81	3.0%
Payroll (Office, Security, Maintenance)	379,076	394,166	468,362	468,139	438,300	$0.91	3.3%
General and Administrative - Direct	82,068	159,284	99,826	192,387	133,391	$0.28	1.0%
Total Expenses	$5,293,496	$5,269,914	$5,410,161	$4,877,101	$4,682,021	$9.67	35.7%
Net Operating Income(3)	$4,752,517	$4,646,484	$4,087,165	$5,516,567	$8,415,982	$17.38	64.3%
Replacement Reserves	0	0	0	0	96,834	$0.20	0.7%
TI/LC	0	0	0	0	825,343	$1.70	6.3%
Net Cash Flow	$4,752,517	$4,646,484	$4,087,165	$5,516,567	$7,493,804	$15.48	57.2%
(1)	Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Tiffany & Bosco, P.A. lease that is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.

The Market. The Central Arts Plaza Property is located in the Central Corridor submarket of Phoenix, Maricopa County, Arizona, which is part of the larger Phoenix-Mesa-Chandler metropolitan area. Within the Central Corridor submarket, the subject property benefits from its location along Central Avenue with visibility along the Phoenix Light Rail. The area is characterized by a mix of residential, commercial, and public uses, with significant office development. Notable developments include Park Central Mall, The Phoenix Plaza, and the Phoenix Indian School Site redevelopment. The neighborhood is considered to be in a revitalization phase with high barriers to entry for new developments. As of the second quarter of 2025, the Phoenix market had a vacancy rate of 16.7% and an average asking rent of $29.72 per square foot. The Central Corridor submarket had a higher vacancy rate of 22.8% and an average asking rent of $28.11 per square foot.

The following table presents certain information regarding comparable sales of the Central Arts Plaza Property:

Comparable Sales – Phoenix, AZ(1)
Property Name	SF	Year Built / Renovated	Occupancy	Stabilized Price	Price Per SF	Cap Rate
24th at Camelback	308,481	2000 / NAP	85%	$90,360,000	$293	7.53%
24th at Camelback II	306,877	2009 / NAP	81%	$97,900,000	$319	7.00%
Great American Tower	350,049	1985 / 2023	60%	$47,170,000	$135	8.42%
2800 Tower	370,736	1985 / 2024	56%	$60,300,000	$163	8.12%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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The Borrower. The borrower is 1850 Central, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Central Arts Plaza Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are David L. Long and Peggy L. Long. The borrower sponsors are the co-founders of DL Properties, a private real estate investment company that has accumulated a national retail portfolio comprised of over 26 commercial properties.

Property Management. The Central Arts Plaza Property is managed by CBRE Inc., an unaffiliated third party.

Escrows and Reserves. At the origination of the Central Arts Plaza Whole Loan, the borrower deposited approximately (i) $209,242 into a reserve for the payment of real estate taxes; (ii) $82,422 into a reserve for the payment of insurance premiums; (iii) $10,933,737 into a reserve for the unfunded tenant improvement allowances for Tiffany & Bosco, P.A., Dickinson Wright, PLCC, R.R. Donnelley, BMO Harris Bank N.A. and May, Potenza, Baran & Gillespie, P.C. (“May Potenza”), tenants at the Central Arts Plaza Property, and leasing commissions for Tiffany & Bosco, P.A. and National Default Services Corporation (“NDSC”), tenants at the Central Arts Plaza Property, (iv) $2,858,583 into reserve in connection with the abated rent for Tiffany & Bosco, P.A., May Potenza, R.R. Donnelley, Jaburg & Wilk, P.C., BMO Harris Bank N.A., Richards & Moskowitz PLC, NDSC and CorVel Healthcare Corporation, tenants at the Central Arts Plaza Property; (v) $1,134,394 into a reserve in connection with the gap rent for Tiffany & Bosco, P.A., NDSC and May Potenza, tenants at the Central Arts Plaza Property; and (vi) $1,909,035 into a reserve for general tenant improvements and leasing commissions.

Tax Reserve - On each payment date, the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period, initially estimated to be $69,747.

Insurance Reserve - On each payment date, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve will be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Central Arts Plaza Whole Loan documents, there is no continuing event of default and the borrower provides timely evidence of payment of the applicable premiums.

Capital Expenditure Reserve - On each payment date, the borrower is required to fund a capital expenditure reserve in the amount of $8,069.47.

TI / LC Reserve - On each payment date, the borrower is required to fund the tenant improvement and leasing commission reserve in the amount of (i) for the payment dates occurring in December 2025 through November 2027, and thereafter to the extent the DSCR is less than 1.40x as of the end of any fiscal quarter, $131,128.83, and (ii) otherwise, $90,781.50. Additionally, in the event a lease is terminated in whole or in part, whether by buy-out, cancellation, default, rejection or otherwise, or the tenant under such lease defaults, and the borrower receives or is permitted to retain any payment, fee, damages, forfeited security deposit, or proceeds of any bond or letter of credit given as security (collectively, the "Central Arts Plaza Termination Proceeds"), the borrower is required to promptly deposit such Central Arts Plaza Termination Proceeds into the tenant improvement and leasing commission reserve. Additionally, to the extent (A) either (y) Burns & McDonnell Engineering has entered into a renewal or extension of its lease in accordance with its terms, which commences as of the end of the current expiration date or (z) the existing lease is terminated and the entirety of the leased space is subject to one or more approved substitute leases, and (B) the balance in the tenant improvement and leasing commission reserve will be equal to or greater than $2,000,000 after any requested disbursement, the lender will disburse funds from the tenant improvement and leasing commission reserve to the borrower’s operating account up to one time per calendar month and upon the borrower’s satisfaction of certain conditions precedent to reimburse the borrower or pay for capital expenditures incurred in relation to the renovations and upgrades to the elevators used at the Central Arts Plaza Property (whether such capital expenditures are undertaken before or after the satisfaction of clause (A) above), provided, any disbursements in relation to such capital expenditures do not exceed $2,000,000.

Critical Tenant Reserve - On each payment date during or after any Critical Tenant (as defined below) fails to give notice to renew its Critical Tenant Lease (as defined below) as of the date that is the earlier of (a) the date required pursuant to its Critical Tenant Lease or (b) 12 months prior to the expiration of its Critical Tenant Lease, until the earlier of (i) the satisfaction of the applicable disbursement conditions as provided in the Central Arts Plaza Whole Loan documents or (ii) the termination

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 10 – Central Arts Plaza

of the applicable Critical Tenant Lease, the borrower is required to fund a critical tenant reserve in the amount of $343,099.57. In addition, the borrower has the right, in its sole discretion, within ten business days of receipt of notice of a Critical Tenant Trigger Event (as defined below) from the lender or during the existence of a Central Arts Plaza Trigger Period (as defined below) resulting from a Critical Tenant Trigger Event, to deposit a cash deposit or deliver a letter of credit in an aggregate amount equal to the Critical Tenant Deposit Amount (as defined below) (taking into account funds on deposit in the critical tenant reserve) to the lender. Upon the lender’s receipt of such cash deposit or letter of credit, no Central Arts Plaza Trigger Period will be deemed to have commenced, and any current Central Arts Plaza Trigger Period resulting solely from a Critical Tenant Trigger Event will no longer be deemed to exist. If such cash deposit or letter of credit is made, and if the borrower fails to provide evidence that the applicable disbursement conditions have been satisfied on or before the six-month anniversary of the initial occurrence of such Critical Tenant Trigger Event, or any subsequent six-month anniversary thereafter, the borrower has the right, in its sole discretion, prior to the end of the then applicable anniversary date to make an additional cash deposit or deliver an additional letter of credit equal to the Critical Tenant Deposit Amount (without taking into account any cash deposit or letter of credit already deposited with the lender as the result of a Critical Tenant Trigger Event), and, to the extent timely made, a Central Arts Plaza Trigger Period as a result of the Critical Tenant Trigger Event will not commence. To the extent the borrower fails to timely make any of the deposits when required above, or fails to provide evidence of the satisfaction of the applicable disbursement conditions prior to the 12-month period immediately preceding the maturity date (without taking into account any cash deposit or letters of credit already deposited with the lender as the result of a Critical Tenant Trigger Event), a Central Arts Plaza Trigger Period will immediately commence.

Lockbox and Cash Management. The Central Arts Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters instructing all tenants at the Central Arts Plaza Property to deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all revenues relating to the Central Arts Plaza Property and all other money received by the borrower or the property manager with respect to the Central Arts Plaza Property (other than tenant security deposits) to be deposited into such lockbox account within one business day of receipt thereof. On each business day that no Central Arts Plaza Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Central Arts Plaza Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into the cash management account; provided, that, the borrower may maintain in a borrower-controlled operating account (i) sufficient funds necessary to pay any operating expenses due in the immediately subsequent thirty-day period and (ii) any minimum amounts required to be maintained pursuant to any approved management agreement entered with an unaffiliated approved property manager. On each business day that a Central Arts Plaza Trigger Period occurs as a result of a Critical Tenant Trigger Period is continuing and a cash management account has yet to be established, all excess cash flow which would otherwise be deposited into the cash management account will be deposited into the critical tenant reserve.

During the continuance of a Central Arts Plaza Trigger Period or an event of default, all amounts on deposit in the cash management account after payment of debt service, required reserves, and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Central Arts Plaza Whole Loan.

A “Central Arts Plaza Trigger Period” means each period (a) (i) commencing when the DSCR (as calculated under the Central Arts Plaza Whole Loan documents), determined as of the last day of any two consecutive fiscal quarters, is less than 1.25x and the borrower has not timely made the cash deposit into an excess cash flow account or delivered a letter of credit to the lender pursuant to the terms of the Central Arts Plaza Whole Loan documents, and (ii) ending on the earlier to occur of (y) the DSCR (as calculated under the Central Arts Plaza Whole Loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter is equal to or greater than 1.25x or (z) an appropriate deposit of cash is made to an excess cash flow account or a letter of credit to the lender pursuant to the terms of the Central Arts Plaza Whole Loan documents, (b) if the financial reports required under the Central Arts Plaza Whole Loan documents are not delivered to the lender as and when required (subject to applicable notice and cure periods), until such reports are delivered and they indicate, in fact, that no Central Arts Plaza Trigger Period is ongoing, and (c) any period from (i) the occurrence of a Critical Tenant Trigger Event and the failure of the borrower to timely make the cash deposit equal to an amount reasonably determined by the lender, and which is six times the monthly amount of excess flow that would have been deposited into the critical tenant reserve pursuant to the terms of the Central Arts Plaza Whole Loan documents as of the commencement date of such Critical Tenant Trigger Event (a “Critical Tenant Deposit Amount”) to (ii) the satisfaction of the applicable disbursement conditions as provided in the Central Arts Plaza Whole Loan documents or the balance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 10 – Central Arts Plaza

deposited in an account as a result of the related Critical Tenant Trigger Event equals to the applicable Critical Tenant Deposit Amount.

A "Critical Tenant" means any of the following: (i) Burns & McDonnell Engineering, (ii) Tiffany & Bosco, P.A., and (iii) any successor tenant which takes occupancy of all or a portion of a Critical Tenant Space (as defined below) pursuant to a Critical Tenant Lease.

A "Critical Tenant Lease" means any of the following: (i) the Burns & McDonnell Engineering lease, (ii) the Tiffany & Bosco, P.A. lease and (iii) any future lease which qualifies as a major lease under the Central Arts Plaza Whole Loan documents.

A "Critical Tenant Space" means any of the following: (i) the approximate 52,027 square feet of leasable space subject to the Burns & McDonnell Engineering lease, (ii) the approximate 57,813 square feet of leasable space subject to the Tiffany & Bosco, P.A. lease and (iii) the leased premises occupied by a future Critical Tenant pursuant to its Critical Tenant Lease.

A "Critical Tenant Trigger Event" means the occurrence of any of the following, provided, as it relates to Tiffany & Bosco, P.A., a Critical Tenant Trigger Event has not occurred under clause (y) until after the date such Critical Tenant is required to have taken occupancy of its Critical Tenant Space pursuant to its Critical Tenant Lease or, under clause (z), solely due to not being in occupancy and paying rent as of the Central Arts Plaza Whole Loan origination date: (x) the date of the filing of a bankruptcy petition by or against any Critical Tenant, or the guarantor under its Critical Tenant Lease, under the bankruptcy code or any such Critical Tenant or guarantor is deemed to be legally insolvent or otherwise makes a general assignment for the benefit of its creditors; (y) the date that any Critical Tenant either (i) gives notice or there is otherwise written evidence (including from publicly available information) of an intent to terminate its Critical Tenant Lease or vacate 33% or more of its Critical Tenant Space or (ii) goes dark, discontinues its operations or business or vacates 33% or more of its Critical Tenant Space, excluding any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days, and not more than 90 days in any 12-month period, so long as the Critical Tenant is otherwise in compliance with the terms of its Critical Tenant Lease, (B) caused solely by a casualty or condemnation, renovations or alterations undertaken pursuant to the terms of its Critical Tenant Lease, and (C) caused by a force majeure; or (z) the occurrence of an event of default by a Critical Tenant under any Critical Tenant Lease beyond any applicable cure or grace period.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Partial Release. On any date other than within the 30-day period immediately prior to or immediately after a proposed securitization of all or a portion of the Central Arts Plaza Whole Loan, the borrower may request a release of a vacant 1.87-acre parcel (the “Release Parcel”) which was not attributed any value in determine the Central Arts Plaza Whole Loan amount (the "Partial Release Event") upon, among other things, the satisfaction of the following conditions (a) no default or event of default is continuing, (b) if the Partial Release Event occurs after a securitization of the Central Arts Plaza Whole Loan, the borrower will be required to deliver a REMIC opinion, (c) satisfaction of rating agency conditions, and (d) if the Central Arts Plaza Whole Loan is included in a REMIC and immediately following a release of the Release Parcel, the Central Arts Plaza Whole Loan fails to satisfy the lender’s determination that, based on a current or updated appraisal or other determination of value, the fair market value of the Central Arts Plaza Property (excluding any value attributable to property that is not an interest in real property within the meaning of the Internal Revenue Code of 1986) is at least 80% of the Central Arts Plaza Whole Loan's adjusted issue price, then the borrower will be required to prepay the balance of the Central Arts Plaza Whole Loan in an amount equal to either (i) an amount necessary to satisfy such lender determination or (ii) a lesser amount, provided that that borrower delivers to the lender an opinion that such release does not cause any portion of the Central Arts Plaza Whole Loan to cease to be a “qualified mortgage” as defined in the Internal Revenue Code of 1986.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

133

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 11 – 161 Washington Street
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$31,520,000	Title:	Fee
Cut-off Date Principal Balance(1):	$31,520,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.8%	Net Rentable Area (SF):	349,659
Loan Purpose:	Acquisition	Location:	Conshohocken, PA
Borrower:	Blue Water Tower LLC	Year Built / Renovated:	2002 / 2023
Borrower Sponsors:	Harry Adjmi and Carolyn Dayon	Occupancy:	91.4%
Interest Rate:	6.30200%	Occupancy Date:	8/31/2025
Note Date:	9/4/2025	4th Most Recent NOI (As of):	$6,068,970 (12/31/2022)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$5,777,894 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,177,182 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$6,080,724 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.6%
Amortization Type:	Interest Only	UW Revenues:	$13,224,195
Call Protection:	L(23),YM1(30),O(7)	UW Expenses:	$5,066,417
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$8,157,778
Additional Debt(1):	Yes	UW NCF:	$7,346,035
Additional Debt Balance(1):	$22,500,000	Appraised Value / Per SF:	$78,000,000 / $223
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/17/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$154
Taxes:	$0	$122,800	N/A	Maturity Date Loan / SF:	$154
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	$14,863	N/A	Maturity Date LTV:	69.3%
TI / LC Reserve:	$4,000,000	Springing	$2,000,000	UW NCF DSCR:	2.13x
Unfunded Obligations Reserve(2):	$1,638,599	$0	N/A	UW NOI Debt Yield:	15.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$54,020,000	58.7%	Purchase Price	$83,100,000	90.3%
Principal Cash Contribution	31,988,203	34.8	Upfront Reserves	5,638,599	6.1
TI/LC Seller Credit	6,000,000	6.5	Closing Costs	3,269,605	3.6
Total Sources	$92,008,203	100.0%	Total Uses	$92,008,203	100.0%
(1)	The 161 Washington Street Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $54.02 million (the “161 Washington Street Whole Loan”). The Financial Information in the chart above reflects the 161 Washington Street Whole Loan.
(2)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting not including commercial rent abatements / concessions, since unfunded obligations ($1,638,599) were reserved at close.

The Loan. The 161 Washington Street mortgage loan (the “161 Washington Street Mortgage Loan”) is part of a whole loan (the “161 Washington Street Whole Loan”) with an aggregate principal balance of as of the Cut-off Date of $54,020,000, which is secured by the borrower’s fee interest in an approximately 349,700 square feet suburban office building located in Conshohocken, Pennsylvania (the “161 Washington Street Property”). The table below identifies the promissory notes that comprise the 161 Washington Street Whole Loan. The relationship between the holders of the 161 Washington Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 161 Washington Street Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-5C38 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

134

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 11 – 161 Washington Street

The table below identifies the promissory notes that comprise the 161 Washington Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$31,520,000	$31,520,000	BBCMS 2025-5C38	Yes
A-2	$22,500,000	$22,500,000	Benchmark 2025-V18	No
Whole Loan	$54,020,000	$54,020,000

The 161 Washington Street Whole Loan has an initial term of 60 months, is interest-only for the full term, has a remaining term of 58 months as of the Cut-Off Date and accrues interest on an Actual/360 basis at a rate of 6.302% per annum.

The 161 Washington Street Whole Loan proceeds, alongside sponsor equity and a seller reserve credit, were used to acquire the 161 Washington Street Property, fund upfront reserves and cover closing costs. The following table presents certain information relating to the historical capital Investment at the 161 Washington Street Property:

Historical Capital Improvements(1)
Project	$	Year
Amenity	$1,190,007	2019-2020
Elevator Lobbies / Corridors / Restrooms	1,171,442	2019-2022
Lobby & Entrance Renovation	993,757	2019-2023
Roof Replacement	887,424	2021-2022
Parking Garage	750,981	2019-2020
Cooling Tower	283,827	2022
Fitness Center/2nd Floor	144,407	2019-2020
Rehab Fire Panel	136,850	2022
16th Floor Whitebox	114,635	2019
Total	$5,673,330
(1)	Source: Borrower.

The Property. The 161 Washington Street Property is comprised of a 16-floor suburban office building in Conshohocken, Pennsylvania, totaling approximately 349,700 square feet. Currently the 161 Washington Street Property is 91.4% occupied, serving 34 tenants with an average tenant size of 8,638 square feet. The 161 Washington Street Property is positioned approximately 15 miles west of Philadelphia at the intersection of the Blue Route (I-476) and the Schuylkill Expressway (I-76) which provide access to the entire Philadelphia region. The 161 Washington Street Property was originally developed in 2002 and has since been renovated with the latest renovation being completed in 2023.

The following information presents certain information relating to the historical and current occupancy of the 161 Washington Street Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
79.0%	86.6%	85.2%	91.4%
(1)	Based on December 31 of each respective year.
(2)	Current Occupancy is as of August 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

135

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 11 – 161 Washington Street

Appraisal. According to the appraisal, the 161 Washington Street Property had an “as-is” appraised value of $78,000,000 as of July 17, 2025, which was subject to the extraordinary assumption that a $2,715,800 was deposited into a reserve at the closing of the loan for payment of tenant improvement costs, leasing commissions and free rent. As of the origination date, approximately $4,000,000 was deposited in escrow for tenant improvement costs, leasing commissions and free rent.

Appraisal Valuation Summary(1)
Property Name	Appraised Value	Capitalization Rate
161 Washington Street	$78,000,000	9.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated May 23, 2025, there was no evidence of any recognized environmental conditions at the 161 Washington Street Property.

Major Tenants. The three largest tenants by underwritten net rentable area (“NRA”) at the 161 Washington Street Property are Marsh & McLennan Agency, Allied Barton and CenterSquare Investment Management.

Marsh & McLennan Agency (35,383 square feet; 10.1% of NRA; 11.1% of underwritten base rent): Marsh McLennan Agency (“MMA”) is a publicly traded company that provides business insurance, employee health benefits, retirement, and private client insurance solutions to both organizations and individuals. MMA’s Conshohocken office provides services within five core practices: Employee Health & Benefits; Voluntary Benefits; Absence, Disability, & Life, Business Insurance; and Retirement & Wealth.

Allied Barton (34,033 square feet; 9.7% of NRA; 10.2% of underwritten base rent): Allied Barton is a subsidiary of Allied Universal which is a security and facility services company. Their space in the 161 Washington Street Property allows them to provide local security solutions for the Philadelphia area. Allied Barton is actively using their space as the company’s headquarters. Allied Barton is currently marketing their space for sublease, which is located on both the fifth and sixth floors.

CenterSquare Investment Management (24,273 square feet; 6.9% of NRA; 8.0% of underwritten base rent): CenterSquare Investment Management is a global investment manager specializing in actively managed real estate strategies. This leased space at the 161 Washington Street Property serves as the CenterSquare Investment Management headquarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

136

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 11 – 161 Washington Street

The following table presents certain information relating to the major tenants at the 161 Washington Street Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Marsh & McLennan Agency	A3/A-/NR	35,383	10.1%	$39.18	$1,386,221	11.1%	5/31/2027
Allied Barton	NR/NR/NR	34,033	9.7%	$37.51	$1,276,578	10.2%	1/31/2029
CenterSquare Investment Mgmt.	NR/NR/NR	24,273	6.9%	$40.97	$994,571	8.0%	4/30/2034
SOMPO/Endurance Assurance Association(3)	NR/NR/NR	21,066	6.0%	$40.79	$859,364	6.9%	Various(3)
Penn Mutual Life Insurance Co.	NR/NR/NR	16,048	4.6%	$41.18	$660,838	5.3%	Various(4)
Pitcairn Financial Group	NR/NR/NR	15,891	4.5%	$41.10	$653,120	5.2%	10/31/2035
Aerotek Affiliated Services	NR/NR/NR	15,593	4.5%	$41.19	$642,252	5.1%	Various(6)
Mill Creek Capital Advisors	NR/NR/NR	13,289	3.8%	$44.08	$585,713	4.7%	10/31/2030
C.H. Robinson	Baa2/BBB+/NR	12,235	3.5%	$40.92	$500,656	4.0%	10/31/2026
Cloverlay Partners	NR/NR/NR	9,869	2.8%	$42.76	$421,998	3.4%	11/30/2033
Major Tenants		197,680	56.5%	$40.37	$7,981,311	63.9%
Other Tenants		121,915	35.0%	$36.96	$4,505,382	36.1%
Occupied Total Collateral		319,595	91.4%	$39.07	$12,486,693	100.0%
Vacant Space (Owned)		30,064	8.6%
Totals/ Wtd. Avg. All Owned Tenants		349,659	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2025, inclusive of contractual rent steps through September 31, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	SOMPO/Endurance Assurance Association occupied space has two lease expirations between May 31, 2027 and June 30, 2027. SOMPO/Endurance Assurance Association is subleasing 8,561 SF of its space from Marsh & McLennan Agency at $30/SF.
(4)	Penn Mutual Life Insurance Co. occupied space has two lease expirations between April 30, 2026 and October 31, 2029.
(5)	Aerotek Affiliated Services. occupied space has two lease expirations between February 29, 2028 and August 31, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

137

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 11 – 161 Washington Street

The following table presents certain information relating to the lease rollover schedule at the 161 Washington Street Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	30,064	8.6%	NAP	NAP	30,064	8.6%	NAP	NAP
2025 & MTM	3	12,152	3.5%	0	0.0%	42,216	12.1%	0	0.0%
2026	4	29,782	8.5%	1,239,012	9.9%	71,998	20.6%	1,239,012	9.9%
2027	6	70,930	20.3%	2,834,572	22.7%	142,928	40.9%	4,073,585	32.6%
2028	8	39,589	11.3%	1,607,769	12.9%	182,517	52.2%	5,681,353	45.5%
2029	5	58,006	16.6%	2,252,386	18.0%	240,523	68.8%	7,933,739	63.5%
2030	4	27,491	7.9%	1,162,192	9.3%	268,014	76.7%	9,095,931	72.8%
2031	4	20,413	5.8%	864,387	6.9%	288,427	82.5%	9,960,318	79.8%
2032	2	7,429	2.1%	287,213	2.3%	295,856	84.6%	10,247,531	82.1%
2033	1	9,869	2.8%	421,998	3.4%	305,725	87.4%	10,669,529	85.4%
2034	1	24,273	6.9%	994,571	8.0%	329,998	94.4%	11,664,100	93.4%
2035	2	19,661	5.6%	822,593	6.6%	349,659	100.0%	12,486,693	100.0%
2036 & Beyond	0	0	0.0%	0	0.0%	349,659	100.0%	12,486,693	100.0%
Total/Wtd. Avg.	40	349,659	100.0%	12,486,693	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2025, inclusive of contractual rent steps through September 31, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

138

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 11 – 161 Washington Street

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at 161 Washington Street Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 6/30/2025	Underwritten	PSF	%
Base Rental Revenue	$9,900,952	$10,597,089	$11,590,580	$12,021,758	$12,486,693	$35.71	86.5%
Credit Tenant Rent Steps	0	0	0	0	17,917	$0.05	0.1%
Total Commercial Reimbursement Revenue	1,426,252	1,080,301	956,178	896,951	719,584	$2.06	5.0%
Market Revenue from Vacant Units	0	0	0	0	1,215,783	$3.48	8.4%
Other Revenue	6,906	5,416	11,562	7,897	0	$0.00	0.0%
Potential Gross Revenue	11,334,110	11,682,806	12,558,321	12,926,606	14,439,977	$41.30	100.0%
Vacancy Loss	0	0	0	0	(1,215,783)	($3.48)	(8.4%)
Commercial Rent Abatements / Concessions	(371,822)	(1,000,562)	(1,337,202)	(1,700,241)	0	$0.00	0.0%
Effective Gross Revenue	10,962,288	10,682,244	11,221,119	11,226,364	13,224,195	$37.82	91.6%
Real Estate Taxes	1,467,169	1,503,906	1,494,490	1,381,972	1,430,675	$4.09	10.8%
Insurance	229,933	303,910	373,338	374,606	243,762	$0.70	1.8%
Janitorial	491,319	574,918	598,893	624,748	627,170	$1.79	4.7%
Utilities	681,275	577,737	640,050	789,225	638,947	$1.83	4.8%
Repairs & Maintenance	953,867	922,470	936,191	982,258	1,082,662	$3.10	8.2%
Management Fee	322,504	323,042	336,046	340,433	396,726	$1.13	3.0%
Payroll (Office, Security, Maintenance)	38,881	40,346	25,657	26,337	28,999	$0.08	0.2%
General and Administrative - Direct	445,566	414,036	453,437	439,693	447,726	$1.28	3.4%
Other Expenses	262,805	243,984	185,835	186,369	169,750	$0.49	1.3%
Total Expenses	$4,893,319	$4,904,350	$5,043,938	$5,145,640	$5,066,417	$14.49	38.3%
Net Operating Income(3)	$6,068,970	$5,777,894	$6,177,182	$6,080,724	$8,157,778	$23.33	61.7%
Replacement Reserves	0	0	0	0	178,326	$0.51	1.3%
TI/LC	0	0	0	0	633,417	$1.81	4.8%
Net Cash Flow	$6,068,970	$5,777,894	$6,177,182	$6,080,724	$7,346,035	$21.01	55.5%
(1)	Based on the underwritten rent roll dated August 31, 2025, inclusive of contractual rent steps through September 31, 2026.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting not including commercial rent abatements / concessions, since unfunded obligations ($1,638,599) were reserved at close.

The Market. The 161 Washington Street Property is located in the Conshohocken submarket of the greater suburban Philadelphia office market. The Conshohocken office submarket is characterized as an urban environment within a core suburban community located between center city Philadelphia and the Philadelphia metro's northwestern suburbs, offering access to regional highways, public transportation (with a train station within a 10-minute walk), and a live-work-play district featuring numerous restaurants, pubs, and services. The submarket benefits from demand generators, including large employers like Cencora (formerly AmerisourceBergen) and Hamilton Lane, and attracts a diverse group of professional, service, pharmaceutical and high-tech companies.

As of Q2 2025, the Conshohocken office submarket has a total inventory of nearly 4.0 million square feet, with a vacancy rate of 20.4% and an average asking rent of $40.61 per square foot. The total availability rate, including sublet space, is 21.8%. The Class A segment of the Conshohocken submarket specifically shows a 15.9% vacancy rate and average asking rents of $40.06 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

139

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 11 – 161 Washington Street

The following table presents certain information regarding comparable sales of the 161 Washington Street Property:

Competitive Sales(1)
Property Name	Yr. Built	Sale Date	Rentable Area	Occupancy	Price Per SF	OAR
Radnor Court	1984	Dec-2024	126,678	82%	$286	11.30%
Plymouth Meeting Executive Campus	1986	Sep-2024	521,288	77%	$126	11.26%
One, Two and Three Bala Plaza	1967	Nov-2023	1,122,154	91%	$165	8.35%
One Tower Bridge	1989	Mar-2023	271,215	92%	$283	7.98%
650 East Swedesford Road	1971	Jan-2023	101,627	74%	$317	5.93%
1400 Atwater	2013	Nov-2022	299,809	100%	$274	8.33%
Four Tower Bridge	1998	Nov-2022	86,021	94%	$355	5.40%
Wtd. Avg						8.56%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

140

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 12 – Ascent Townhomes
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	3.1%	Net Rentable Area (Units):	248
Loan Purpose:	Refinance	Location:	Fresno, CA
Borrower:	Ascent Townhomes, L.P.	Year Built / Renovated:	2004 / NAP
Borrower Sponsor:	Patrick De La Torre	Occupancy:	87.9%
Interest Rate:	6.35000%	Occupancy Date:	8/1/2025
Note Date:	9/8/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$2,046,109 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,199,286 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,327,883 (TTM 7/31/2025)
Original Amortization:	None	UW Economic Occupancy:	85.0%
Amortization Type:	Interest Only	UW Revenues:	$5,433,058
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$3,184,424
Lockbox / Cash Management:	Springing	UW NOI:	$2,248,633
Additional Debt:	No	UW NCF:	$2,199,033
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$52,500,000 / $211,694
Additional Debt Type:	N/A	Appraisal Date:	7/10/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$104,839
Taxes:	$557,474	$88,488	N/A	Maturity Date Loan / Unit:	$104,839
Insurance:	$141,355	$33,656	N/A	Cut-off Date LTV:	49.5%
Replacement Reserves:	$0	$4,133	N/A	Maturity Date LTV:	49.5%
				UW NCF DSCR:	1.31x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	55.3%	Loan Payoff	$45,334,975	96.4%
Borrower Sponsor Equity	21,043,387	44.7	Closing Costs(2)	1,009,582	2.1
			Upfront Reserves	698,830	1.5
Total Sources	$47,043,387	100.0%	Total Uses	$47,043,387	100.0%
(1)	4th Most Recent NOI is unavailable as the borrower acquired the Ascent Townhomes Property (as defined below) in 2022.
(2)	Closing Costs include an interest rate buydown of $520,000.

The Loan. The Ascent Townhomes mortgage loan (the “Ascent Townhomes Mortgage Loan”) is secured by the borrower’s fee simple interest in a 248-unit, garden-style multifamily property located in Fresno, California (the “Ascent Townhomes Property”). The Ascent Townhomes Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.35000% per annum on an Actual/360 basis.

The Property. The Ascent Townhomes Property is a 248-unit, garden-style multifamily property located in Fresno, California. Built in 2004, the Ascent Townhomes Property consists of 56, one- and two-story apartment buildings situated on approximately 18.8-acres. The units are single stacked townhomes with no units above or below and feature stucco exterior with Spanish tile roofing. The unit mix at the Ascent Townhomes Property includes 200 two-bedroom units and 48 three-bedroom units. Community amenities feature a swimming pool, a spa hot tub, a fitness center, a clubhouse, a playground, a dog park and gated electronic entrances. Unit amenities include stainless-steel appliances, washers and dryers, high ceilings, walk-in closets, wood style flooring, custom cabinets, granite countertops and a private patio or private balcony. Since acquisition, the borrower sponsor has completed approximately $2.1 million in capital expenditures at the Ascent Townhomes Property for unit renovations, which included upgrades to appliances, cabinets and flooring, tub and shower renovations, painting and installation of security camera systems. Additionally, 147 units at the Ascent Townhomes Property have been renovated by the prior owner and borrower sponsor. The Ascent Townhomes Property includes 389

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

141

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 12 – Ascent Townhomes

parking spaces, consisting of surface, covered and garage spaces, resulting in a parking ratio of approximately 1.6 parking spaces per unit. As of August 1, 2025, the Ascent Townhomes Property was 87.9% occupied.

The following table presents detailed information with respect to the unit mix at the Ascent Townhomes Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
2-BR / 1.5-BA	84	33.9%	75	89.3%	1,292	$1,951	$1.51
2-BR / 2-BA	52	21.0%	48	92.3%	1,264	$2,089	$1.65
2-BR / 2.5-BA	64	25.8%	55	85.9%	1,216	$1,895	$1.56
3-BR / 1.5-BA	48	19.4%	40	83.3%	1,420	$2,359	$1.66
Total/Wtd. Avg.	248	100.0%	218	87.9%	1,291	$2,042	$1.58
(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate per SF are calculated using the in-place contract rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated July 11, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Ascent Townhomes Property.

The following table presents certain information relating to the historical and current occupancy of the Ascent Townhomes Property:

Historical and Current Occupancy
2022(1)	2023(2)	2024(2)	Current(3)
NAV	86.7%	90.2%	87.9%
(1)	2022 Occupancy is unavailable as the borrower sponsor acquired the Ascent Townhomes Property in 2022.
(2)	Historical occupancies are based on December 31 of each respective year unless otherwise specified.
(3)	Current occupancy is as of August 1, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the Ascent Townhomes Property:

Operating History and Underwritten Net Cashflow(1)
	2023	2024	TTM(2)	Underwritten	Per Unit	%(3)
Rents In-Place	$5,629,182	$5,829,520	$6,055,875	$5,342,441	$21,542	84.2%
Vacancy Gross Up	0	0	0	753,000	$3,036	11.9
Gross Potential Rent	$5,629,182	$5,829,520	$6,055,875	$6,095,441	$24,578	96.1%
Other Income(4)	$193,097	$206,267	$249,098	$249,098	$1,004	3.9
Net Rental Income	$5,822,279	$6,035,787	$6,304,973	$6,344,539	$25,583	100.0%
(Vacancy/Credit Loss)	($1,179,252)	($886,711)	($1,028,527)	($911,481)	($3,675)	(14.4)
Effective Gross Income	$4,643,027	$5,149,076	$5,276,446	$5,433,058	$21,907	85.6%
Total Expenses	$2,596,918	$2,949,790	$2,948,563	$3,184,424	$12,840	58.6
Net Operating Income	$2,046,109	$2,199,286	$2,327,883	$2,248,633	$9,067	41.4%
Replacement Reserves	$0	$0	$0	$49,600	$200	0.9
Net Cash Flow	$2,046,109	$2,199,286	$2,327,883	$2,199,033	$8,867	40.5%
(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	TTM column represents the trailing 12 months ending July 31, 2025.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Other Income is comprised of month-to-month fees, laundry income, utility reimbursements, late fees and miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

142

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 12 – Ascent Townhomes

The Market. The Ascent Townhomes Property is located in Fresno, California within the Fresno metropolitan area (“Fresno MSA”). The Fresno MSA has a diversified base of major employment sectors which include services, retail trade, agriculture/mining, public administration, transportation/utilities and manufacturing. Major employers in the Fresno MSA include Community Medical Center, Ruiz Food Products Inc., Kaiser Permanente Riverside Medical Center, Saint Agnes Medical Center, California State University – Fresno and Coalinga State Hospital. Access to the Ascent Townhomes Property is provided via West Barstow Avenue to the north, West Shaw Avenue to the south, North Marks Avenue to the east and North Brawley Avenue to the west. The area surrounding the Ascent Townhomes Property is characterized by multifamily, retail, industrial and office developments. Fresno State University is located approximately 7.0 miles east of the Ascent Townhomes Property, along with Bulldog Stadium, which provides recreational and entertainment options. Single-family residences, schools and Oso do Oro Park are located approximately 2.0 miles east of the Ascent Townhomes Property. Additional national retailers surrounding the Ascent Townhomes Property include Costco, Office Depot, Walmart Supercenter, Home Depot, Target and Kohl’s. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Ascent Townhomes Property is 19,108, 138,576 and 256,607, respectively. Additionally, the 2025 average household income within the same radii is $89,658, $105,610 and $99,816, respectively.

According to the appraisal, the Ascent Townhomes Property is located within the West Fresno multifamily submarket within the Fresno multifamily market. As of the first quarter of 2025, the Fresno apartment market reported 25,992 units, with an occupancy rate of 96.9% and asking rental rate of $1,594 per unit. As of the first quarter of 2025, the West Fresno multifamily submarket reported 8,713 units, with an occupancy rate of 97.3% and an asking rental rate of $1,598 per unit.

The following table presents multifamily rental data at comparable properties with respect to the Ascent Townhomes Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Ascent Townhomes 5355 North Valentine Avenue Fresno, CA(2)	2004 / NAP	87.9%(2)	248(2)	2-BR / 1.5-BA 2-BR / 2-BA 2-BR / 2.5-BA 3-BR / 1.5-BA	1,292(2) 1,264(2) 1,216(2) 1,420(2)	$1.51(2) $1.65(2) $1.56(2) $1.66(2)	$1,951(2) $2,089(2) $1,895(2) $2,359(2)
Heron Pointe Apartments 5200 North Valentine Avenue Fresno, CA	1987 / NAP	97.8%	417	1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 2-BR / 2-BA 3-BR / 2-BA	634 843 1,161 1,217 1,270	$2.54 $2.07 $1.69 $0.00(3) $1.76	$1,611 $1,748 $1,959 $0(3) $2,235
Hyde Park 5150 North Valentine Avenue Fresno, CA	1991 / NAP	100.0%	138	1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	684 950 969 1,294	$2.16 $1.55 $1.48 $1.23	$1,480 $1,474 $1,430 $1,586
Horizons West 5066-5098 North Marty Avenue Fresno, CA	2008 / NAP	100.0%	60	2-BR / 1-BA 2-BR / 2-BA	927 996	$1.85 $1.89	$1,718 $1,878
San Jose Villas 3655 West San Jose Avenue Fresno, CA	2004 / NAP	98.6%	72	2-BR / 2.5-BA 3-BR / 2.5-BA	1,230 1,310	$1.51 $0.00(3)	$1,860 $0(3)
Villa Sa Vini 5473 North Salinas Avenue Fresno, CA	2011 / NAP	99.1%	224	1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 2-BR / 2.5-BA 3-BR / 2-BA	759 948 1,115 1,254 1,362	$2.04 $1.78 $1.58 $1.48 $1.56	$1,550 $1,688 $1,765 $1,860 $2,130
Casa di Fortuna 5860 West Santa Ana Avenue Fresno, CA	2022 / NAP	96.1%	102	2-BR / 2.5-BA 2-BR / 2.5-BA 3-BR / 2.5-BA	1,018 1,062 1,180	$0.00(3) $2.07 $2.11	$0(3) $2,195 $2,495
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 1, 2025.
(3)	The Appraisal did not report rent for the unit type.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

143

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 13 – International Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Retail - Super Regional Mall
% of IPB:	3.0%	Net Rentable Area (SF):	803,735
Loan Purpose:	Refinance	Location:	Tampa, FL
Borrower:	Tampa Westshore Associates Limited Partnership	Year Built / Renovated:	2001, 2009 / 2020
Borrower Sponsor:	The Taubman Realty Group LLC	Occupancy:	98.8%
Interest Rate(2):	4.91333149584686%	Occupancy Date:	7/31/2025
Note Date:	10/9/2025	4th Most Recent NOI (As of):	$56,759,016 (12/31/2022)
Maturity Date:	11/1/2030	3rd Most Recent NOI (As of):	$56,790,213 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$64,632,291 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$66,152,015 (TTM 7/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	98.4%
Amortization Type:	Interest Only	UW Revenues:	$97,602,876
Call Protection(3):	L(24),D(29),O(7)	UW Expenses:	$23,708,322
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$73,894,554
Additional Debt(1):	Yes	UW NCF:	$72,971,613
Additional Debt Balance(1):	$526,250,000 / $23,750,000	Appraised Value / Per SF:	$1,348,000,000 / $1,677
Additional Debt Type(1):	Pari Passu / B-Note	Appraisal Date:	8/20/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$686	$715
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$686	$715
Replacement Reserves:	$0	Springing	$498,523	Cut-off Date LTV:	40.9%	42.7%
TI / LC Reserve:	$0	Springing	$1,347,360	Maturity Date LTV:	40.9%	42.7%
Outstanding TI/LC Reserve:	$6,537,000	$0	N/A	UW NCF DSCR:	2.66x	2.48x
Gap Rent Reserve:	$1,810,588	$0	N/A	UW NOI Debt Yield:	13.4%	12.9%
Ground Rent Reserve	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$551,250,000	95.9%	Loan Payoff	$479,420,549	83.4%
Subordinate Debt	23,750,000	4.1	Principal Equity Distribution	81,531,628	14.2
			Reserves	8,347,588	1.5
			Closing Costs	5,700,235	1.0
Total Sources	$575,000,000	100.0%	Total Uses:	$575,000,000	100.0%
(1)	The International Plaza Mortgage Loan (as defined below) is part of a whole loan with an aggregate principal balance of $575,000,000 evidenced by 9 senior pari passu promissory notes with an aggregate original principal balance of $551,250,000 representing the International Plaza Senior Notes (as defined below) and 3 junior promissory notes with an aggregate original balance of $23,750,000 (the “International Plaza Junior Notes”). The Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NOI Debt Yield and UW NCF DSCR numbers presented above for the Senior Loan are based on the International Plaza Senior Notes. The Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NOI Debt Yield and UW NCF DSCR numbers presented above for the Whole Loan are based on the International Plaza Whole Loan.
(2)	4.91333149584686% represents the weighted average interest rate of Component A and Component B. The per annum interest rate associated with the International Plaza Junior Notes is 7.98522% per annum and the weighted average interest rate for the International Plaza Whole Loan is 5.04021384710536% per annum.
(3)	Defeasance of the International Plaza Whole Loan is permitted at any time after the date that is the earliest to occur of (i) three years after the closing date of the securitization that includes the last note to be securitized and (ii) December 1, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-5C38 securitization trust in November 2025. The actual defeasance lockout period may be longer.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting of rent steps, tenant reimbursements and a management fee cap of $1,000,000.

The Loan. The International Plaza mortgage loan (the “International Plaza Mortgage Loan”) is part of the International Plaza Whole Loan (as defined below) with an aggregate principal balance of as of the Cut-off Date of $575,000,000, which is secured by the borrower’s leasehold interest in an approximately 803,735 square foot portion of an enclosed super-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

144

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 13 – International Plaza

regional mall located in Tampa, Florida (the “International Plaza Property”). The International Plaza Whole Loan is evidenced by (i) nine pari passu A notes, with an aggregate Cut-off Date balance of $551,250,000 (collectively, the “International Plaza Senior Notes”), and (ii) three pari passu subordinate B notes, with an aggregate Cut-off Date balance of $23,750,000 (together with the International Plaza Senior Notes, the “International Plaza Whole Loan”). The International Plaza Mortgage Loan is comprised of a portion of the International Plaza Senior Notes (Notes A-2-2 and A-3-2) with an aggregate Cut-off Date balance of $25,000,000, which will be contributed to the BBCMS 2025-5C38 trust. The table below identifies the promissory notes that comprise the International Plaza Whole Loan. The relationship between the holders of the International Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan” in the Preliminary Prospectus. The International Plaza Whole Loan will be serviced under the trust and servicing agreement for the INT 2025-PLAZA securitization trust. See “The Pooling and Servicing Agreement—The Non-Serviced A/B Whole Loan—The International Plaza Whole Loan” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the International Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$225,625,000	$225,625,000	INT 2025-PLAZA	Yes
A-1-2	$112,812,500	$112,812,500	INT 2025-PLAZA	No
A-1-3	$112,812,500	$112,812,500	INT 2025-PLAZA	No
A-2-1(1)	$25,000,000	$25,000,000	Wells Fargo Bank, National Association	No
A-2-2	$12,500,000	$12,500,000	BBCMS 2025-5C38	No
A-2-3(1)	$12,500,000	$12,500,000	JPMorgan Chase Bank, National Association	No
A-3-1(1)	$25,000,000	$25,000,000	Wells Fargo Bank, National Association	No
A-3-2	$12,500,000	$12,500,000	BBCMS 2025-5C38	No
A-3-3(1)	$12,500,000	$12,500,000	JPMorgan Chase Bank, National Association	No
B-1-1	$11,875,000	$11,875,000	INT 2025-PLAZA	No
B-1-2	$5,937,500	$5,937,500	INT 2025-PLAZA	No
B-1-3	$5,937,500	$5,937,500	INT 2025-PLAZA	No
Whole Loan	$575,000,000	$575,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The International Plaza Whole Loan has an initial term of 60 months, is interest-only for the full term, has a remaining term of 60 months as of the Cut-Off Date and accrues interest on an Actual/360 basis. The International Plaza Senior Notes accrue interest at a fixed rate of 4.91333149584686% per annum, and the International Plaza Whole Loan accrues interest at a fixed rate of 5.04021384710536% per annum. The International Plaza Whole Loan was co-originated on October 9, 2025 by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, and Wells Fargo Bank, National Association.

The International Plaza Whole Loan proceeds were used to refinance the prior loan, fund upfront reserves, cover closing costs and repatriate equity to the borrower.

The Property. The International Plaza Property is a premier "A++" GreenStreet rated shopping and dining destination and one of only 42 such rated malls in the United States, including seven in Florida. Located in Tampa, Florida, along Florida's Gulf Coast, this "fortress mall" encompasses a total development area of approximately 1,298,736 square feet of net rentable area, with 803,735 square feet serving as collateral for the loan.

The property boasts a diverse roster of over 175 retailers, featuring 50 unique-to-market brands and a collection of global luxury brands such as Louis Vuitton, Gucci, Tiffany & Co., Burberry, Breitling, Versace, and Saint Laurent. It also includes popular national retailers like Zara, Lululemon, Aritzia, Sephora, Alo Yoga, Restoration Hardware, and William Sonoma. Key anchor stores include Neiman Marcus, Nordstrom, Dillard's, and a newly opened Dick's House of Sport (DHOS). Neiman Marcus, Nordstrom, and Dillard's own their improvements, totaling 495,001 square feet, and are therefore excluded from the collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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International Plaza also features a dining area known as Bay Street, which houses ten full-service restaurants across 131,366 square feet. This area is noted as the most productive outdoor dining collection in Tampa, generating TTM June 2025 sales of $53.5 million.

The International Plaza Property generated total aggregate sales exceeding $1.0 billion during the TTM June 2025 reporting period. Inline tenants (under 10,000 SF) reported sales of $1,539 per square foot (PSF) for the same period, with an underwritten occupancy of 98.8% and an occupancy cost of 10.0% (or $1,243 PSF with a 12.2% occupancy cost when excluding Apple and Tesla). This growth is attributed to strategic leasing initiatives, including the addition of DHOS, accretive leasing spreads on new leases, and positive leasing spreads on existing tenant renewals, relocations, and expansions. The property ranks #1 in the borrower sponsor’s portfolio for home and dining categories and #2 for luxury sales.

The following table presents certain information relating to inline tenant sales performance at the International Plaza Property:

Tenant Sales Performance (<10,000 SF)
	2021		2022		2023		2024		TTM June 2025
	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF
Inline Tenant Sales (1)	$515,192,000	$1,311	$598,317,000	$1,538	$575,579,000	$1,513	$601,159,000	$1,517	$613,100,000	$1,539
Occupancy Cost % (2)	8.1%		8.0%		9.6%		9.9%		10.0%
Inline Tenant Sales (Ex Apple/Tesla)	387,407,000	$1,012	442,794,000	$1,169	434,875,000	$1,175	463,147,000	$1,202	$480,700,000	$1,243
Occupancy Cost (Ex Apple/Tesla)	10.7%		10.6%		11.8%		12.3%		12.2%
(1)	Inline Tenant Sales excludes tenants leasing greater than 10,000 SF and temporary tenants.
(2)	Occupancy cost excludes tenants leasing greater than 10,000 SF of space as well as tenants not reporting full year of sales.

Strategic improvements include the redevelopment of a multi-tenanted anchor box into a 130,000 SF Dick's House of Sport (“DHOS”), which opened in October 2024 and generated $12.3 million in gross sales in its first three months. The borrower sponsor invested approximately $2.7 million in this redevelopment. Notable tenant performances include Apple with $112.0 million in TTM June 2025 sales ($16,000 PSF), Louis Vuitton with $56.2 million ($7,974 PSF) after a 9-year lease extension and 2,000 SF expansion, and Zara, which tripled its footprint with a new flagship store.

The property benefits from its location, situated 5.2 miles from downtown Tampa and directly adjacent to the Tampa International Airport, a major travel hub that welcomed approximately 25 million passengers in 2023. It is also accessible via the interchange of I-275 and Memorial Highway (Route 60). The trade area extends beyond a 25-mile radius, serving a population of approximately 3.5 million people with an average household income of $104,000. The region has experienced significant population growth, outpacing national rates, and a 293-room Renaissance Hotel on-site further contributes to foot traffic and regional appeal.

Major Tenants.

RH (43,696 square feet, 5.4% of NRA, 3.4% of underwritten base rent, Moody’s: Aa3): RH, formerly known as Restoration Hardware, is an American luxury home furnishings company that sells high-end furniture, lighting, and decor through its retail stores, online, and catalogs. Founded in 1979, RH has evolved from a small hardware store into a global luxury brand, offering products for the entire home and focusing on a curated, designer-led approach. RH is headquartered in Corte Madera, California.

Louis Vuitton (7,049 square feet, 0.9% of NRA, 3.3% of underwritten base rent): Louis Vuitton is a luxury fashion house founded in 1854 by Louis Vuitton, a trunk-maker known for innovating with flat-topped, stackable trunks. Louis Vuitton was built on a foundation of quality, creativity, and craftsmanship, which has evolved to include luggage, bags, accessories, ready-to-wear, and more.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Zara (34,860 square feet, 4.3% of NRA, 3.2% of underwritten base rent): Zara is a Spanish fast-fashion retailer, part of the Inditex group, known for its business model that translates runway trends into affordable clothing for consumers. Founded in 1975, Zara’s core strategy involves responding rapidly to customer feedback and market trends, with a significant portion of its production located close to its headquarters for faster distribution. Zara's brand identity is built on making aspirational fashion accessible through a unique, integrated online and in-store experience that prioritizes customer habits and real-time feedback over traditional advertising.

Environmental. According to the Phase I environmental report dated September 25, 2025, there was no evidence of any recognized environmental conditions at the International Plaza Property.

The following table presents certain information relating to the historical and current occupancy of International Plaza Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
94.8%	95.1%	93.6%	92.2%	98.8%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated July 31, 2025.

The following table presents certain information relating to the largest tenants at the International Plaza Property:

Top Tenant Summary(1)(2)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Gross Rent(4)	% of Total UW Base Rent(4)	Lease Exp. Date
RH	NR/NR/NR	43,696	5.4%	$68.69	3,001,370	3.4%	1/31/2031
Louis Vuitton	Aa3/AA-/NR	7,049	0.9%	$421.01	2,967,704	3.3%	1/31/2035
Zara	NR/NR/NR	34,860	4.3%	$81.38	2,836,999	3.2%	1/31/2034
Dicks House of Sport	Baa2/BBB/NR	130,056	16.2%	$19.36	2,517,576	2.8%	1/31/2040
Mayors	NR/NR/NR	6,834	0.9%	$341.38	2,333,008	2.6%	1/31/2034
Tiffany Co	NR/NR/NR	5,894	0.7%	$261.79	1,542,986	1.7%	1/31/2027
Altard State	NR/NR/NR	10,644	1.3%	$138.06	1,469,510	1.6%	1/31/2036
Gucci	NR/BBB+/NR	5,530	0.7%	$261.01	1,443,406	1.6%	1/31/2031
Arhaus Furniture	NR/NR/NR	14,323	1.8%	$95.76	1,371,556	1.5%	1/31/2031
Apple	Aaa/AA+/NR	7,000	0.9%	$191.77	1,342,376	1.5%	1/31/2029
Major Tenants		265,886	33.1%	$78.33	20,826,491	23.3%
Other Tenants		527,863	65.7%	$129.67	68,446,903	76.7%
Occupied Total Collateral / Wtd. Avg.		793,749	98.8%	$112.47	89,273,394	100.0%
Vacant Space		9,986	1.2%
Collateral Total		803,735	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025, with rent steps totaling $1,037,826 through October 2026.
(2)	Top Tenant Summary is based on UW Gross Rent.
(3)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(4)	UW Gross Rent is inclusive of rent steps, recoveries and PIL.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 13 – International Plaza

The following table presents certain information relating to the lease rollover schedule at International Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	9,986	1.2%	NAP	NAP	9,986	1.2%	NAP	NAP
2025 & MTM	3	5,298	0.7%	1,065,337	1.2%	15,284	1.9%	$1,065,337	1.2%
2026	26	88,708	11.0%	9,813,352	11.0%	103,992	12.9%	$10,878,689	12.2%
2027	23	55,686	6.9%	9,485,442	10.6%	159,678	19.9%	$20,364,131	22.8%
2028	19	48,649	6.1%	6,760,992	7.6%	208,327	25.9%	$27,125,124	30.4%
2029	25	120,857	15.0%	12,779,035	14.3%	329,184	41.0%	$39,904,158	44.7%
2030	7	20,066	2.5%	3,006,861	3.4%	349,250	43.5%	$42,911,019	48.1%
2031	13	92,301	11.5%	9,803,077	11.0%	441,551	54.9%	$52,714,096	59.0%
2032	14	32,344	4.0%	5,563,981	6.2%	473,895	59.0%	$58,278,077	65.3%
2033	8	17,135	2.1%	3,524,021	3.9%	491,030	61.1%	$61,802,099	69.2%
2034	14	109,755	13.7%	12,812,404	14.4%	600,785	74.7%	$74,614,503	83.6%
2035	9	35,189	4.4%	7,460,388	8.4%	635,974	79.1%	$82,074,890	91.9%
2036 & Beyond	8	167,761	20.9%	7,198,504	8.1%	803,735	100.0%	$89,273,394	100.0%
Total/Wtd. Avg.	169	803,735	100.0%	$89,273,394	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling approximately $1,037,826 through October 2026.

The Market. The International Plaza Property is strategically located in Tampa, Florida, approximately 5.2 miles from downtown Tampa and directly adjacent to the Tampa International Airport, a travel hub that served around 25 million passengers in 2023. Its accessibility is further enhanced by its position at the interchange of I-275 and Memorial Highway (Route 60).

The property's trade area extends beyond a 25-mile radius, encompassing a population of approximately 3.5 million people with an average household income of $104,000. The region demonstrates robust demographic growth, with the population increasing by 1.3% over the past year, surpassing the national rate of 0.7%. Over the last decade, Tampa's annual population growth averaged 1.6%, compared to 0.6% nationally, and is projected to maintain a 0.8% annual growth rate for the next five years. The daytime population within a 5-mile radius is estimated at 416,000.

The median household income is $76,577, with a 2.5% growth in the past year and a 4.7% increase over the last decade. The labor force, totaling about 1.71 million, grew by 1.3% in the past year and 1.8% annually over the last ten years, with a low current unemployment rate of 3.7%. The market benefits from a diverse employment base, including education, health services, trade, transportation, financial activities, and professional/business services. Corporate expansions and relocations by major employers like Foot Locker, GEICO, Pfizer, and MUFG Bank further contribute to the region's strength, alongside a low cost of living and a favorable tax environment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 13 – International Plaza

The following table presents certain information relating to local competitive properties of the International Plaza Property:

Local Competitive Properties(1)
	International Plaza	Westshore Plaza	Citus Park Town Center	RITHM at Uptown	Brandon Exchange	Countryside Mall
Occupancy	98.8%	89%	94%	84%	85%	71%
Distance to Property	-	1 mile	8 miles	8 miles	12 miles	13 miles
Total GLA	1,298,736	1,093,693	1,140,973	1,200,000	1,150,661	1,259,405
Year Built / Renovated	2001, 2009 / 2020	1967 / 2000	1986 / 2007	1974 / 2008	1995 / 2002	1975 / 2009
Green Street Grade	A++	B-	B	B-	B+	B
Inline Sales PSF	$1,539	$439	$397	$350	$755	$399
Inline Sales PSF (Exc. Apple and Tesla)	$1,243	$439	$397	$350	$690	$399
Ownership	Taubman / Nuveen	Washington Prime Group	Hull Property Group	RD Management	North American Dev. Grp.	Jones Lang LaSalle
Anchors	Nordstrom, Neiman Marcus, Dillard’s, Dick’s House of Sport	JCPenney, AMC (14 Screens), 3 Dark boxes	Dillard’s, JCPenney, Macy’s, DSG, NCG Cinema	Sprout’s Farmers Market	Dillard’s, JCPenney, Macy’s, DSG, Dark Box	Dillard’s, JCP, Macy’s, Whole Foods, CMX Theatres
(1)	Source: third party market report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 13 – International Plaza

The following table presents certain information relating to the operating history and underwritten cash flows of the International Plaza Property:

Operating History and Underwriting Net Cash Flow
	2021	2022	2023	2024	TTM 7/31/2025	Underwritten(1)	Per Square Foot	%(2)
In-Place Base Rent	$37,960,903	$41,234,573	$42,470,247	$48,403,556	$50,791,822	$52,896,395	$65.81	83.5%
Rent Steps	$0	$0	$0	$0	$0	$1,037,826	$1.29	1.6%
Percentage Rent(3)	$6,625,642	$11,473,014	$9,094,236	$9,355,580	$10,078,657	$8,543,749	$10.63	13.5%
RMU & Center Ops	$1,349,745	$1,541,975	$1,447,157	$1,059,307	$803,906	$897,996	$1.12	1.4%
Bad Debt/Collection Loss	($2,895,827)	($175,889)	$1,549,950	-$1,172,442	$335,987	$0	$0.00	0.0%
Gross up of Vacant Space	$0	$0	$0	$0	$0	$866,042	$1.08	1.4%
Gross Potential Rent	$48,832,117	$54,425,451	$51,461,690	$59,990,885	$61,338,398	$64,242,008	$79.93	101.4%
Less: Vacancy	$0	$0	$0	$0	$0	$866,042	$1.08	1.4%
Net Rental Income	$48,832,117	$54,425,451	$51,461,690	$59,990,885	$61,338,398	$63,375,966	$78.85	100.0%
Tenant Reimbursements	$19,994,559	$22,437,947	$23,568,566	$25,023,910	$26,586,322	$28,019,600	$34.86	44.2%
Additional Electric Recovery	$1,345,318	$1,246,577	$1,278,414	$1,110,175	$994,278	$1,544,376	$1.92	2.4%
Total Recoveries	$21,339,877	$23,684,524	$24,846,980	$26,134,085	$27,580,600	$29,563,976	$36.78	46.6%
Tenant Services Recovery	$668,681	$833,913	$1,285,145	$1,868,630	$1,938,469	$2,035,718	$2.53	3.2%
Sponsorship & Gift Card Revenue	$884,259	$976,380	$1,105,604	$1,398,723	$1,501,992	$1,150,202	$1.43	1.8%
Lease Termination Income	$219,280	$16,569	$2,475,607	$383,670	$259,228	$470,000	$0.58	0.7%
Parking Income	$56,799	$24,110	$118,988	$168,718	$169,207	$162,950	$0.20	0.3%
Other Income	$515,488	$767,306	$843,848	$872,097	$909,713	$844,064	$1.05	1.3%
Effective Gross Income	$72,516,501	$80,728,253	$82,137,862	$90,816,808	$93,697,607	$97,602,876	$121.44	154.0%
Management Fee	$3,266,764	$3,526,311	$3,847,278	$4,111,381	$4,309,443	$1,000,000	$1.24	1.0%
Cost of Tenant Services	$664,009	$776,443	$957,443	$1,436,096	$1,433,860	$1,274,589	$1.59	1.3%
General and Administrative	$257,382	$195,848	$243,786	$147,502	$232,133	$106,415	$0.13	0.1%
Marketing	$939,024	$982,344	$1,001,379	$1,041,398	$1,129,810	$1,073,629	$1.34	1.1%
Professional Fees	$246,258	$232,236	$339,132	$164,662	$217,496	$137,468	$0.17	0.1%
Utilities	$3,252,981	$2,984,341	$3,462,721	$2,769,889	$2,806,512	$3,241,248	$4.03	3.3%
Repairs and Maintenance	$2,586,676	$2,581,915	$2,232,493	$2,911,385	$3,100,610	$2,813,357	$3.50	2.9%
Janitorial	$1,053,614	$1,071,305	$1,197,278	$1,365,293	$1,444,797	$1,500,665	$1.87	1.5%
Security	$1,336,098	$1,425,808	$1,834,258	$1,620,826	$1,573,314	$1,695,858	$2.11	1.7%
Other Variable Expense	$436,003	$506,838	$528,852	$385,540	$459,416	$379,350	$0.47	0.4%
Real Estate Taxes	$8,209,572	$8,056,494	$8,015,933	$7,995,037	$8,155,086	$8,503,113	$10.58	8.7%
Insurance	$530,852	$667,181	$721,424	$1,283,150	$1,748,827	$1,047,425	$1.30	1.1%
Ground Rent	$964,115	$962,173	$965,672	$952,358	$934,288	$935,205	$1.16	1.0%
Total Expenses	$23,743,348	$23,969,237	$25,347,649	$26,184,517	$27,545,592	$23,708,322	$29.50	24.3%
Net Operating Income(4)	$48,773,153	$56,759,016	$56,790,213	$64,632,291	$66,152,015	$73,894,554	$91.94	75.7%
Replacement Reserves	$0	$0	$0	$0	$0	$249,262	$0.31	0.3%
TI/LC	$0	$0	$0	$0	$0	$673,680	$0.84	0.7%
Net Cash Flow	$48,773,153	$56,759,016	$56,790,213	$64,632,291	$66,152,015	$72,971,613	$90.79	74.8%
(1)	Based on the underwritten rent roll dated July 31, 2025 with rent steps through October 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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(2)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.
(3)	Assumes Based on TTM June 2025 sales and breakpoints and overage percentages for each individual tenant. Proforma sales figures were assumed for Zara (120) and Louis Vuitton (272) as TTM June 2025 sales are not representative of full year sales. Additionally, underwriting provides credit for Bar Louie who is a percent in lieu tenant that is currently in bankruptcy proceedings. Bar Louie remains current on rental payments and Sponsor expects lease to be affirmed.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting of rent steps, tenant reimbursements and a management fee cap of $1,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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No. 14 – Parkview Tullahoma
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,500,000	Title:	Fee
Cut-off Date Principal Balance:	$18,500,000	Property Type - Subtype:	Multifamily – Independent Living
% of Pool by IPB:	2.2%	Net Rentable Area (Units):	100
Loan Purpose:	Refinance	Location:	Tullahoma, TN
Borrower:	J & J Tullahoma, LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsors:	John V. McBride	Occupancy:	96.0%
Interest Rate:	6.35000%	Occupancy Date:	8/1/2025
Note Date:	9/3/2025	4th Most Recent NOI (As of)(1):	$964,552 (12/31/2022)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of) (1):	$1,198,754 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of) (1):	$1,690,161 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,840,204 (TTM 6/30/2025)
Original Amortization:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$4,107,583
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$2,159,523
Lockbox / Cash Management:	Springing / Springing	UW NOI(1):	$1,948,060
Additional Debt:	No	UW NCF:	$1,923,060
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$29,000,000 / $290,000
Additional Debt Type:	N/A	Appraisal Date:	7/14/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$185,000
Taxes:	$163,513	$20,439	N/A	Maturity Date Loan / Unit:	$185,000
Insurance:	$42,285	$4,698	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$0	$2,083	N/A	Maturity Date LTV:	63.8%
Debt Service Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.61x
				UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,500,000	100.0%	Existing Debt	$14,074,190	76.1%
			Closing Costs	228,112	1.2
			Upfront Reserves	205,798	1.1
			Return of Equity	3,991,899	21.6
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

(1) The increase in NOI is primarily driven by the property stabilizing after it was delivered to market in 2021. Occupancy has increased from 77.5% to 96.0% since 2022 and rents in-place have increased from $2.6 million to $4.1 million from 2023 to lender underwriting which is based off a July 2025 rent roll.

The Loan. The Parkview Tullahoma mortgage loan (the “Parkview Tullahoma Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $18,500,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 100-unit, independent living multifamily property located in Tullahoma, Tennessee (the “Parkview Tullahoma Property”). The Parkview Tullahoma Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.35000% per annum on an Actual/360 basis.

The Property. The Parkview Tullahoma Property is a 100-unit, independent living community located in Tullahoma, TN. Completed in 2020, the Parkview Tullahoma Property has 15 studio units, 31 one-bedroom units, 36 deluxe one-bedroom units, 16 two-bedroom units, and 2 deluxe two-bedroom units located across a two-story residential building. All units include a full refrigerator and feature either a patio or balcony. Deluxe units also feature an oven and stovetop. The Parkview Tullahoma Property features a comprehensive amenity package, including 24/7 on-site management and security, a dining hall with chef- prepared meals, guest dining room with catering service for visitors, a movie theater, fitness center, full-service barbershop and salon, library room, a pool table/bar room, spa/massage room, and laundry services. While the Parkview Tullahoma Property offers a variety of community amenities and dining services that are in line with other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 14 – Parkview Tullahoma

independent living properties, no additional care or ancillary services are provided. As of August 1, 2025, the Parkview Tullahoma Property was 96.0% occupied.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	15	15.0%	14	93.3%	464	$2,506	$5.34
One Bedroom	31	31.0%	30	96.8%	573	$3,106	$5.42
Deluxe One Bedroom	36	36.0%	35	97.2%	690	$3,621	$5.25
Two Bedroom	16	16.0%	15	93.8%	1,023	$4,539	$4.44
Deluxe Two Bedroom	2	2.0%	2	100.0%	1,110	$4,463	$4.02
Total/Wtd. Avg.	100	100.0%	96	96.0%	682	$3,458	$5.16
(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
77.5%	84.8%	94.0%	96.0%
(1)	Historical occupancies represent the average occupancy of each respective year.
(2)	Current occupancy is as of August 1, 2025

The Market. The Parkview Tullahoma Property is located in Tullahoma, Tennessee, approximately 73 miles southeast of Nashville, Tennessee within the Nashville-Davidson-Murfreesboro-Franklin metropolitan statistical area (“TN MSA”). As of 2024, the TN MSA has an estimated population of approximately 2.2 million people. According to the appraisal, there are no competitive properties within the Parkview Tullahoma Property’s primary market area, with no additional independent living facilities proposed or currently under construction. According to ESRI population data, residents age 65 or older account for approximately 22.1% of the total population within the Parkview Tullahoma Property’s primary market area as of 2024. According to the appraisal, this demographic is projected to grow an additional 12.5% from 2024 to 2029 and is projected to account for 24.1% of the total population within the Parkview Tullahoma Property’s primary market area. Per a third-party market report, the estimated population for 2029 within a one-, three-, and five- mile radius is 2,201, 19,915, and 25,785, respectively. Median household income within the same radii is $66,617, $61,043, and $61,136, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 14 – Parkview Tullahoma

The following table presents certain information relating to comparable multifamily rentals to the Parkview Tullahoma Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Monthly Rent ($/month)(2)(3)
Parkview Tullahoma 1601 Cedar Ln Tullahoma, TN	2020 / NAP	96.0%	100	Studio - $2,506 One Bedroom - $3,106 One Bedroom Deluxe - $3,621 Two Bedroom - $4,539 Two Bedroom Deluxe - $4,463 Second Person Fee - $1,100 Community Fees - $2,000
Morning Pointe Tullahoma 711 Kings Lane Tullahoma, TN	2003 / NAV	100.0%	50	Studio - $4,900 One Bedroom - $5,575 Two Bedroom - $6,100 Second Person Fee - $1,725 Community Fees - $2,500
McArthur Manor Assisted Living 119 Bryan Avenue Manchester, TN	2008 / NAV	96.0%	48	Studio - $4,595 One Bedroom - $5,995 Second Person Fee - $1,500 Community Fees - $1,750
Harmony at Victory Station 211 Fortress Blvd Murfreesboro, TN	2018 / NAV	96.0%	93(4)	One Bedroom - -$3,500 Two Bedroom - $4,300 Second Person Fee - $1,080 Community Fees - $2,000
Everlan of Hixson 2760 Northpoint Blvd Hixson, TN	2017 / NAV	98.0%	89	Studio - $3,300 One Bedroom - $3,660 Two Bedroom - $5,200 Second Person Fee - $900 Community Fees - $2,000
Creekside at Shallowford 7511 Shallowford Rd Chattanooga, TN	1998 / NAV	84.0%	125	Studio - $2,500 One Bedroom - $2,700 Two Bedroom - $3,500 Second Person Fee - $1,079 Community Fees - $2,500
(1)	Source: Appraisal, except for the Parkview Tullahoma Property, which information is based on the underwritten rent roll dated August 1, 2025.
(2)	Represents the average in-place rents of occupied units.
(3)	Average Monthly Rent ($/month) excludes second person fees and community fees.
(4)	Represents the number of independent living units at the property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Parkview Tullahoma Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$2,990,506	$3,546,863	$3,773,778	$4,123,123	$41,231	94.4%
Vacant Rent	0	0	0	0	0	0.0
Other Income(3)	195,411	221,474	221,878	246,678	2,467	5.6
Gross Potential Rent	$3,185,916	$3,768,337	$3,995,656	$4,369,801	$43,698	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$3,185,916	$3,768,337	$3,995,656	$4,369,801	$43,698	100.0%
(Vacancy/Credit Loss)(4)	0	0	0	(262,218)	(2,622)	(6.0)
Effective Gross Income	$3,185,916	$3,768,337	$3,995,656	$4,107,583	$41,076	94.0%

Total Expenses	$1,987,163	$2,078,176	$2,155,452	$2,159,523	$21,595	52.6%

Net Operating Income(5)	$1,198,754	$1,690,161	$1,840,204	$1,948,060	$19,481	47.4%

Total TI/LC, Capex/RR	0	0	0	25,000	250	0.6

Net Cash Flow	$1,198,754	$1,690,161	$1,840,204	$1,923,060	$19,231	46.8%
(1)	TTM column represents the trailing 12 months ending June 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(3)	Other Income is comprised of reservation fees, storage income, other services and additional meals income.
(4)	Underwritten (Vacancy/Credit Loss) includes $262,218 of Underwritten rent concessions.
(5)	The increase in NOI is primarily driven by the property stabilizing after it was delivered to market in 2021. Occupancy has increased from 77.5% to 96.0% since 2022 and rents in-place have increased from $2.6 million to $4.1 million from 2023 to lender underwriting which is based off a July 2025 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 15 – 285 Lafayette
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,000,000	Title:	Fee
Cut-off Date Principal Balance:	$17,000,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	2.0%	Net Rentable Area (SF):	15,136
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	285 Lafayette C2 LLC	Year Built / Renovated:	1900 / 2004
Borrower Sponsor:	Seryl Kushner	Occupancy:	100.0%
Interest Rate:	6.27000%	Occupancy Date:	8/1/2025
Note Date:	9/29/2025	4th Most Recent NOI (As of):	$1,578,471 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$1,389,946 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,387,219 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,311,117 (TTM 7/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,890,532
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$462,492
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,428,040
Additional Debt:	No	UW NCF:	$1,400,769
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,700,000 / $2,094
Additional Debt Type:	N/A	Appraisal Date:	8/12/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,123
Taxes:	$88,578	$22,145	N/A	Maturity Date Loan / SF:	$1,123
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	53.6%
Replacement Reserves:	$0	$189	N/A	Maturity Date LTV:	53.6%
TI/LC:	$0	$2,083	N/A	UW NCF DSCR:	1.30x
Other Reserves(2):	$130,249	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,000,000	100.0%	Loan Payoff	$15,968,935	93.9%
			Closing Costs(3)	635,365	3.7
			Upfront Reserves	218,827	1.3
			Return of Equity	176,872	1.0
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%
(1)	At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the 285 Lafayette Property (as defined below) does not constitute an approved blanket or umbrella policy pursuant to the 285 Lafayette Mortgage Loan (as defined below) documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof. At origination, a blanket policy was in place.
(2)	Other Reserves are comprised of an upfront unfunded free rent reserve of approximately $113,163 for the tenant Rye by Martin Auer, and an upfront condominium charges reserve of $17,086.
(3)	Closing Costs include a rate buydown fee of $170,000.

The Loan. The 285 Lafayette mortgage loan (the “285 Lafayette Mortgage Loan”) is secured by the borrower’s fee interest in a 15,136 square foot anchored retail property located in the SoHo neighborhood of New York, New York (the “285 Lafayette Property”). The 285 Lafayette Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.27000% per annum on an Actual/360 basis.

The Property. The 285 Lafayette Property is comprised of a multi-level, 15,136 square foot, retail condominium unit located within a nine-story plus lower level, residential building located at 285 Lafayette Street in the SoHo neighborhood of New York, New York. The 285 Lafayette Property was originally constructed in 1900 and was most recently renovated in 2004. The 285 Lafayette Property is comprised of 11,658 square feet of retail space, consisting of one ground floor and three multi-level retail suites along Lafayette Street and Mulberry Street, 3,204 square feet of lower-level storage space, and 274 square feet of lobby space. The 285 Lafayette Property constitutes a single commercial condominium unit in a condominium

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 15 – 285 Lafayette

comprised of 30 residential condominium units and two commercial condominium units, has an 11.5% common interest in the condominium, and does not control the condominium.

As of August 1, 2025, the 285 Lafayette Property was 100.0% leased to six tenants. As of the cut-off date, the tenants at the 285 Lafayette Property had a weighted average lease term of 17.2 years with a weighted average lease term remaining of 8.0 years.

Major Tenants. The three largest tenants based on net rentable area are Benjamin New York LLC (“Benjamin Salon”), Rye by Martin Auer, and Rodchenko Realty Corp., d/b/a GOSPEL (“GOSPEL”).

Benjamin Salon (4,202 square feet; 27.8% of total net rentable area; 16.1% of total underwritten base rent). Founded in 2012 by Benjamin Mohapi, Benjamin Salon is a Los Angeles based hair care brand with locations in Los Angeles and New York City. Benjamin Salon offers services in styling, color, treatments and extensions. Benjamin Salon has been a tenant at the 285 Lafayette Property since April 2023 and has a current lease term through April 2033 with two, five-year renewal options and no termination options remaining.

Rye by Martin Auer (3,700 square feet; 24.4% of total net rentable area; 33.4% of total underwritten base rent). Founded in Graz, Austria, Rye by Martin Auer is known for its handcrafted breads, pastries, and café offerings with more than 50 locations across Europe. Rye by Martin Auer is the bakery’s U.S. flagship location as part of its global expansion. Rye by Martin Auer executed a lease at the 285 Lafayette Property in May 2025 with a lease term through November 2035 with one, five-year renewal option. Rye by Martin Auer is not yet in occupancy and is in the process of submitting applications for approvals to build out its space. Rye by Martin Auer has free rent through mid-November 2025, as well as free rent in May and June 2027. Rye by Martin Auer has the right to abate its rent on a daily basis due to a Permit Delay (as defined in the Preliminary Prospectus) and to terminate its lease if a Permit Delay continues for more than one year. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the Preliminary Prospectus.

GOSPEL (3,204 square feet; 21.2% of total net rentable area; 4.2% of total underwritten base rent). Founded in 2017, GOSPEL is a sound-centric, late-night institution with a dual-floor experience that is located at 281 Lafayette Street, adjacent to the 285 Lafayette Property. GOSPEL leases 3,204 square feet of storage space at the 285 Lafayette Property. Rodchenko Realty Corp. has been a tenant at the 285 Lafayette Property since May 2002 and currently does business as GOSPEL with a lease term through April 2032 with no renewal or termination options remaining.

Appraisal. The 285 Lafayette Property had an “as-is” appraised value of $31,700,000 as of August 12, 2025. Based on the “as-is” value of $31,700,000, the Cut-off Date LTV and Maturity Date LTV for the 285 Lafayette Mortgage Loan are each 53.6%.

285 Lafayette Appraised Value(1)
Property	Value	Capitalization Rate
285 Lafayette	$31,700,000	5.25%
(1)	Source: Appraisals.

Environmental. The Phase I environmental assessment of the 285 Lafayette Property dated August 28, 2025 identified no recognized environmental conditions.

The following table presents certain information relating to the occupancy of the 285 Lafayette Property:

Occupancy(1)
Property	12/31/2021	12/31/2022	12/31/2023	12/31/2024	Current(2)
285 Lafayette	87.3%	100.0%	100.0%	100.0%	100.0%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent roll dated August 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

156

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 15 – 285 Lafayette

The following table presents certain information relating to the major tenants at the 285 Lafayette Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Benjamin Salon	NR/NR/NR	4,202	27.8%	$309,000	16.1%	$73.54	4/30/2033	2 x 5 yr	N
Rye by Martin Auer	NR/NR/NR	3,700	24.4%	$640,000	33.4%	$172.97	11/30/2035	1 x 5 yr	Y(2)
GOSPEL	NR/NR/NR	3,204	21.2%	$81,037	4.2%	$25.29	4/30/2032	N	N
Leap	NR/NR/NR	2,046	13.5%	$254,616	13.3%	$124.45	5/31/2027	1 x 5 yr	N
Officina Profumo	NR/NR/NR	1,710	11.3%	$591,418	30.9%	$345.86	10/31/2028	N	N
285 Lafayette Street Condo	NR/NR/NR	274	1.8%	$40,409	2.1%	$147.48	7/30/2109	N	N
Major Tenants Subtotal/Wtd. Avg.		15,136	100.0%	$1,916,480	100.0%	$126.62
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		15,136	100.0%	$1,916,480	100.0%	$126.62
Vacant Space		0	0.0%
Total/Wtd. Avg.		15,136	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025 and inclusive of $36,794 of contractual rent steps through July 31, 2026.
(2)	Rye by Martin Auer is not yet in occupancy and is in the process of submitting applications for approvals to build out its space. Rye by Martin Auer has free rent through mid-November 2025, as well as free rent in May and June 2027. Rye by Martin Auer has the right to abate its rent on a daily basis due to a Permit Delay and to terminate its lease if a Permit Delay continues for more than one year. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the Preliminary Prospectus.

The following table presents certain information relating to the lease rollover schedule at the 285 Lafayette Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	1	2,046	13.5%	$254,616	13.3%	2,046	13.5%	$254,616	13.3%
2028	1	1,710	11.3%	$591,418	30.9%	3,756	24.8%	$846,034	44.1%
2029	0	0	0.0%	$0	0.0%	3,756	24.8%	$846,034	44.1%
2030	0	0	0.0%	$0	0.0%	3,756	24.8%	$846,034	44.1%
2031	0	0	0.0%	$0	0.0%	3,756	24.8%	$846,034	44.1%
2032	1	3,204	21.2%	$81,037	4.2%	6,960	46.0%	$927,070	48.4%
2033	1	4,202	27.8%	$309,000	16.1%	11,162	73.7%	$1,236,070	64.5%
2034	0	0	0.0%	$0	0.0%	11,162	73.7%	$1,236,070	64.5%
2035 & Beyond	2	3,974	26.3%	$680,409	35.5%	15,136	100.0%	$1,916,480	100.0%
Total	6	15,136	100.0%	$1,916,480	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025, and inclusive of $36,794 of contractual rent steps through July 31, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

157

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 15 – 285 Lafayette

The following table presents certain information relating to the operating history and underwritten net cash flows of the 285 Lafayette Property:

Operating History and Underwritten Net Cash Flow
	12/31/2021	12/31/2022	12/31/2023	12/31/2024	TTM 7/31/2025(1)	Underwritten(1)	Per Square Foot	%(2)
Base Rent	$1,712,509	$1,907,617	$1,776,318	$1,783,295	$1,706,220	$1,879,685	$124.19	94.5%
Contractual Rent Steps	$0	$0	$0	$0	$0	$36,794	$2.43	1.8%
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0	$0.00	0.0%
Reimbursements	$116,356	$111,848	$70,550	$72,059	$72,700	$73,553	$4.86	3.7%
Gross Potential Income	$1,828,865	$2,019,465	$1,846,868	$1,855,354	$1,778,920	$1,990,033	$131.48	100.0%
Economic Vacancy & Credit Loss	$0	$0	$0	$0	$0	($99,502)	($6.57)	(5.0%)
Effective Gross Income	$1,828,865	$2,019,465	$1,846,868	$1,855,354	$1,778,920	$1,890,532	$124.90	95.0%

Real Estate Taxes	$257,076	$237,588	$248,256	$256,464	$260,926	$255,909	$16.91	13.5%
Management Fee	$54,866	$60,584	$55,406	$55,661	$53,368	$56,716	$3.75	3.0%
Insurance	$29,968	$38,732	$38,718	$40,929	$38,945	$35,303	$2.33	1.9%
Other Expenses(3)	$104,777	$104,090	$114,542	$115,081	$114,564	$114,564	$7.57	6.1%
Total Operating Expenses	$446,686	$440,994	$456,922	$468,135	$467,803	$462,492	$30.56	24.5%

Net Operating Income	$1,382,179	$1,578,471	$1,389,946	$1,387,219	$1,311,117	$1,428,040	$94.35	75.5%
Replacement Reserves	$0	$0	$0	$0	$0	$2,270	$0.15	0.1%
TI/LC	$0	$0	$0	$0	$0	$25,000	$1.65	1.3%
Net Cash Flow	$1,382,179	$1,578,471	$1,389,946	$1,387,219	$1,311,117	$1,400,769	$92.55	74.1%
(1)	Based on the underwritten rent roll dated August 1, 2025, and inclusive of $36,794 of contractual rent steps through July 31, 2026.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Other Expenses includes payroll and benefits and repairs and maintenance expenses.

The Market. The 285 Lafayette Property is located at 285 Lafayette Street in the SoHo neighborhood of New York, New York with frontage along Lafayette, Jersey, and Mulberry Streets. According to the appraisal, SoHo is known for its variety of retailers ranging from upscale boutiques to national and international chains with strong leasing activity from consistent demand from apparel and accessories tenants. Notable retailers in the SoHo neighborhood include Bloomingdale’s, Nike, Alexander Wang, Off-White, and Acne Studios, amongst others.

According to a third-party market research report, the 285 Lafayette Property is located in the SoHo retail submarket of New York City. As of August 6, 2025, the SoHo retail submarket had a total inventory of 4,039,230 square feet, an overall vacancy rate of 4.3%, and market asking rent of $133.74 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

158

Structural and Collateral Term Sheet	BBCMS 2025-5C38
No. 15 – 285 Lafayette

The following table presents information relating to comparable retail leases for the 285 Lafayette Property:

Comparable Retail Rental Summary(1)
Property Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement (Year-Quarter)	Lease Term (Mos.)	Base Rent (PSF)
285 Lafayette Street	-	Rye by Martin Auer(2)	3,700 SF(2)	2025-2(2)	120.5 mos. (2)	$172.97(2)
New York, NY
Lafayette Street New York, NY	0.0 mi	Confidential	10,433 SF	2025-2	120.0 mos.	$95.85
300 Lafayette Street New York, NY	0.1 mi	Goldwin	1,815 SF	2025-2	113.0 mos.	$358.13
62 Prince Street New York, NY	0.1 mi	Ray Ban	2,354 SF	2025-1	120.0 mos.	$509.77
300 Lafayette Street New York, NY	0.1 mi	New Era	6,195 SF	2024-4	84.0 mos.	$326.14
543 Broadway New York, NY	0.2 mi	Crocs	8,040 SF	2024-4	120.0 mos.	$199.00
579 Broadway New York, NY	0.2 mi	Nespresso	5,325 SF	2024-4	126.0 mos.	$234.74
357 Lafayette Street New York, NY	0.2 mi	Joe & The Juice	2,194 SF	2022-3	120.0 mos.	$136.74
105 Wooster Street New York, NY	0.3 mi	Tecovas	8,700 SF	2025-1	120.0 mos.	$160.92
423 Broome Street New York, NY	0.3 mi	Mod Ref	3,000 SF	2024-4	60.0 mos.	$76.00
459 Broome Street New York, NY	0.4 mi	Vispring	4,172 SF	2025-1	120.0 mos.	$122.24
55 Mercer Street New York, NY	0.4 mi	Odd Muse	4,000 SF	2025-1	120.0 mos.	$150.00
41 Greene Street New York, NY	0.4 mi	Veronica Beard	3,500 SF	2025-3	120.0 mos.	$314.29
458 Broadway New York, NY	0.4 mi	Magnlens	2,400 SF	2025-1	120.0 mos.	$316.67
26 Mercer Street New York, NY	0.5 mi	Upscale Tattoo Shop	3,200 SF	2025-2	120.0 mos.	$99.38
427 Broadway New York, NY	0.5 mi	Hello82	6,700 SF	2025-2	84.0 mos.	$112.01
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated August 1, 2025. Base Rent (PSF) excludes rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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Structural and Collateral Term Sheet	BBCMS 2025-5C38
Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479
Walter Johnston – Director	walter.johnston@barclays.com	(212) 526-5248
Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972
Matthew Jacob – Assistant Vice President	matthew.jacob@barclays.com	(212) 526-7268

Barclays CMBS Trading
Sonya Naths - Director	sonya.naths@barclays.com	(917) 416-0219

Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780
Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780

Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295
Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343

Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270
Daniel Penn – Managing Director	daniel.penn@db.com	(212) 250-5149

Goldman CMBS Capital Markets and Banking
Scott Epperson – Managing Director	scott.epperson@gs.com	(212) 934-2882
Scott Walter – Managing Director	scott.walter@gs.com	(212) 357-8910
Justin Peterson – Vice President	justin.peterson@gs.com	(212) 902-4283
Lisa Schexnayder – Vice President	Lisa.schexnayder@gs.com	(212) 902-2330

UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832
Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278
Andrew Lisa – Executive Director	andrew.lisa@ubs.com	(212) 713-3506

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

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